     AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON JULY 13, 1998
                                                 REGISTRATION NO. 333-
                                                 REGISTRATION NO. 333-       -01
================================================================================

                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549
                            ------------------------

                                    FORM S-4

                             REGISTRATION STATEMENT
                        UNDER THE SECURITIES ACT OF 1933
                            ------------------------

         PROVIDENT BANKSHARES CORPORATION                             PROVIDENT TRUST I
   (Exact Name of Registrant as Specified in its     (Exact Name of Registrant as Specified in its Trust
                      Charter)                                           Agreement)
                     MARYLAND                                             DELAWARE
           (State or Other Jurisdiction                         (State or Other Jurisdiction
         of Incorporation or Organization)                    of Incorporation or Organization)
                       6712                                                 6719
           (Primary Standard Industrial                         (Primary Standard Industrial
            Classification Code Number)                          Classification Code Number)
                     52-158642                                           52-2103882
      (I.R.S. Employer Identification Number)              (I.R.S. Employer Identification Number)
             114 EAST LEXINGTON STREET                            114 EAST LEXINGTON STREET
             BALTIMORE, MARYLAND 21202                            BALTIMORE, MARYLAND 21202
                  (410) 277-7000                                       (410) 277-7000
(Address, including Zip Code and Telephone Number,   (Address, including Zip Code and Telephone Number,
  including Area Code, of Registrant's Principle       including Area Code, of Registrant's Principle
                 Executive Offices)                                  Executive Offices)
                  PETER M. MARTIN                                      JAMES R. WALLIS
       PRESIDENT AND CHIEF EXECUTIVE OFFICER                         TRUST ADMINISTRATOR
             114 EAST LEXINGTON STREET                            114 EAST LEXINGTON STREET
             BALTIMORE, MARYLAND 21202                            BALTIMORE, MARYLAND 21202
                  (410) 277-7000                                       (410) 277-7000
 (Name, Address, including Zip Code and Telephone     (Name, Address, including Zip Code and Telephone
                       Number,                                             Number,
    including Area Code, of Agent for Service)           including Area Code, of Agent for Service)

                            ------------------------

                                   COPIES TO:

                            THOMAS J. HAGGERTY, ESQ.
                               MARC P. LEVY, ESQ.
                           MULDOON, MURPHY & FAUCETTE
                          5101 WISCONSIN AVENUE, N.W.
                             WASHINGTON, D.C. 20016
                                 (202) 362-0840
                            ------------------------

  APPROXIMATE DATE OF COMMENCEMENT OF PROPOSED SALE TO THE PUBLIC: AS SOON AS
                     PRACTICABLE AFTER THE EFFECTIVENESS OF
                 THIS REGISTRATION STATEMENT BECOMES EFFECTIVE.

  If any of the securities being registered on this Form are to be offered in connection with the formation of a holding
company and there is compliance with General Instruction G, check the following box. [ ]
                            ------------------------

                                                     Registration Fee
=================================================================================================================================
                                                                AMOUNT       PROPOSED MAXIMUM    PROPOSED MAXIMUM     AMOUNT OF
                       TITLE OF EACH                             TO BE        OFFERING PRICE    AGGREGATE OFFERING   REGISTRATION
           CLASS OF SECURITIES BEING REGISTERED              REGISTERED(1)      PER SHARE            PRICE(2)           FEE(2)
---------------------------------------------------------------------------------------------------------------------------------
Exchange Capital Securities of Provident Trust I...........   $40,000,000         100%             $40,000,000         $12,122
---------------------------------------------------------------------------------------------------------------------------------
Exchange Junior Subordinated Deferrable Interest Debentures
  of Provident Bankshares Corporation......................   $40,000,000         100%             $40,000,000          N/A
---------------------------------------------------------------------------------------------------------------------------------
Provident Bankshares Corporation Guarantee with respect to
  Exchange Capital Securities(3)...........................      N/A              N/A                N/A                N/A
---------------------------------------------------------------------------------------------------------------------------------
Total......................................................   $40,000,000         100%             $40,000,000         $12,122
=================================================================================================================================

(1) Estimated solely for the purpose of computing the registration fee.
(2) No separate consideration will be received for the Exchange Junior Subordinated Deferrable Interest Debentures of Provident Bankshares Corporation (the "Junior Subordinated Debentures") distributed upon any liquidation of Provident Trust I in exchange for the 8.29% Exchange Capital Securities (the "Exchange Capital Securities").
(3) No separate consideration will be received for the Provident Bankshares Corporation Guarantee.
                            ------------------------

    THE REGISTRANTS HEREBY AMEND THIS REGISTRATION STATEMENT ON SUCH DATE OR DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANTS SHALL FILE A FURTHER AMENDMENT WHICH SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH SECTION 8(a) OF THE SECURITIES ACT OF 1933 OR UNTIL THIS REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON SUCH DATE AS THE COMMISSION, ACTING PURSUANT TO SAID SECTION 8(a), MAY DETERMINE.

    INFORMATION CONTAINED HEREIN IS SUBJECT TO COMPLETION OR AMENDMENT. A REGISTRATION STATEMENT RELATING TO THESE SECURITIES HAS BEEN FILED WITH THE SECURITIES AND EXCHANGE COMMISSION. THESE SECURITIES MAY NOT BE SOLD NOR MAY OFFERS TO BUY BE ACCEPTED PRIOR TO THE TIME THE REGISTRATION STATEMENT BECOMES EFFECTIVE. THIS PROSPECTUS SHALL NOT CONSTITUTE AN OFFER TO SELL OR THE SOLICITATION OF AN OFFER TO BUY NOR SHALL THERE BE ANY SALE OF THESE SECURITIES IN ANY STATE IN WHICH SUCH OFFER, SOLICITATION OR SALE WOULD BE UNLAWFUL PRIOR TO REGISTRATION OR QUALIFICATION UNDER THE SECURITIES LAWS OF ANY SUCH STATE.
================================================================================

PROSPECTUS

                               PROVIDENT TRUST I

                             OFFER TO EXCHANGE ITS
                       8.29% EXCHANGE CAPITAL SECURITIES
           (LIQUIDATION AMOUNT $1,000 PER EXCHANGE CAPITAL SECURITY)
          WHICH HAVE BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933
                       FOR ANY AND ALL OF ITS OUTSTANDING
                            8.29% CAPITAL SECURITIES
                (LIQUIDATION AMOUNT $1,000 PER CAPITAL SECURITY)
               UNCONDITIONALLY GUARANTEED, AS DESCRIBED HEREIN BY

                        PROVIDENT BANKSHARES CORPORATION

THE EXCHANGE OFFER AND WITHDRAWAL RIGHTS WILL EXPIRE AT 5:00 P.M., NEW YORK
TIME, ON          , 1998, UNLESS EXTENDED.
                            ------------------------

    Provident Trust I, a statutory business trust created under the laws of the State of Delaware (the "Trust" or "Issuer Trust"), hereby offers, upon the terms and subject to the conditions set forth in this Prospectus (as the same may be amended or supplemented from time to time, the "Prospectus") and in the accompanying Letter of Transmittal (which together constitute the "Exchange Offer"), to exchange up to $40,000,000 aggregate Liquidation Amount of its 8.29% Exchange Capital Securities (the "Exchange Capital Securities") which have been registered under the Securities Act of 1933, as amended (the "Securities Act"), pursuant to a Registration Statement (as defined herein) of which this Prospectus constitutes a part, for a like Liquidation Amount of its outstanding 8.29% Capital Securities (the "Original Capital Securities"), of which $40,000,000 aggregate Liquidation Amount is outstanding. Pursuant to the Exchange Offer, Provident Bankshares Corporation, a Maryland corporation ("Provident" or the "Company"), also is offering to exchange (i) its guarantee of payment of cash distributions and payments on liquidation of the Trust or redemption of the Exchange Capital Securities (the "Exchange Guarantee") for a like guarantee in respect of the Original Capital Securities (the "Original Guarantee") and (ii) 8.29% Exchange Junior Subordinated Deferrable Interest Debentures due April 15, 2028 (the "Exchange Junior Subordinated Debentures") for all of the outstanding 8.29% Original Junior Subordinated Deferrable Interest Debentures due April 15, 2028 (the "Original Junior Subordinated Debentures"), which Exchange Guarantee and Exchange Junior Subordinated Debentures also have been registered under the Securities Act. The Original Capital Securities, the Original Guarantee and the Original Junior Subordinated Debentures are collectively referred to herein as the "Original Securities" and the Exchange Capital Securities, the Exchange Guarantee and the Exchange Junior Subordinated Debentures are collectively referred to herein as the "Exchange Securities."

    The terms of the Exchange Securities are identical in all material respects to the respective terms of the Original Securities, except that (i) the Exchange Securities have been registered under the Securities Act and therefore will not be subject to certain restrictions on transfer under federal and state securities laws applicable to the Original Securities, (ii) the Exchange Capital Securities will not provide for any increase in the Distribution rate thereon and (iii) the Exchange Junior Subordinated debentures will not provide for any increase in the interest rate thereon. See "Description of Exchange Securities" and "Description of Original Securities." The Exchange Capital Securities are being offered for exchange in order to satisfy certain obligations of the Company and the Trust under a Registration Rights Agreement, dated as of April 17, 1998 (the "Registration Rights Agreement"), among the Company, the Trust and the Initial Purchaser (as defined herein). In the event that the Exchange Offer is consummated, any Original Capital Securities which remain outstanding after consummation of the Exchange Offer and the Exchange Capital Securities issued in the Exchange Offer will vote together as a single class for purposes of determining whether holders of the requisite percentage in outstanding Liquidation Amount thereof have taken certain actions or exercised certain rights under the Trust Agreement (as defined herein).

                                               (Continued on the following page)

    This Prospectus and the Letter of Transmittal are first being mailed to all
registered holders of Original Capital Securities as of July   , 1998.

    See "Risk Factors" commencing on page          for certain information that
should be considered by holders in deciding whether to tender Original Capital Securities in the Exchange Offer.

  THESE SECURITIES ARE NOT DEPOSITS OR OTHER OBLIGATIONS OF A BANK AND ARE NOT INSURED BY THE FEDERAL DEPOSIT INSURANCE CORPORATION OR ANY OTHER GOVERNMENTAL
                                    AGENCY.
  THESE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION NOR HAS THE SECURITIES
   AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION PASSED UPON THE ACCURACY OR ADEQUACY OF THIS PROSPECTUS. ANY REPRESENTATIONS TO THE CONTRARY IS
                              A CRIMINAL OFFENSE.

                 THE DATE OF THIS PROSPECTUS IS JULY   , 1998.

(Continued from the previous page)

     As used herein, (i) the "Indenture" means the Junior Subordinated Indenture, dated as of April 17, 1998, between the Company and Bankers Trust Company, as Debenture Trustee (the "Debenture Trustee"), as amended and supplemented from time to time, and (ii) the "Trust Agreement" means the Amended and Restated Trust Agreement relating to the Trust among the Company, as Depositor Company as Property Trustee (the "Property Trustee"), Bankers Trust (Delaware), as the Delaware Trustee (the "Delaware Trustee"), the Administrators named therein (collectively, with the Property Trustee and the Delaware Trustee, the "Issuer Trustees"), and the holders, from time to time, of undivided beneficial interests in the assets of the Trust, as amended and supplemented from time to time. In addition, as the context may require, unless otherwise expressly stated, (i) the term "Capital Securities" means the Original Capital Securities and the Exchange Capital Securities, (ii) the term "Trust Securities" means the Capital Securities and the Common Securities, (iii) the term "Junior Subordinated Debentures" means the Original Junior Subordinated Debentures and the Exchange Junior Subordinated Debentures and (iv) the term "Guarantee" means the Original Guarantee and the Exchange Guarantee.

     The Exchange Capital Securities and the Original Capital Securities represent undivided beneficial interests in the assets of the Trust. The Company is the owner of all of the beneficial interests represented by common securities of the Trust (the "Common Securities"). The Trust exists for the sole purpose of issuing the Capital Securities and the Common Securities and investing the proceeds thereof in the Junior Subordinated Debentures (as defined herein). The Junior Subordinated Debentures will mature on April 15, 2028 (the "Stated Maturity Date"). The Capital Securities will have a preference over the Common Securities under certain circumstances with respect to cash distributions and amounts payable on liquidation, redemption or otherwise. See "Description of Capital Securities -- Subordination of Common Securities."

     Except as provided below, the Exchange Capital Securities will be represented by a global Capital Security in fully registered form, deposited with a custodian for and registered in the name of a nominee of The Depository Trust Company ("DTC"). Beneficial interests in the Exchange Capital Securities will be shown on, and transfers thereof will be effected through, records maintained by DTC and its participants. Beneficial interests in the Exchange Capital Securities will trade in DTC's Same-Day Funds Settlement system and secondary market trading activity in such interests will therefore settle in immediately available funds. The Exchange Capital Securities will be issued, and may be transferred, only in blocks having a Liquidation Amount of not less than $100,000 (100 Capital Securities). See "Description of Capital
Securities -- Book-Entry, Delivery and Form."

     Holders of the Exchange Capital Securities will be entitled to receive preferential cumulative cash distributions accumulating from the date of original issuance and payable semi-annually in arrears on the 15th day of April and October of each year, commencing October 15, 1998, at an annual rate equal to 8.29% on the Liquidation Amount of $1,000 per Capital Security ("Distributions"). The distribution rate and the distribution payment dates and other payment dates for the Exchange Capital Securities will correspond to the interest rate and interest payment dates and other payment dates on the Junior Subordinated Debentures, which will be the sole assets of the Trust. So long as no Event of Default (as defined in the Junior Subordinated Indenture) has occurred and is continuing with respect to the Junior Subordinated Debenture (a "Debenture Event of Default"), the Company has the right to defer payment of interest on the Junior Subordinated Debentures at any time or from time to time for a period not exceeding 10 consecutive semi-annual periods with respect to each deferral period (each, an "Extension Period"), provided that no Extension Period may extend beyond the Stated Maturity of the Junior Subordinated Debentures. No interest shall be due and payable during any Extension Period, except at the end thereof. Upon the termination of any such Extension Period and the payment of all amounts then due, the Company may elect to begin a new Extension Period subject to the requirements set forth herein. If interest payments on the Junior Subordinated Debentures are so deferred, Distributions on the Capital Securities will also be deferred and the Company will not be permitted, subject to certain exceptions described herein, to declare or pay any cash distributions with respect to the Company's stock or with respect to debt securities of the Company that rank pari passu in all respects with or junior to the Junior Subordinated Debentures. During an Extension Period, interest on the Junior Subordinated Debentures will continue to accrue (and the amount of Distributions to which holders of the Capital Securities are entitled will accumulate) at a rate equal to 8.29%, compounded semi-annually, and holders of Capital Securities will be required to accrue income, in the form of original issue discount, for United States federal income tax purposes. See "Description of Junior Subordinated
Debentures -- Option to Extend Interest Payment Period" and "Certain Federal Income Tax Consequences -- Interest Income and Original Issue Discount."

     The Company has and will, through the Guarantee, the Trust Agreement, the Junior Subordinated Debentures and the Junior Subordinated Indenture (each as defined herein), taken together, fully, irrevocably and unconditionally guarantee all the Trust's obligations under the Capital Securities as described below. See "Relationship Among the Capital Securities, the Junior Subordinated Debentures and the Guarantee -- Full and Unconditional Guarantee." The Guarantee of the Company guarantees the payment of Distributions and payments on liquidation or redemption of the Capital Securities, but only in each case to the extent of funds held by the Trust, as described herein. See "Description of Guarantee." If the Company does not make payments on the Junior Subordinated Debentures held by the Trust, the Trust may have insufficient funds to pay Distributions on the Capital Securities. The Guarantee does not cover payment of Distributions when the Trust does not have sufficient funds to pay such Distributions. In such event, a holder of Capital Securities may institute a legal proceeding directly against the Company to enforce payment of such Distributions to such holder. See "Description of Junior Subordinated
Debentures -- Enforcement of Certain Rights by Holders of Capital Securities." The obligations of the Company under the Guarantee and the Capital Securities are subordinate and junior in right of payment to all Senior Indebtedness (as defined in "Description of Junior Subordinated Debentures -- Subordination") of the Company.

     The Capital Securities are subject to mandatory redemption (i) in whole, but not in part, upon repayment of the Junior Subordinated Debentures at the Stated Maturity or their earlier redemption in whole upon the occurrence of a Tax Event, Investment Company Event or Capital Treatment Event (each as defined herein) and (ii) in whole or in part at any time on or after April 15, 2008 contemporaneously with the optional redemption by the Company of the Junior Subordinated Debentures in whole or in part. The Junior Subordinated Debentures are redeemable prior to maturity at the option of the Company (i) on or after April 15, 2008, in whole at any time or in part from time to time, or (ii) in whole, but not in part, at any time within 90 days following the occurrence and continuation of a Tax Event, Investment Company Event or Capital Treatment Event (each as defined herein), in each case at a redemption price set forth herein, which includes the accrued and unpaid interest on the Junior Subordinated Debentures so redeemed to the date fixed for redemption. The ability of the Company to exercise its rights to redeem the Junior Subordinated Debentures or to cause the redemption of the Capital Securities prior to the Stated Maturity may be subject to prior regulatory approval by the Board of Governors of the Federal Reserve System (the "Federal Reserve"), if then required under applicable Federal Reserve capital guidelines or policies. See "Description of Junior Subordinated Debentures -- Redemption" and "Description of Capital Securities -- Liquidation Distribution Upon Dissolution."

     The holders of the outstanding Common Securities have the right at any time to dissolve the Issuer Trust and, after satisfaction of liabilities to creditors of the Issuer Trust as provided by applicable law, to cause the Junior Subordinated Debentures to be distributed to the holders of the Capital Securities and Common Securities in liquidation of the Issuer Trust. The ability of the Company to dissolve the Issuer Trust may be subject to prior regulatory approval of the Federal Reserve, if then required under applicable Federal Reserve capital guidelines or policies. See "Description of Capital
Securities -- Liquidation Distribution Upon Dissolution."

     In the event of the dissolution of the Issuer Trust, after satisfaction of liabilities to creditors of the Issuer Trust as provided by applicable law, the holders of the Capital Securities will be entitled to receive a Liquidation Amount of $1,000 per Capital Security plus accumulated and unpaid Distributions thereon to the date of payment, subject to certain exceptions, which may be in the form of a distribution of such amount in Junior Subordinated Debentures. See "Description of Capital Securities -- Liquidation Distribution Upon Dissolution."

     The Junior Subordinated Debentures are unsecured and subordinated to all Senior Indebtedness of the Company. See "Description of Junior Subordinated Debentures -- Subordination."

     The Company, as holder of the Common Securities, has the right at any time (including, without limitation, upon the occurrence of a Tax Event (as defined herein)) to dissolve the Trust and, after satisfaction of liabilities of creditors of the Trust as required by applicable law, to cause a Like Amount of the Junior Subordinated Debentures to be distributed to the holders of the Trust Securities in liquidation of the Trust, subject to (i) the Company having received an opinion of counsel to the effect that such distribution will not be a taxable event to holders of Capital Securities, and (ii) the receipt of any required regulatory approval. Unless the Junior Subordinated Debentures are distributed to the holders of the Trust Securities, in the event of a liquidation of the Trust as described herein, after satisfaction of liabilities to creditors of the Trust as required by applicable law, the holders of the Trust Securities generally will be entitled to receive a Liquidation Amount of $1,000 per Trust Security plus accumulated and unpaid Distributions thereon to the date of payment. See "Description of Capital Securities -- Liquidation of Distribution Upon Dissolution."

     The Trust is making the Exchange Offer of the Exchange Capital Securities in reliance on the position of the staff of the Division of Corporation Finance of the Securities and Exchange Commission (the "Commission") as set forth in certain interpretive letters addressed to third parties in other transactions. However, neither the Company nor the Trust has sought its own interpretive letter and there can be no assurance that the staff of the Division of Corporation Finance of the Commission would make a similar determination with respect to the Exchange Offer as it has in such interpretive letters to third parties. Based on these interpretations by the staff of the Division of Corporation Finance of the Commission, and subject to the two immediately following sentences, the Company and the Trust believe that Exchange Capital Securities issued pursuant to this Exchange Offer in exchange for Original Capital Securities may be offered for resale, resold and otherwise transferred by a holder thereof (other than a holder who is a broker-dealer) without further compliance with the registration and prospectus delivery requirements of the Securities Act, provided that such Exchange Capital Securities are acquired in the ordinary course of such holder's business and that such holder is not participating, and has no arrangement or understanding with any person to participate, in a distribution (within the meaning of the Securities Act) of such Exchange Capital Securities. However, any holder of Original Capital Securities who is an "affiliate" of the Company or the Trust within the meaning of Rule 405 under the Securities Act (an "Affiliate") or who intends to participate in the Exchange Offer for the purpose of distributing Exchange Capital Securities, or any broker-dealer who purchased Original Capital Securities from the Trust to resell pursuant to Rule 144A under the Securities Act ("Rule 144A") or any other available exemption under the Securities Act, (i) will not be able to rely on the interpretations of the staff of the Division of Corporation Finance of the Commission set forth in the above-mentioned interpretive letters, (ii) will not be entitled to tender such Original Capital Securities in the Exchange Offer, and (iii) must comply with the registration and prospectus delivery requirements of the Securities Act in connection with any sale or other transfer of such Original Capital Securities unless such sale is made pursuant to an exemption from such requirements. In addition, as described below, if any broker-dealer (a "Participating Broker-Dealer") holds Original Capital Securities acquired for its own account as a result of market-making or other trading activities and exchanges such Original Capital Securities for Exchange Capital Securities, then such Participating Broker-Dealer must deliver a prospectus meeting the requirements of the Securities Act in connection with any resales of such Exchange Capital Securities.

     Each holder of Original Capital Securities who wishes to exchange Original Capital Securities for Exchange Capital Securities in the Exchange Offer will be required to represent that (i) it is not an Affiliate of the Company or the Trust, (ii) any Exchange Capital Securities to be received by it are being acquired in the ordinary course of its business, (iii) it has no arrangement or understanding with any person to participate in a distribution (within the meaning of the Securities Act) of such Exchange Capital Securities, and (iv) if such holder is not a broker-dealer, such holder is not engaged in, and does not intend to engage in, a distribution (within the meaning of the Securities Act) of such Exchange Capital Securities. The letter of transmittal contains the foregoing representations. In addition, the Company and the Trust may require such holder, as a condition to such holder's eligibility to participate in the Exchange Offer, to furnish to the Company and the Trust (or an agent thereof) in writing information as to the number of "beneficial owners" (within the meaning of Rule 13d-3 under the Securities Exchange Act of 1934, as amended (the "Exchange Act")) on behalf of who such holder holds Original Capital Securities to be exchanged in the Exchange Offer. Each Participating Broker-Dealer that receives Exchange Capital Securities for its own account pursuant to the Exchange Offer will be deemed to have acknowledged by execution of the Letter of Transmittal or delivery of an Agent's Message (as defined herein) that it acquired the Original Capital Securities for its own account as the result of market-making activities or other trading activities and must agree that it will deliver a prospectus meeting the requirements of the Securities Act in connection with any resale of such Exchange Capital Securities. The Letter of Transmittal states that by so acknowledging and by delivering a prospectus, a Participating Broker-Dealer will not be deemed to admit that it is an "underwriter" within the meaning of the Securities Act. Based on the position taken by the staff of the Division of Corporation Finance of the Commission in the interpretive letters referred to above, the Company and the Trust believe that Participating Broker-Dealers may fulfill their prospectus delivery requirements with respect to the Exchange Capital Securities received upon exchange of such Original Capital Securities (other than Original Capital Securities which represent an unsold allotment from the original sale of the Original Capital Capital Securities) with a prospectus meeting the requirements of the Securities Act, which may be the prospectus prepared for an exchange offer so long as it contains a description of the plan of distribution with respect to the resale of such Exchange Capital Securities. Accordingly, this Prospectus, as it may be amended or supplemented from time to time, may be used by a Participating Broker-Dealer during the period referred to below in connection with resales of Exchange Capital Securities received in exchange for Original Capital Securities where such Original Capital Securities were acquired by such Participating Broker-Dealer for its own account as a result of market-making or other trading activities. Subject to certain provisions set forth in the Registration Rights Agreement, the Company and the Trust have agreed that this Prospectus, as it may be amended or supplemented from time to time, may be used by a Participating Broker-Dealer in connection with resales of such Exchange Capital Securities for a period ending 90 days after the Expiration Date (as defined herein) (subject to extension under certain limited circumstances described below) or, if earlier, when all such Exchange Capital Securities have been disposed of by such Participating Broker-Dealer. See "Plan of Distribution." However, a Participating Broker-Dealer who intends to use this Prospectus in connection with the resale of Exchange Capital Securities received in exchange for Original Capital Securities pursuant to the Exchange Offer must notify the Company or the Trust, or cause the Company or the Trust to be notified, on or prior to the Expiration Date, that it is a Participating Broker-Dealer. Such notice may be given in the space provided for that purpose in the Letter of Transmittal or may be delivered to the Exchange Agent at one of the addresses set forth herein under "The Exchange Offer -- Exchange Agent." Any person, including any Participating Broker-Dealer, who is an Affiliate of the Company or the Trust may not rely on such interpretive letters and must comply with the registration and prospectus delivery requirements of the Securities Act in connection with any resale transaction. See "The Exchange Offer -- Resales of Exchange Capital Securities."

     In that regard, each Participating Broker-Dealer who surrenders Original Capital Securities pursuant to the Exchange Offer will be deemed to have agreed, by execution of the Letter of Transmittal or delivery of an Agent's Message, that, upon receipt of notice from the Company or the Trust of the occurrence of any event or the discovery of any fact which makes any statement contained or incorporated by reference in this Prospectus untrue in any material respect or which causes this Prospectus to omit to state a material fact necessary in order to make the statements contained or incorporated by reference herein, in light of the circumstances under which they were made, not misleading or of the occurrence of certain other events specified in the Registration Rights Agreement, such Participating Broker-Dealer will suspend the sale of Exchange Capital Securities (or the Exchange Guarantee or the Exchange Junior Subordinated Debentures, as applicable) pursuant to this Prospectus until the Company or the Trust has amended or supplemented this Prospectus to correct such misstatement or omission and has furnished copies of the amended or supplemented Prospectus to such Participating Broker-Dealer or the Company or the Trust has given notice that the sale of the Exchange Capital Securities (or the Exchange Guarantee or the Exchange Junior Subordinated Debentures, as applicable) may be resumed, as the case may be. If the Company or the Trust gives such notice to suspend the sale of the Exchange Capital Securities (or the Exchange Guarantee or the Exchange Junior Subordinated Debentures, as applicable), it shall extend the 90-day period referred to above during which Participating Broker-Dealers are entitled to use this Prospectus in connection with the resale of Exchange Capital Securities by the number of days during the period from and including the date of the giving of such notice to and including the date when Participating Broker-Dealers shall have received copies of the amended or supplemented Prospectus necessary to permit resales of the Exchange Capital Securities or to and including the date on which the Company or the Trust has given notice that the sale of Exchange Capital Securities (or the Exchange Guarantee or the Exchange Junior Subordinated Debentures, as applicable) may be resumed, as the case may be.

     Prior to the Exchange Offer, there has been only a limited secondary market and no public market for the Original Capital Securities. The Exchange Capital Securities will be a new issue of securities for which there currently is no market. There can be no assurance as to the development or liquidity of any market for the Exchange Capital Securities. The Company and the Trust currently do not intend to apply for listing of the Exchange Capital Securities on any securities exchange or for quotation through the National Association of Securities Dealers Automated Quotation System ("Nasdaq").

     Any Original Capital Securities not tendered and accepted in the Exchange Offer will remain outstanding and will be entitled to all the same rights and will be subject to the same limitations applicable thereto under the Trust Agreement (except for those rights which terminate upon consummation of the Exchange Offer). Following consummation of the Exchange Offer, the holders of Original Capital Securities will continue to be subject to all of the existing restrictions upon transfer thereof and neither the Company nor the Trust will have any further obligation to such holders (other than under certain limited circumstances) to provide for registration under the Securities Act of the Original Capital Securities held by them. To the extent that Original Capital Securities are tendered and accepted in the Exchange Offer, a holder's ability to sell untendered Original Capital Securities could be adversely affected. See "Risk Factors -- Consequences of a Failure to Exchange Original Capital Securities."

     THIS PROSPECTUS AND THE RELATED LETTER OF TRANSMITTAL CONTAIN IMPORTANT INFORMATION. HOLDERS OF ORIGINAL CAPITAL SECURITIES ARE URGED TO READ THIS PROSPECTUS AND THE RELATED LETTER OF TRANSMITTAL CAREFULLY BEFORE DECIDING WHETHER TO TENDER THEIR ORIGINAL CAPITAL SECURITIES PURSUANT TO THE EXCHANGE OFFER.

     Original Capital Securities may be tendered for exchange on or prior to
5:00 p.m., Eastern Standard Time, on                , 1998 (such time on such
date being hereinafter called the "Expiration Date"), unless the Exchange Offer is extended by the Company or the Trust (in which case the term "Expiration Date" shall mean the latest date and time to which the Exchange Offer is extended). Tenders of Original Capital Securities may be withdrawn at any time on or prior to the Expiration Date. The Exchange Offer is not conditioned upon any minimum Liquidation Amount of Original Capital Securities being tendered for exchange. However, the Exchange Offer is subject to certain events and conditions which may be waived by the Company or the Trust and to the provisions of the Registration Rights Agreement. Original Capital Securities may be tendered in whole or in part having an aggregate Liquidation Amount of not less than $100,000 (100 Capital Securities) and/or any integral multiple of $1,000 Liquidation Amount (one Capital Security) in excess thereof. The Company has agreed to pay all expenses of the Exchange Offer. See "The Exchange
Offer -- Fees and Expenses."

     Holders of Original Capital Securities as of the October 1, 1998 record date for the initial Distribution on October 15, 1998, including such holders who tender their Original Capital Securities pursuant to the Exchange Offer, will be entitled to receive such Distribution. See "The Exchange Offer."

     Neither the Company nor the Trust will receive any cash proceeds from the issuance of the Exchange Capital Securities offered hereby. No dealer-manager is being used in connection with this Exchange Offer. See "Use of Proceeds" and "Plan of Distribution."

     THE EXCHANGE CAPITAL SECURITIES WILL BE ISSUED, AND CAPITAL SECURITIES MAY BE TRANSFERRED, ONLY IN BLOCKS HAVING A LIQUIDATION AMOUNT OF NOT LESS THAN $100,000. ANY TRANSFER, SALE OR OTHER DISPOSITION OF CAPITAL SECURITIES IN A BLOCK HAVING A LIQUIDATION AMOUNT OF LESS THAN $100,000 SHALL BE

DEEMED TO BE VOID AND OF NO LEGAL EFFECT WHATSOEVER. ANY SUCH TRANSFEREE SHALL BE DEEMED NOT TO BE ENTITLED TO THE RECEIPT OF DISTRIBUTIONS ON SUCH CAPITAL SECURITIES, AND SUCH TRANSFEREE SHALL BE DEEMED TO HAVE NO INTEREST WHATSOEVER IN SUCH CAPITAL SECURITIES.

     NO EMPLOYEE BENEFIT OR OTHER PLAN SUBJECT TO TITLE I OF THE EMPLOYEE RETIREMENT INCOME SECURITY ACT OF 1974, AS AMENDED ("ERISA"), OR SECTION 4975 OF THE INTERNAL REVENUE CODE OF 1986, AS AMENDED (THE "CODE") (EACH, A "PLAN"), NO ENTITY WHOSE UNDERLYING ASSETS INCLUDE "PLAN ASSETS" BY REASON OF ANY PLAN'S INVESTMENT IN THE ENTITY (A "PLAN ASSET ENTITY", AND NO PERSON INVESTING "PLAN ASSETS" OF ANY PLAN, MAY ACQUIRE OR HOLD THE CAPITAL SECURITIES OR ANY INTEREST THEREIN, UNLESS SUCH PURCHASER OR HOLDER IS ELIGIBLE FOR THE EXEMPTIVE RELIEF AVAILABLE UNDER U.S. DEPARTMENT OF LABOR PROHIBITED TRANSACTION CLASS EXEMPTION ("PTCE") 96-23, 95-60, 91-38, 90-1 OR 84-14 WITH RESPECT TO SUCH PURCHASE OR HOLDING. ANY PURCHASER OR HOLDER OF THE CAPITAL SECURITIES OR ANY INTEREST THEREIN WILL BE DEEMED TO HAVE REPRESENTED BY ITS PURCHASE AND HOLDING THEREOF THAT IT EITHER (I) IS NOT A PLAN OR A PLAN ASSET ENTITY AND IS NOT PURCHASING SUCH SECURITIES ON BEHALF OF OR WITH "PLAN ASSETS" OF ANY PLAN, OR (II) IS ELIGIBLE FOR THE EXEMPTIVE RELIEF AVAILABLE UNDER PTCE 96-23, 95-60, 91-38, 90-1 OR 84-14 WITH RESPECT TO SUCH PURCHASE OR HOLDING.

     NO DEALER, SALESPERSON OR OTHER INDIVIDUAL HAS BEEN AUTHORIZED TO GIVE ANY INFORMATION OR TO MAKE ANY REPRESENTATIONS OTHER THAN THOSE CONTAINED OR INCORPORATED BY REFERENCE IN THIS PROSPECTUS IN CONNECTION WITH THIS EXCHANGE OFFER AND, IF GIVEN OR MADE, SUCH INFORMATION OR REPRESENTATIONS MUST NOT BE RELIEF UPON AS HAVING BEEN AUTHORIZED BY THE COMPANY OR THE TRUST. NEITHER THE DELIVERY OF THIS PROSPECTUS NOR ANY SALE MADE HEREUNDER SHALL UNDER ANY CIRCUMSTANCE CREATE AN IMPLICATION THAT THERE HAS BEEN NO CHANGE IN THE AFFAIRS OF THE COMPANY OR THE TRUST SINCE THE DATE HEREOF. THIS PROSPECTUS DOES NOT CONSTITUTE AN OFFER OR A SOLICITATION BY ANYONE IN ANY JURISDICTION IN WHICH SUCH OFFER OR SOLICITATION IS NOT AUTHORIZED OR IN WHICH THE PERSON MAKING SUCH OFFER OR SOLICITATION IS NOT QUALIFIED TO DO SO OR ANYONE TO WHOM IT IS UNLAWFUL TO MAKE SUCH OFFER OR SOLICITATION.

                             AVAILABLE INFORMATION

     The Company is subject to the informational requirements of the Exchange Act, and in accordance therewith files reports, proxy statements and other information with the Securities and Exchange Commission (the "SEC" or "Commission"). Such reports, proxy statements and other information can be inspected and copied at the public reference facilities of the Commission at Room 1024, 450 Fifth Street, N.W., Washington, D.C. 20549 and at the regional offices of the Commission located at 7 World Trade Center, 13th Floor, Suite 1300, New York, New York 10048 and Citicorp Center, 14th Floor, Suite 1400, 500 West Madison Street, Chicago, Illinois 60661. Copies of such material also can be obtained at prescribed rates by writing to the Public Reference Section of the Commission at 450 Fifth Street, N.W., Washington, D.C. 20549. Such information also may be accessed through the Commission's electronic data gathering, analysis and retrieval system ("EDGAR") via electronic means, including the Commission's web site on the Internet (http://www.sec.gov). Such reports, proxy statements and other information concerning the Company also can be inspected at the National Association of Securities Dealers, Inc., 1735 K Street, N.W., Washington, D.C. 20006.

     No separate financial statements of the Trust have been included herein. The Company and the Trust do not consider that such financial statements would be material to holders of the Capital Securities because the

Trust is a newly-formed special purpose entity, has no operating history or independent operations and is not engaged in and does not propose to engage in any activity other than holding as Trust assets the Junior Subordinated Debentures and issuing the Trust Securities. See "Provident Trust I" and "Description of Exchange Securities." In addition, the Company does not expect that the Trust will file reports, proxy statements and other information under the Exchange Act with the Commission.

     This Prospectus constitutes a part of a registration statement on Form S-4 (the "Registration Statement") filed by the Company and the Trust with the Commission under the Securities Act. This Prospectus does not contain all the information set forth in the Registration Statement, certain parts of which are omitted in accordance with the rules and regulations of the Commission, and reference is hereby made to the Registration Statement and to the exhibits relating thereto for further information with respect to the Company, the Trust and the Exchange Securities. Any statements contained herein concerning the provisions of any document are not necessarily complete, and, in each instance, reference is made to the copy of such document filed as an exhibit to the Registration Statement or otherwise filed with the Commission. Each such statement is qualified in its entirety by such reference.

                INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

     The following documents filed by the Company with the Commission are incorporated by reference in this Prospectus:

     1. The Company's Annual Report on Form 10-K for the year ended December 31, 1997;

     2. The Corporation's Proxy Statement dated April 15, 1998; and

     3. The Company's Quarterly Report on Form 10-Q for the period ended March 31, 1998.

     All documents subsequently filed by the Company pursuant to Section 13(a), 13(c), 14 or 15(d) of the Exchange Act after the date hereof and prior to the termination of the offering of the Exchange Securities offered hereby shall be deemed to be incorporated by reference in this Prospectus and to be a part of this Prospectus from the date of filing of such documents. Any statement contained herein or in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Prospectus to the extent that a statement contained herein (or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein) modifies or supersedes such statement. Any statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Prospectus.

     As used herein, the terms "Prospectus" and "herein" mean this Prospectus, including the documents incorporated or deemed to be incorporated herein by reference, as the same may be amended, supplemented or otherwise modified from time to time. Statements contained in this Prospectus as to the contents of any contract or other document referred to herein do not purport to be complete, and where reference is made to the particular provisions of such contract or other document, such provisions are qualified in all respects by reference to all of the provisions of such contract or other document.

     Copies of the other documents incorporated by reference herein are available from the Company without charge (other than exhibits to such documents, unless such exhibits are specifically incorporated by reference into the information that this Prospectus incorporates) to any person to whom this Prospectus is delivered, upon written request of such person. Requests for such copies should be directed to Robert L. Davis, General Counsel and Corporate Secretary for the Company, at the principal executive offices located at 114 East Lexington Street, Baltimore, Maryland 21202. The Company's telephone number is (410) 277-7000.

                                    SUMMARY

     The following summary is qualified in its entirety by the more detailed information appearing elsewhere in this Prospectus.

     As used herein, (i) the "Junior Subordinated Indenture" means the Junior Subordinated Indenture, as amended and supplemented from time to time, between the Company and Bankers Trust Company, as trustee (the "Debenture Trustee"), pursuant to which the Junior Subordinated Debentures are issued, (ii) the "Trust Agreement" means the Amended and Restated Trust Agreement relating to the Issuer Trust, as amended and supplemented from time to time, among the Company, as Depositor, Bankers Trust Company, as Property Trustee (the "Property Trustee"), Bankers Trust (Delaware), as Delaware Trustee (the "Delaware Trustee") (collectively, the "Issuer Trustees"), the Administrators (as defined herein) named therein, and the holders, from time to time, of undivided beneficial interests in the assets of the Issuer Trust, and (iii) the "Guarantee" means the Original Guarantee Agreement and the Exchange Guarantee Agreement relating to the Original Capital Securities and the Exchange Capital Securities, as amended and supplemented from time to time, between the Company and Bankers Trust Company, as Guarantee Trustee (the "Guarantee Trustee").

                        PROVIDENT BANKSHARES CORPORATION

     The Company is a registered bank holding company, chartered under the laws of the State of Maryland, and headquartered in Baltimore, Maryland. The Company operates through its wholly-owned subsidiary, Provident Bank of Maryland (the "Bank"), a Maryland-chartered commercial bank that maintains, as of March 31, 1998, 69 retail banking offices (of which 51 are traditional branch offices and 18 are in-store facilities) in seven Maryland counties in the Baltimore/Washington, D.C. corridor, as well as Baltimore City and southern York County, Pennsylvania. The Company provides a broad range of banking services with an emphasis on consumer, real estate mortgage, and commercial business loans. Through three subsidiaries, the Bank provides mortgage-banking products, purchased annuities and mutual funds, and a variety of credit insurance products. At March 31, 1998, the Company had total assets of approximately $4.0 billion, total deposits of $2.9 billion, and total consolidated shareholders' equity of approximately $280.0 million.

     The Company has experienced significant growth since the management team, led by Carl W. Stearn and Peter M. Martin, was retained in 1990 to reorient the Company's operations from a traditional thrift institution to a commercial banking operation. In April 1998, Mr. Stearn retired as Chairman of the Board of Directors and Chief Executive Officer of the Company and Mr. Martin assumed those positions. Mr. Stearn remains a director of the Company. During their tenure, the Company has grown from approximately $1.5 billion in assets and 38 banking offices to approximately $4.0 billion in assets and 69 banking offices. In developing the Company's bank-oriented franchise, management has implemented extensive modifications to the lending, funding, balance sheet management, and operational functions of the Company to position the Company for future profitable growth.

     Provident Bankshares Corporation recorded net income for the quarter ended March 31, 1998 of $9.3 million or $.38 per share basic and $.36 diluted. This represented a 17.4% increase in net income over the same period a year ago. Net income for the quarter ended March 31, 1997 was $7.9 million or $.33 per share basic or $.33 diluted. The higher earnings in 1998 were mainly due to loan growth (particularly consumer loans), increased fee income and controlled operating expenses. Average consumer loans outstanding grew $486 million, as total average loans increased 21% to $2.72 billion. The increase in non-interest income from $10.3 million at March 31, 1997 to $12.8 million at March 31, 1998 was driven by a 15% increase in fee based services on higher account volume. Even with higher account volume and continued investment in business initiatives, operating expenses were limited to a 3.1% growth rate. There was a $2.1 million increase in the provision for loan losses during the quarter with net charge-offs of $2.1 million. The increase in provision was mainly related to the loan portfolio growth.

     The Company earned $33.6 million on an operating basis in 1997, excluding an $8.6 million one-time acquisition related charge, which represents the seventh consecutive year of double-digit increases in operating earnings. Such earnings represent an improvement in the Company's returns on average assets and average equity from 0.62% in 1993 to 0.92% (excluding merger-related expenses) in 1997 and from 9.38% in 1993 to 13.34% (excluding merger-related expenses) in 1997, respectively. Additionally, the Company's efficiency ratio has improved from 79.9% in 1993 to 64.8% (excluding merger-related expenses) in 1997.

     The Company has transitioned its asset base into higher yielding products since 1993, with investment securities and residential mortgages declining from 53% at year-end 1993 to 37% with loans available for sale of earning assets at March 31, 1998. Loan growth has averaged 10-12% in recent years, supported by consumer and commercial loan emphasis as well as disciplined wholesale purchases of seasoned consumer portfolios. At March 31, 1998, Provident's loan balance totaled $2.7 billion and was comprised of 61.7% consumer, 24.9% commercial and commercial real estate, and 13.4% residential mortgage.

     The Company does not believe that asset quality has been sacrificed in recent years as a result of loan growth. At March 31, 1998, the Company had non-performing loans of $14.3 million, or 0.51% of total loans. The allowance for loan losses at March 31, 1998, was 1.35% of total loans and 264% of non-performing loans. Net charge-offs at March 31, 1998 were 0.31% of average loans. Additionally, the Company's net charge-offs to average loans ratio has averaged 0.16% over the last five years ended December 31, 1997.

     In addition to emphasizing credit quality, management has also ensured sufficient liquidity by maintaining an investment portfolio of $989.4 million at March 31, 1998. Of the investment portfolio, 3.9% is invested in U.S. government obligations and 92.0% in mortgage-backed securities with a weighted average life of 4.7 years. Total investment securities decreased $71 million during 1997 as a result of shifting funds into higher yielding loan portfolios.

     In August 1997, the Company completed its acquisition of First Citizens Financial Corporation, a $674 million financial institution with 15 branches in the Montgomery and Frederick Counties of Maryland. The Company will continue to evaluate business combination opportunities. As a result, business combinations may take place in the future involving the payment of consideration by the Company in the form of cash, debt, or equity securities.

     The Company's strategy is to continue to develop its community banking franchise in the Baltimore/Washington, D.C. corridor as well as develop the Northern Virginia market by emphasizing personalized and responsive banking services in the communities in which it operates, as well as continuing to develop its portfolio and indirect consumer lending operations. Management believes that the increasing consolidation in the financial services industry, particularly in its principal market area, provides the Company with significant opportunities as the larger regional institutions focus increasingly on higher dollar credits and less personalized forms of service delivery.

     The Company's principal executive offices are located at 114 East Lexington Street, Baltimore, Maryland 21202, and its telephone number at such address is
(410) 277-7000.

                               PROVIDENT TRUST I

     The Issuer Trust is a statutory business Trust created under Delaware law on April 3, 1998 and which is governed by the Trust Agreement. The Issuer Trust exists for the exclusive purposes of (i) issuing and selling the Trust Securities, (ii) using the proceeds from the sale of the Trust Securities to acquire the Junior Subordinated Debentures and (iii) engaging in only those other activities necessary, convenient or incidental thereto (such as registering the transfer of the Trust Securities). Accordingly, the Junior Subordinated Debentures are the sole assets of the Issuer Trust, and payments under the Junior Subordinated Debentures are the sole source of revenue of the Issuer Trust.

                               THE EXCHANGE OFFER

The Exchange Offer.........  Up to $40,000,000 aggregate Liquidation Amount of
                               Original Capital Securities are being offered in exchange for a like aggregate Liquidation Amount of Exchange Capital Securities. Original Capital Securities may be tendered for exchange in whole or in part in a Liquidation

                               Amount of $100,000 (100 Capital Securities) or any integral multiple of $1,000 (one Capital Security) in excess thereof. The Company and the Trust are making the Exchange Offer in order to satisfy their obligations under the Registration Rights Agreement relating to the Original Capital Securities. For a description of the procedures for tendering Original Capital Securities, see " The Exchange Offer -- Procedures for Tendering Original Capital Securities."

Expiration Date............  5:00 p.m., Eastern Standard Time, on           ,
                               1998, unless the Exchange Offer is extended by the Company or the Trust (in which case the Expiration Date will be the latest date and time to which the Exchange Offer is extended). See "The Exchange Offer -- Terms of the Exchange Offer."

Conditions to the Exchange
Offer......................  The Exchange Offer is subject to certain conditions, which may be waived by the Company and the Trust in their sole discretion. The Exchange Offer is not conditioned upon any minimum Liquidation Amount of Original Capital Securities being tendered. See "The Exchange Offer -- Conditions to the Exchange Offer."

Terms of the Exchange
Offer......................  The Company and the Trust reserve the right in their sole and absolute discretion, subject to applicable law, at any time and from time to time, (i) to delay the acceptance of the Original Capital Securities for exchange, (ii) to terminate the Exchange Offer if certain specified conditions have not been satisfied, (iii) to extend the Expiration Date of the Exchange Offer and retain all Original Capital Securities tendered pursuant to the Exchange Offer, subject, however, to the right of holders of Original Capital Securities to withdraw their tendered Original Capital Securities or (iv) to waive any condition or otherwise amend the terms of the Exchange Offer in any respect. See "The Exchange Offer -- Terms of the Exchange Offer."

Withdrawal Rights..........  Tenders of Original Capital Securities may be
                               withdrawn at any time on or prior to the Expiration Date by delivering a written notice of such withdrawal to the Exchange Agent in conformity with certain procedures set forth below under "The Exchange Offer -- Withdrawal Rights."

Procedures for Tendering
  Original Capital
  Securities...............  Certain brokers, dealers, commercial banks, trust companies and other nominees who hold Original Capital Securities through DTC must effect tenders by book-entry transfer through DTC's Automated Tender Offer Program ("ATOP"). Beneficial owners of Original Capital Securities registered in the name of a broker, dealer, commercial bank, trust company or other nominee are urged to contact such person promptly if they wish to tender Original Capital Securities pursuant to the Exchange Offer. Tendering holders of Original Capital Securities that do not use ATOP must complete and sign a Letter of Transmittal in accordance with the instructions contained therein and forward the same by mail, facsimile or hand delivery, together with any other required documents, to the Exchange Agent, either with the certificates of the Original Capital Securities to be tendered or in compliance with the specified procedures for guaranteed delivery of Original Capital Securities. Tendering holders of Original Capital

                               Securities that use ATOP will, by so doing, acknowledge that they are bound by the terms of the Letter of Transmittal. See "The Exchange Offer -- Procedures for Tendering Original Capital Securities."

                             Letters of Transmittal and certificates
                               representing Original Capital Securities should not be sent to the Corporation or the Trust. Such documents should only be sent to the Exchange Agent.

Resales of Exchange Capital
  Securities...............  The Company and the Trust are making the Exchange
                               Offer in reliance on the position of the staff of the Division of Corporation Finance of the Commission as set forth in certain interpretive letters addressed to third parties in other transactions. However, neither the Company nor the Trust has sought its own interpretive letter and there can be no assurance that the staff of the Division of Corporation Finance of the Commission would make a similar determination with respect to the Exchange Offer as it has in such interpretive letters to third parties. Based on these interpretations by the staff of the Division of Corporation Finance of the Commission, and subject to the two immediately following sentences, the Company and the Trust believe that Exchange Capital Securities issued pursuant to this Exchange Offer in exchange for Original Capital Securities may be offered for resale, resold and otherwise transferred by a holder thereof (other than a holder who is broker-dealer) without further compliance with the registration and prospectus delivery requirements of the Securities Act, provided that such Exchange Capital Securities are acquired in the ordinary course of such holder's business and that such holder is not participating, and has no arrangement or understanding with any person to participate, in a distribution (within the meaning of the Securities Act) of such Exchange Capital Securities. However, any holder of Original Capital Securities who is an Affiliate of the Company or the Trust or who intends to participate in the Exchange Offer for the purpose of distributing the Exchange Capital Securities, or any broker-dealer who purchased the Original Capital Securities from the Trust to resell pursuant to Rule 144A or any other available exemption under the Securities Act, (i) will not be able to rely on the interpretations of the staff of the Division of Corporation Finance of the Commission set forth in the above-mentioned interpretive letters, (ii) will not be permitted or entitled to tender such Original Capital Securities in the Exchange Offer and (iii) must comply with the registration and prospectus delivery requirements of the Securities Act in connection with any sale or other transfer of such Original Capital Securities unless such sale is made pursuant to an exemption from such requirements. In addition, as described below, if any broker-dealer holds Original Capital Securities acquired for its own account as a result of market-making or other trading activities and exchanges such Original Capital Securities for Exchange Capital Securities, then such broker-dealer must deliver a prospectus meeting the requirements of the Securities Act in connection with any resales of such Exchange Capital Securities.

                             Each holder of Original Capital Securities who
                               wishes to exchange Original Capital Securities for Exchange Capital Securities in the

                               Exchange Offer will be required to represent in the Letter of Transmittal or by transmission of an Agent's Message that (i) it is not an "affiliate" of the Company or the Trust, (ii) any Exchange Capital Securities to be received by it are being acquired in the ordinary course of its business, (iii) it has no arrangement or understanding with any person to participate in a distribution (within the meaning of the Securities Act) of such Exchange Capital Securities and (iv) if such holder is not a broker-dealer, such holder is not engaged in, and does not intend to engage in, a distribution (within the meaning of the Securities Act) of such Exchange Capital Securities. The Letter of Transmittal contains the foregoing representations. Each Participating Broker-Dealer that receives Exchange Capital Securities for its own account pursuant to the Exchange Offer will be deemed to have acknowledged by execution of the Letter of Transmittal or delivery of an Agent's Message (as defined herein) that it acquired the Original Capital Securities for its own account as the result of market-making activities or other trading activities and must agree that it will deliver a prospectus meeting the requirements of the Securities Act in connection with any resale of such Exchange Capital Securities. The Letter of Transmittal states that, by so acknowledging and by delivering a prospectus, a Participating Broker-Dealer will not be deemed to admit that it is an "underwriter" within the meaning of the Securities Act. Based on the position taken by the staff of the Division of Corporation Finance of the Commission in the interpretive letters referred to above, the Company and the Trust believe that Participating Broker-Dealers who acquired Original Capital Securities for their own accounts as a result of market-making activities or other trading activities may fulfill their prospectus delivery requirements with respect to the Exchange Capital Securities received upon exchange of such Original Capital Securities (other than Original Capital Securities which represent an unsold allotment from the original sale of the Original Capital Securities) with a prospectus meeting the requirements of the Securities Act, which may be the prospectus prepared for an exchange offer so long as it contains a description of the plan of distribution with respect to the resale of such Exchange Capital Securities. Accordingly, this Prospectus, as it may be amended or supplemented from time to time, may be used by a Participating Broker-Dealer in connection with resales of Exchange Capital Securities received in exchange for Original Capital Securities where such Original Capital Securities were acquired by such Participating Broker-Dealer for its own account as a result of market-making or other trading activities.

                             Subject to certain provisions set forth in the
                               Registration Rights Agreement and to the limitations described below under "The Exchange Offer -- Resales of Exchange Capital Securities," the Company and the Trust have agreed that this Prospectus, as it may be amended or supplemented from time to time, may be used by a Participating Broker-Dealer in connection with resales of such Exchange Capital Securities for a period ending 90 days after the Expiration date (subject to extension under certain limited circumstances) or, if earlier, when all such Exchange Capital Securities have been disposed of by such Participating Broker-Dealer. See "Plan of Distribution."

                               Any person, including any Participating
                               Broker-Dealer, who is an Affiliate of the Company or the Trust may not rely on such interpretive letters and must comply with the registration and prospectus delivery requirements of the Securities Act in connection with any resale transaction. See "The Exchange Offer -- Resales of Exchange Capital Securities."

Exchange Agent.............  The exchange agent with respect to the Exchange
                               Offer is Bankers Trust Company (the "Exchange Agent"). The addresses, and telephone and facsimile numbers, of the Exchange Agent are set forth in "The Exchange Offer -- Exchange Agent") and in the Letter of Transmittal.

Use of Proceeds............  Neither the Company nor the Trust will receive any cash proceeds from the issuance of the Exchange Capital Securities offered hereby. See "Use of Proceeds."

Certain Federal Income Tax
  Considerations; ERISA
  Considerations...........  Holders of Original Capital Securities should review the information set forth under "Certain Federal Income Tax Considerations" and "ERISA Considerations" prior to tendering Original Capital Securities in the Exchange Offer.

                        THE EXCHANGE CAPITAL SECURITIES

Securities Offered.........  Up to $40,000,000 aggregate Liquidation Amount of the Trust's Exchange Capital Securities which have been registered under the Securities Act (Liquidation Amount $1,000 per Exchange Capital Security). The Exchange Capital Securities will be issued and the Original Capital Securities were issued under the Trust Agreement. The Exchange Capital Securities and any Original Capital Securities which remain outstanding after consummation of the Exchange Offer will vote together as a single class for purposes of determining whether holders of the requisite percentage in outstanding Liquidation Amount thereof have taken certain actions or exercised certain rights under the Trust Agreement. See "Description of Capital Securities -- Voting Rights; Amendment of the Trust Agreement." The terms of the Exchange Capital Securities are identical in all material respects to the terms of the Original Capital Securities, except that the Exchange Capital Securities have been registered under the Securities Act and therefore will not be subject to certain restrictions on transfer under federal and state securities laws and will not provide for any increase in the Distribution rate thereon. See "The Exchange Offer."

Distribution Dates.........  April 15th and October 15th of each year.

Extension Periods..........  So long as no Debenture Event of Default has occurred and is continuing, distributions on the Capital Securities will be deferred for the duration of any Extension Period elected by the Company with respect to the payment of interest on the Junior Subordinated Debentures. No Extension Period will exceed 10 consecutive semi-annual periods, end on a date other than an Interest Payment Date or extend beyond the Stated Maturity Date. See "Description of Junior Subordinated Debentures -- Option to Extend Interest Payment Period" and "Certain

                               Federal Income Tax Considerations -- Interest Income and Original Issue Discount."

Ranking....................  The Exchange Capital Securities will rank pari passu, and payments thereon will be made pro rata, with the Original Capital Securities and the Common Securities except as described under "Description of Capital
                               Securities -- Subordination of Common
                               Securities." The Exchange Junior Subordinated Debentures will rank pari passu with the Original Junior Subordinated Debentures, and all other junior subordinated debentures issued by the Company (the "Other Debentures") and sold to other trusts established or to be established by the Company, in each case similar to the Trust (the "Other Trusts"), and will be unsecured and subordinate and junior in right of payment to all Senior Indebtedness of the Company to the extent and in the manner set forth in the Indenture. See "Description of Junior Subordinated Debentures." The Exchange Guarantee will rank pari passu with the Original Guarantee, and all other guarantees issued by the Company with respect to capital securities issued or to be issued by Other Trusts (the "Other Guarantees") and will constitute an unsecured obligation of the Company and will rank subordinate and junior in right of payment to all Senior Indebtedness of the Company to the extent and in the manner set forth in the Guarantee Agreement. See "Description of Guarantee."

Redemption.................  The Trust Securities are subject to mandatory redemption (i) in whole, but not in part, at the Stated Maturity upon repayment of the Junior Subordinated Debentures, (ii) in whole, but not in part, at any time prior to April 15, 2008, contemporaneously with the optional redemption at any time by the Company of the Junior Subordinated Debentures at any time within 90 days following the occurrence and during the continuation of a Tax Event, Investment Company Event or Capital Treatment Event in each case, subject to possible regulatory approval and (iii) in whole or in part, at any time on or after April 15, 2008, contemporaneously with the optional redemption by the Company of the Junior Subordinated Debentures in whole or in part, in each case at the applicable Redemption Price (as defined herein). See "Description of Capital Securities -- Redemption."

Ratings....................  The Exchange Capital Securities are expected to be rated "BB" by Standard & Poor's Ratings Services and "BB+" by Tomson BankWatch, Inc. A security rating is not a recommendation to buy, sell, or hold securities and may be subject to revision or withdrawal at any time by the assigning rating organization.

Transfer...................  The Exchange Capital Securities will be issued, and may be transferred, only in blocks having a Liquidation Amount of not less than $100,000 (100 Exchange Capital Securities). Any transfer, sale or other disposition of Exchange Capital Securities resulting in a block having a Liquidation Amount of less than $100,000 shall be deemed to be void and of no legal effect whatsoever.

Absence of Market for the
  Exchange Capital
  Securities...............  The Exchange Capital Securities will be a new issue of securities for which there currently is no market. Although the Initial purchaser has informed the Issuer Trust and the Company that it currently intends to make a market in the Exchange Capital Securities, the Initial Purchaser is not obligated to do so, and any such market making may be discontinued at any time without notice. Accordingly, there can be no assurance as to the development or liquidity of any market for the Exchange Capital Securities. See "Plan of Distribution."

     For additional information regarding the Exchange Capital Securities, see "Provident Trust I," "Use of Proceeds," "Description of Capital Securities," "Description of Junior Subordinated Debentures," "Description of Guarantee," "Relationship Among the Capital Securities, the Junior Subordinated Debentures and the Guarantee," "Certain Federal Income Tax Consequences" and "Certain ERISA Considerations."

                                  RISK FACTORS

     Prospective purchasers of the Exchange Capital Securities should carefully review the information contained elsewhere in this Prospectus and should particularly consider the following matters. Certain statements in this Prospectus and documents incorporated herein by reference are forward-looking and are identified by the use of forward-looking words or phrases such as "intended," "will be positioned," "expects," is or are "expected," "anticipates," and "anticipated." These forward-looking statements are based on the Company's current expectations. To the extent any of the information contained or incorporated by reference in this Prospectus constitutes a "forward-looking statement" as defined in Section 21E(i)(1) of the Exchange Act, the risk factors set forth below are cautionary statements identifying important factors that could cause actual results to differ materially from those in the forward-looking statement.

RANKING OF SUBORDINATED OBLIGATIONS UNDER THE EXCHANGE GUARANTEE AND THE EXCHANGE JUNIOR SUBORDINATED DEBENTURES

     The obligations of the Company under the Guarantee issued by the Company for the benefit of the holders of Capital Securities and under the Junior Subordinated Debentures are subordinate and junior in right of payment to all Senior Indebtedness. At March 31, 1998, the Senior Indebtedness of the Company aggregated approximately $488.3 million. None of the Junior Subordinated Indenture, the Guarantee or the Trust Agreement places any limitation on the amount of secured or unsecured debt, including Senior Indebtedness, that may be incurred by the Company. See "Description of Guarantee -- Status of the Exchange Guarantee" and "Description of Junior Subordinated Debentures -- Subordination."

     The ability of the Issuer Trust to pay amounts due on the Capital Securities is solely dependent upon the Company's making payments on the Junior Subordinated Debentures as and when required.

STATUS OF THE COMPANY AS A BANK HOLDING COMPANY

     Because the Company is a bank holding company, its right to participate in any distribution of assets of the Bank upon such Bank's liquidation or reorganization or otherwise (and thus the ability of holders of the Capital Securities to benefit indirectly from such a distribution) is subject to the prior claims of creditors of that Bank (including its depositors), except to the extent that the Company may itself be recognized as a creditor of the Bank. At March 31, 1998, the Bank had total liabilities (excluding liabilities owed to the Company) of approximately $3.7 billion, including deposits. Accordingly, the Capital Securities effectively will be subordinated to all existing and future liabilities of the Bank, and holders of Capital Securities should look only to the assets of the Company for payments on the Capital Securities. Neither the Guarantee nor the Junior Subordinated Indenture places any limitation on the amount of secured or unsecured debt that may be incurred by the Bank in the future. See "Description of Junior Subordinated Debentures" and "Description of Guarantee."

     In addition, almost all of the operating assets of the Company are owned by the Bank. The Company relies primarily on dividends from the Bank to meet its obligations for the payment of principal and interest on its separate debt obligations and corporate expenses and for payment of dividends on its outstanding common stock. The payment of dividends by the Bank to the Company is subject to certain legal and regulatory limitations, is subject to ongoing review by banking regulators and, under certain circumstances, may require prior approval by banking regulatory authorities. At March 31, 1998, approximately $144.8 million was available for payment of dividends to the Company from the Bank without prior regulatory approval. The Bank also is subject to certain restrictions under federal law on extensions of credit to, and certain other transactions with, the Company and certain of its other affiliates, and on investments in the stock or other securities thereof. Such restrictions prevent the Company and such other affiliates from borrowing from the Bank unless the loans are secured by various types of collateral. Further, such secured loans or other transactions and investments by the Bank are generally limited in amount as to the Company and as to each such other affiliate to 10% of such Bank's capital and surplus and as to the Company and all such other affiliates to an aggregate of 20% of such Bank's capital and surplus.

OPTION TO EXTEND INTEREST PAYMENT PERIOD; TAX CONSEQUENCES

     So long as no Debenture Event of Default has occurred and is continuing, the Company has the right under the Junior Subordinated Indenture to defer the payment of interest on the Junior Subordinated Debentures at any time or from time to time for a period not exceeding 10 consecutive semi-annual periods with respect to each Extension Period, provided that no Extension Period may extend beyond the Stated Maturity of the Junior Subordinated Debentures. See "Description of Junior Subordinated Debentures -- Debenture Events of Default." As a consequence of any such deferral, semi-annual Distributions on the Capital Securities by the Issuer Trust will be deferred during any such Extension Period. Distributions to which holders of the Capital Securities are entitled will accumulate additional Distributions (such additional Distributions hereinafter are referred to as "Additional Amounts") thereon during any Extension Period at a rate equal to 8.29% per annum, compounded semi-annually from the relevant payment date for such Distributions, computed on the basis of a 360-day year of twelve 30-day months and the actual days elapsed in a partial month in such period. Additional Amounts payable for each full Distribution period will be computed by dividing the rate per annum by two. The term "Distributions" as used herein shall include any such Additional Amounts. During any such Extension Period, the Company may not (i) declare or pay any dividends or distributions on, or redeem, purchase, acquire or make a liquidation payment with respect to, any of the Company's capital stock or (ii) make any payment of principal of or interest or premium, if any, on or repay, repurchase or redeem any debt securities of the Company that rank pari passu in all respects with or junior in interest to the Junior Subordinated Debentures (other than (a) repurchases, redemptions or other acquisitions of shares of capital stock of the Company in connection with any employment contract, benefit plan or other similar arrangement with or for the benefit of any one or more employees, officers, directors or consultants, in connection with a dividend reinvestment or shareholder stock purchase plan or in connection with the issuance of capital stock of the Company (or securities convertible into or exercisable for such capital stock) as consideration in an acquisition transaction entered into prior to the applicable Extension Period, (b) as a result of an exchange or conversion of any class or series of the Company's capital stock (or any capital stock of a subsidiary of the Company) for any class or series of the Company's capital stock or of any class or series of the Company's indebtedness for any class or series of the Company's capital stock, (c) the purchase of fractional interests in shares of the Company's capital stock pursuant to the conversion or exchange provisions of such capital stock or the security being converted or exchanged,
(d) any declaration of a dividend in connection with any shareholder's rights plan, or the issuance of rights, stock or other property under any shareholder's rights plan, or the redemption or repurchase of rights pursuant thereto, or (e) any dividend in the form of stock, warrants, options or other rights where the dividend stock or the stock issuable upon exercise of such warrants, options or other rights is the same stock as that on which the dividend is being paid or ranks pari passu with or junior to such stock). Prior to the termination of any such Extension Period, the Company may further defer the payment of interest, provided that no Extension Period may exceed 10 consecutive semi-annual periods or extend beyond the Stated Maturity of the Junior Subordinated Debentures. Upon the termination of any Extension Period and the payment of all interest then accrued and unpaid (together with interest thereon at a rate equal to 8.29% per annum, compounded semi-annually), the Company may elect to begin a new Extension Period subject to the above conditions. No interest shall be due and payable during an Extension Period, except at the end thereof. The Company must give the Issuer Trustees notice of its election of such Extension Period at least one Business Day (as defined herein) prior to the earlier of (i) the date the Distributions on the Capital Securities would have been payable but for the election to begin such Extension Period and (ii) the date the Property Trustee is required to give notice to holders of the Capital Securities of the record date or the date such Distributions are payable, but in any event not less than one Business Day prior to such record date. The Property Trustee will give notice of the Company's election to begin a new Extension Period to the holders of the Capital Securities. Subject to the foregoing, there is no limitation on the number of times that the Company may elect to begin an Extension Period. See "Description of Capital Securities -- Distributions" and "Description of Junior Subordinated Debentures -- Option to Extend Interest Payment Period."

     Should an Extension Period occur, a holder of Capital Securities will continue to accrue income (in the form of original issue discount) for United States federal income tax purposes in respect of its pro rata share of the Junior Subordinated Debentures held by the Issuer Trust. As a result, a holder of Capital Securities will include such original issue discount income in gross income for United States federal income tax purposes in advance of the receipt of cash attributable to such original issue discount interest income, and will not receive the cash related to such income from the Issuer Trust if the holder disposes of the Capital Securities prior to the record date for the payment of Distributions with respect to such Extension Period. See "Certain Federal Income Tax Consequences -- Interest Income and Original Issue Discount" and "-- Sale or Redemption of Capital Securities."

     The Company has no current intention of exercising its right to defer payments of interest by extending the interest payment period on the Junior Subordinated Debentures. However, should the Company elect to exercise such right in the future, the market price of the Capital Securities is likely to be affected. A holder that disposes of its Capital Securities during an Extension Period, therefore, might not receive the same return on its investment as a holder that continues to hold its Capital Securities. In addition, as a result of the existence of the Company's right to defer interest payments, the market price of the Capital Securities (which represent preferred undivided beneficial interests in the assets of the Issuer Trust) may be more volatile than the market prices of other securities on which original issue discount accrues that are not subject to such deferrals.

TAX EVENT, INVESTMENT COMPANY EVENT OR CAPITAL TREATMENT EVENT REDEMPTION

     Upon the occurrence and during the continuation of a Tax Event, Investment Company Event or Capital Treatment Event, the Company has the right to redeem the Junior Subordinated Debentures in whole, but not in part, at any time within 90 days following the occurrence of such Tax Event, Investment Company Event or Capital Treatment Event and thereby cause a mandatory redemption of the Capital Securities and Common Securities. Any such redemption shall be at a price equal to the aggregate liquidation amount of the Capital Securities and Common Securities, respectively, together with accumulated Distributions to but excluding the date fixed for redemption and the related amount of the premium, if any, paid by the Company upon the concurrent redemption of such Junior Subordinated Debentures. The ability of the Company to exercise its rights to redeem the Junior Subordinated Debentures prior to the Stated Maturity may be subject to prior regulatory approval by the Federal Reserve, if then required under applicable Federal Reserve capital guidelines or policies. See "Description of Junior Subordinated Debentures -- Redemption" and "Description of Capital Securities -- Liquidation Distribution Upon Dissolution."

     A "Tax Event" means the receipt by the Issuer Trust of an opinion of counsel to the Company experienced in such matters to the effect that, as a result of any amendment to, or change (including any announced prospective change) in, the laws (or any regulations thereunder) of the United States or any political subdivision or taxing authority thereof or therein, or as a result of any official or administrative pronouncement or action or judicial decision interpreting or applying such laws or regulations, which amendment or change is effective or which pronouncement, action, or decision is announced on or after the date of issuance of the Capital Securities, there is more than an insubstantial risk that (i) the Issuer Trust is, or will be within 90 days of the delivery of such opinion, subject to United States federal income tax with respect to income received or accrued on the Original Junior Subordinated Debentures or Exchange Junior Subordinated Debentures, (ii) interest payable by the Company on the Original Junior Subordinated Debentures or Exchange Junior Subordinated Debentures is not, or within 90 days of the delivery of such opinion will not be, deductible by the Company, in whole or in part, for United States federal income tax purposes or (iii) the Issuer Trust is, or will be within 90 days of the delivery of the opinion, subject to more than a de minimis amount of other taxes, duties or other governmental charges.

     "Investment Company Event" means the receipt by the Issuer Trust of an opinion of counsel to the Company experienced in such matters to the effect that, as a result of the occurrence of a change in law or regulation or a written change (including any announced prospective change) in interpretation or application of law or regulation by any legislative body, court, governmental agency or regulatory authority, there is more than an insubstantial risk that the Issuer Trust is or will be considered an "investment company" that is required to be registered under the Investment Company Act of 1940, as amended (the "Investment Company Act"), which change or prospective change becomes effective or would become effective, as the case may be, on or after the date of the issuance of the Capital Securities.

     A "Capital Treatment Event" means the reasonable determination by the Company that, as a result of the occurrence of any amendment to, or change (including any announced prospective change) in, the laws (or any rules or regulations thereunder) of the United States or any political subdivision thereof or therein, or as a result of any official or administrative pronouncement or action or judicial decision interpreting or applying such laws or regulations, which amendment or change is effective or such pronouncement, action or decision is announced on or after the date of issuance of the Capital Securities, there is more than an insubstantial risk that the Company will not be entitled to treat an amount equal to the Liquidation Amount of the Capital Securities as "Tier 1 capital" (or the then equivalent thereof) for purposes of the risk-based capital adequacy guidelines of the Federal Reserve, as then in effect and applicable to the Company.

POSSIBLE TAX LAW CHANGES

     In 1996 and 1997, the Clinton Administration proposed to amend the Code to deny deductions of interest on instruments with features similar to those of the Junior Subordinated Debentures when issued under arrangements similar to the Issuer Trust. That proposal was not passed by Congress. The Clinton Administration did not include this proposal in its fiscal year 1999 budget proposal. However, there can be no assurance that future legislative proposals, future regulations or official administrative pronouncements or future judicial decisions will not affect the ability of the Company to deduct interest on the Junior Subordinated Debentures. Such a change could give rise to a Tax Event, which may permit the Company, upon approval of the Federal Reserve if then required under applicable capital guidelines or policies of the Federal Reserve, to cause a redemption of the Capital Securities, as described more fully under "Description of Capital Securities -- Redemption."

EXCHANGE OF EXCHANGE CAPITAL SECURITIES FOR EXCHANGE JUNIOR SUBORDINATED DEBENTURES

     The holders of all the outstanding Common Securities have the right at any time to dissolve the Issuer Trust and, after satisfaction of liabilities to creditors of the Issuer Trust as provided by applicable law, cause the Junior Subordinated Debentures to be distributed to the holders of the Capital Securities and Common Securities in liquidation of the Issuer Trust. The ability of the Company to dissolve the Issuer Trust may be subject to prior regulatory approval of the Federal Reserve, if then required under applicable Federal Reserve capital guidelines or policies. See "Description of Capital
Securities -- Liquidation Distribution Upon Dissolution."

     Under current United States federal income tax law and interpretations and assuming, as expected, that the Issuer Trust will not be taxable as a corporation, a distribution of the Junior Subordinated Debentures upon a liquidation of the Issuer Trust will not be a taxable event to holders of the Capital Securities. However, if a Tax Event were to occur that would cause the Issuer Trust to be subject to United States federal income tax with respect to income received or accrued on the Junior Subordinated Debentures, a distribution of the Junior Subordinated Debentures by the Issuer Trust would be a taxable event to the Issuer Trust and the holders of the Capital Securities. See "Certain Federal Income Tax Consequences -- Distribution of Exchange Junior Subordinated Debentures to Holders of Exchange Capital Securities."

RIGHTS UNDER THE EXCHANGE GUARANTEE

     Bankers Trust Company will act as the Guarantee Trustee under the Guarantee and will hold the Guarantee for the benefit of the holders of the Capital Securities. Bankers Trust Company will also act as Debenture Trustee for the Junior Subordinated Debentures and as Property Trustee under the Trust Agreement. Bankers Trust (Delaware) will act as Delaware Trustee under the Trust Agreement. The Guarantee guarantees to the holders of the Capital Securities the following payments, to the extent not paid by or on behalf of the Issuer Trust:
(i) any accumulated and unpaid Distributions required to be paid on the Capital Securities, to the extent that the Issuer Trust has funds on hand available therefor at such time; (ii) the Redemption Price (as defined in "Description of Capital Securities -- Redemption") with respect to any Capital Securities called for redemption, to the extent that the Issuer Trust has funds on hand available therefor at such time; and (iii) upon a voluntary or involuntary dissolution of the Issuer Trust (unless the Junior Subordinated Debentures are distributed to holders of the Capital Securities), the lesser of (a) the aggregate of the Liquidation Amount and all accumulated and unpaid Distributions to the date of payment, to the extent that the Issuer Trust has funds on hand available therefor at such time, and (b) the amount of assets of the Issuer Trust remaining available for distribution to holders of the Capital Securities on liquidation of the Issuer Trust. The Guarantee is subordinated as described under "-- Ranking of Subordinated Obligations Under the Exchange Guarantee and the Exchange Junior Subordinated Debentures" and "Description of
Guarantee -- Status of the Exchange Guarantee." The holders of not less than a majority in aggregate Liquidation Amount of the outstanding Capital Securities have the right to direct the time, method and place of conducting any proceeding for any remedy available to the Guarantee Trustee in respect of the Guarantee or to direct the exercise of any Trust power conferred upon the Guarantee Trustee under the Guarantee. Any holder of the Capital Securities may institute a legal proceeding directly against the Company to enforce its rights under the Guarantee without first instituting a legal proceeding against the Issuer Trust, the Guarantee Trustee or any other person or entity.

     If the Company were to default on its obligation to pay amounts payable under the Junior Subordinated Debentures, the Issuer Trust may lack funds for the payment of Distributions or amounts payable on redemption of the Capital Securities or otherwise, and, in such event, holders of the Capital Securities would not be able to rely upon the Guarantee for payment of such amounts. Instead, if a Debenture Event of Default has occurred and is continuing and such event is attributable to the failure of the Company to pay any amounts payable in respect of the Junior Subordinated Debentures on the payment date on which such payment is due and payable, then a holder of Capital Securities may institute a legal proceeding directly against the Company for enforcement of payment to such holder of any amounts payable in respect of such Junior Subordinated Debentures having a principal amount equal to the aggregate Liquidation Amount of the Capital Securities of such holder (a "Direct Action"). In connection with such Direct Action, the Company will have a right of set-off under the Junior Subordinated Indenture to the extent of any payment made by the Company to such holder of Capital Securities in the Direct Action. Except as described herein, holders of Capital Securities will not be able to exercise directly any other remedy available to the holders of the Junior Subordinated Debentures or assert directly any other rights in respect of the Junior Subordinated Debentures. See "Description of Junior Subordinated
Debentures -- Enforcement of Certain Rights by Holders of Capital Securities," "-- Debenture Events of Default" and "Description of Guarantee." The Trust Agreement provides that each holder of Capital Securities by acceptance thereof agrees to the provisions of the Exchange Guarantee and the Exchange Junior Subordinated Indenture.

LIMITED VOTING RIGHTS

     Holders of Capital Securities will have limited voting rights relating generally to the modification of the Capital Securities and the Guarantee and the exercise of the Issuer Trust's rights as holder of Junior Subordinated Debentures. Holders of Capital Securities will not be entitled to appoint, remove or replace the Property Trustee or the Delaware Trustee except upon the occurrence of certain events specified in the Trust Agreement and described herein. The Property Trustee and the holders of all the Common Securities may, subject to certain conditions, amend the Trust Agreement without the consent of holders of Capital Securities to cure any ambiguity or make other provisions not inconsistent with the Trust Agreement or to ensure that the Issuer Trust (i) will not be taxable as a corporation for United States federal income tax purposes, or (ii) will not be required to register as an "investment company" under the Investment Company Act. See "Description of Capital
Securities -- Voting Rights; Amendment of Trust Agreement" and "-- Removal of Issuer Trustees; Appointment of Successors."

MARKET PRICES

     There can be no assurance as to the market prices for Capital Securities, or the market prices for Junior Subordinated Debentures that may be distributed in exchange for Capital Securities if a liquidation of the Issuer Trust occurs. Accordingly, the Capital Securities or the Junior Subordinated Debentures that a holder of Capital Securities may receive on liquidation of the Issuer Trust may trade at a discount to the price that the investor paid to purchase the Capital Securities offered hereby. Because holders of Capital Securities may receive Junior Subordinated Debentures on termination of the Issuer Trust, prospective purchasers of Capital

Securities are also making an investment decision with regard to the Junior Subordinated Debentures and should carefully review all the information regarding the Junior Subordinated Debentures contained herein. See "Description of Junior Subordinated Debentures."

ABSENCE OF PUBLIC MARKET

     The Original Capital Securities were issued to, and the Company believes such securities are currently owned by, a relatively small number of beneficial owners. The Original Capital Securities have not been registered under the Securities Act and will be subject to restrictions on transferability if they are not exchanged for the Exchange Capital Securities. Although the Exchange Capital Securities may be resold or otherwise transferred by the holders (who are not affiliates of the Company or the Trust) without compliance with the registration requirements under the Securities Act, they will constitute a new issue of securities with no established trading market. Capital Securities may be transferred by the holders thereof only in blocks having a Liquidation Amount of not less than $100,000 (100 Capital Securities). The Company and the Trust have been informed by Keefe, Bruyette & Woods, Inc. (the "Initial Purchaser") that the Initial Purchaser intends to make a market in the Exchange Capital Securities. However, the Initial Purchaser is not obligated to do so and any such market-making activity may be terminated at any time without notice to the holders of the Exchange Capital Securities. In addition, such market-making activity will be subject to the limits of the Securities Act and may be limited during the pendency of the Exchange Offer. Accordingly, no assurance can be given that an active public or other market will develop for the Exchange Capital Securities or the Original Capital Securities, or as to the liquidity of or the trading market for the Exchange Capital Securities or the Original Capital Securities. If an active public market does not develop, the market price and liquidity of the Exchange Capital Securities may be adversely affected.

     If a public trading market develops for the Exchange Capital Securities, future trading prices of the Capital Securities will depend on many factors, including, among other things, prevailing interest rates, the Company's operating results, and the market for similar securities. Depending on these and other factors, the Exchange Capital Securities may trade at a discount.

     Notwithstanding the registration of the Exchange Capital Securities in the Exchange Offer, holders who are "affiliates" (as defined under Rule 405 of the Securities Act) of the Company or the Trust may publicly offer for sale or resell the Exchange Capital Securities only in compliance with the provisions of Rule 144 under the Securities Act.

     Each broker-dealer that receives Exchange Capital Securities for its own account in exchange for Original Capital Securities, where such Original Capital Securities were acquired by such broker-dealer as a result of market-making activities or other trading activities, must acknowledge that it will deliver a prospectus in connection with any resale of such Exchange Capital Securities. See "Plan of Distribution."

GROWTH

     The Company has grown and may seek to grow by acquiring other financial institutions and branches. However, competition for acquisitions in the Company's market area is highly competitive. Moreover, any acquisitions will be subject to regulatory approval and there can be no assurance that the Company will obtain such approvals. The Company may not be as successful in the future as it has been in the past in identifying further acquisition candidates, integrating acquired institutions or preventing deposit erosion at acquired institutions or branches. Furthermore, the Company's ability to grow through acquisitions will depend on its maintaining sufficient regulatory capital levels and on economic conditions.

COMPETITION

     The banking business is highly competitive. In its primary market area, the Bank competes with other commercial banks, savings and loan associations, credit unions, finance companies, mutual funds, insurance companies, and brokerage and investment banking firms operating locally and elsewhere. Certain of the Bank's primary competitors have substantially greater resources and lending limits than the Bank and may offer certain services the Bank does not provide at this time. The profitability of the Company depends upon the Bank's ability to continue to compete in its primary market area.

DEVELOPMENTS IN TECHNOLOGY

     The market for financial services, including banking services, is increasingly affected by advances in technology, including developments in telecommunications, data processing, computers, automation, Internet-based banking, telebanking, debit cards and so-called "smart" cards. The ability of the Company to compete successfully in its markets may depend on the extent to which it is able to exploit such technological changes. However, there can be no assurance that the development of these or any other new technologies, or the Company's success or failure in anticipating or responding to such developments, will materially affect the Company's business, financial condition and operating results.

CONSEQUENCES OF A FAILURE TO EXCHANGE ORIGINAL CAPITAL SECURITIES

     The Original Capital Securities have not been registered under the Securities Act or any state securities laws and therefore may not be offered, sold or otherwise transferred except in compliance with the registration requirements of the Securities Act and any other applicable securities laws, or pursuant to an exemption therefrom or in a transaction not subject thereto, and in each case in compliance with certain other conditions and restrictions. Original Capital Securities which remain outstanding after consummation of the Exchange Offer will continue to bear a legend reflecting such restrictions on transfer. In addition, upon consummation of the Exchange Offer, holders of Original Capital Securities which remain outstanding will not be entitled to any rights to have such Original Capital Securities registered under the Securities Act or to any similar rights under the Registration Rights Agreement. The Company and the Trust do not intend to register under the Securities Act any Original Capital Securities which remain outstanding after consummation of the Exchange Offer.

     Although the Original Capital Securities have been designated for trading in the Private Offerings, Resale and Trading through Automated Linkages ("PORTAL") market, to the extent that Original Capital Securities are tendered and accepted in connection with the Exchange Offer, any trading market for Original Capital Securities which remain outstanding after the Exchange Offer could be adversely affected.

     The Exchange Capital Securities and any Original Capital Securities which remain outstanding after consummation of the Exchange Offer will vote together as a single class for purposes of determining whether holders of the requisite percentage in outstanding Liquidation Amount thereof have taken certain actions or exercised certain rights under the Trust Agreement. See "Description of Exchange Securities" and "Description of Capital Securities -- Voting Rights; Amendment of the Trust Agreement."

     The Original Capital Securities provide, among other things, that, if a registration statement relating to the Exchange Offer has not been filed by September 14, 1998 and declared effective by October 14, 1998, the Distribution rate borne by the Original Capital Securities commencing on April 17, 1998 will increase by 0.25% per annum until the Exchange Offer is consummated. Upon consummation of the Exchange Offer, holders of Original Capital Securities will not be entitled to any increase in the Distribution rate thereon or any further registration rights under the Registration Rights Agreement. The Exchange Capital Securities will not be entitled to any such increase in the Distribution rate thereon. See "Description of Original Capital Securities."

EXCHANGE OFFER PROCEDURES

     Subject to the conditions set forth under "The Exchange Offer -- Conditions to the Exchange Offer," the exchange of the Original Capital Securities for Exchange Capital Securities pursuant to the Exchange Offer will be made only after a timely receipt by the Trust of (i) a book-entry confirmation (as defined below) evidencing the tender of such Original Capital Securities through PORTAL or (ii) certificates representing such Original Capital Securities, a properly compelled and duly executed Letter of Transmittal, with any required signature guarantees, and all other required documents. See "The Exchange
Offer -- Acceptance for Exchange and Issuance of Capital Securities" and
"-- Procedures for Tendering Original Capital Securities."

Therefore, holders of the Original Capital Securities desiring to tender such Original Capital Securities in exchange for Exchange Capital Securities should allow sufficient time to ensure timely delivery. Neither the Company nor the Trust is under any duty to give notification of defects or irregularities with respect to the tenders of Original Capital Securities for exchange.

                               PROVIDENT TRUST I

     The Trust is a statutory business trust created under Delaware law pursuant to the filing of a certificate of Trust with the Delaware Secretary of State. The Trust is governed by the Trust Agreement among the Company, as Depositor, Bankers Trust (Delaware), as Delaware Trustee, Bankers Trust Company, as Property Trustee, the Administrators named therein, and the holders, from time to time, of undivided beneficial interests in the assets of the Trust. Two individuals are selected by the holders of the Common Securities to act as administrators with respect to the Trust (the "Administrators"). The Company, as the holder of the Common Securities, has selected two individuals who are officers of the Company to serve as the Administrators. See "Description of Capital Securities -- Miscellaneous." The Issuer Trust exists for the exclusive purposes of (i) issuing and selling the Trust Securities, (ii) using the proceeds from the sale of the Trust Securities to acquire the Junior Subordinated Debentures and (iii) engaging in only those other activities necessary, convenient or incidental thereto (such as registering the transfer of the Trust Securities). Accordingly, the Junior Subordinated Debentures are the sole assets of the Issuer Trust, and payments under the Junior Subordinated Debentures are the sole source of revenue of the Issuer Trust.

     All the Common Securities are owned by the Company. The Common Securities rank pari passu, and payments will be made thereon pro rata, with the Capital Securities, except that upon the occurrence and during the continuation of a Debenture Event of Default arising as a result of any failure by the Company to pay any amounts in respect of the Junior Subordinated Debentures when due, the rights of the holders of the Common Securities to payment in respect of Distributions and payments upon liquidation, redemption or otherwise will be subordinated to the rights of the holders of the Capital Securities. See "Description of Capital Securities -- Subordination of Common Securities." The Company acquired Common Securities in an aggregate liquidation amount equal to 3% of the total capital of the Issuer Trust. The Issuer Trust has a term of 31 years, but may dissolve earlier as provided in the Trust Agreement. The address of the Delaware Trustee is Bankers Trust (Delaware), E.A. Delle Donne Corporate Center, Montgomery Building, 1011 Centre Road, Suite 200, Wilmington, Delaware 19805-1266, telephone number (302) 636-3301. The address of the Property Trustee, the Guarantee Trustee and the Debenture Trustee is Bankers Trust Company, Four Albany Street, 4th Floor, New York, NY 10006, telephone number
(212) 250-2500.

                        PROVIDENT BANKSHARES CORPORATION

GENERAL

     The Company is a registered bank holding company, chartered under the laws of the State of Maryland, and headquartered in Baltimore, Maryland. The Company operates through its wholly-owned subsidiary, the Bank, a Maryland-chartered commercial bank that maintains, as of March 31, 1998, 69 retail banking offices (of which 51 are traditional branch offices and 18 are in-store facilities) in seven Maryland counties in the Baltimore/Washington D.C. corridor, as well as Baltimore City and southern York County, Pennsylvania. The Company provides a broad range of banking services with an emphasis on consumer, real estate mortgage, and commercial business loans. Through three subsidiaries, the Bank provides mortgage-banking products, purchased annuities and mutual funds, and a variety of credit insurance products. At March 31, 1998, the Company had total assets of approximately $4.0 billion, total deposits of $2.9 billion, and total consolidated shareholders' equity of approximately $280.0 million.

     The Company has experienced significant growth since the management team, led by Carl W. Stearn and Peter M. Martin, was retained in 1990 to reorient the Company's operations from a traditional thrift institution to a commercial banking operation. In April 1998, Mr. Stearn retired as Chairman of the Board of Directors and Chief Executive Officer of the Company, and Mr. Martin assumed those positions. Mr. Stearn remains a director of the Company. During their tenure, the Company has grown from approximately $1.5 billion in assets and 38 banking offices to approximately $4.0 billion in assets and 69 banking offices. In developing the Company's bank-oriented franchise, management has implemented extensive modifications to the lending, funding, balance sheet management, and operational functions of the Company to position the Company for future profitable growth.

     Provident Bankshares Corporation recorded net income for the quarter ended March 31, 1998 of $9.3 million or $.38 per share basic and $.36 diluted. This represented a 17.4% increase in net income over the same period a year ago. Net income for the quarter ended March 31, 1997 was $7.9 million or $.33 per share basic and $.33 diluted. The higher earnings in 1998 were mainly due to loan growth (particularly consumer loans), increased fee income and controlled operating expenses. Average consumer loans outstanding grew $486 million, as total average loans increased 21% to $2.72 billion. The increase in non-interest income from $10.3 million at March 31, 1997 to $12.8 million at March 31, 1998 was driven by a 15% increase in fee based services on higher account volume. Even with higher account volume and continued investment in business initiatives, operating expenses were limited to a 3.1% growth rate. There was a $2.1 million increase in the provision for loan losses during the quarter with net charge-offs of $2.1 million. The increase in provision was mainly related to the loan portfolio growth.

     The Company earned $33.6 million on an operating basis in 1997, excluding an $8.6 million one-time acquisition related charge, which represents the seventh consecutive year of double-digit increases in operating earnings. Such earnings represent an improvement in the Company's returns on average assets and average equity from 0.62% in 1993 to 0.92% (excluding merger-related expenses) in 1997 and from 9.38% in 1993 to 13.34% (excluding merger-related expenses) in 1997, respectively. Additionally, the Company's efficiency ratio has improved from 79.9% in 1993 to 64.8% (excluding merger-related expenses) in 1997.

     The Company has transitioned its asset base into higher yielding products since 1993, with investment securities and residential mortgages declining from 53% at year-end 1993 to 37% with loans available for sale of earning assets at March 31, 1998. Loan growth has averaged 10-12% in recent years, supported by consumer and commercial loan emphasis as well as disciplined wholesale purchases of seasoned consumer portfolios. At March 31, 1998, Provident's loan balance totaled $2.7 billion and was comprised of 61.7% consumer, 24.9% commercial and commercial real estate, and 13.4% residential mortgage.

     The Company does not believe that asset quality has been sacrificed in recent years as a result of loan growth. At March 31, 1998, the Company had non-performing loans of $14.3 million, or 0.51% of total loans. The allowance for loan losses at March 31, 1998, was 1.35% of total loans and 264% of non-performing loans. Net charge-offs at March 31, 1998 were 0.31% of average loans. Additionally, the Company's net charge-offs to average loans ratio has averaged 0.16% over the last five years ended December 31, 1997.

     In addition to emphasizing credit quality, management has also ensured sufficient liquidity by maintaining an investment portfolio of $989.4 million at March 31, 1998. Of the investment portfolio, 3.9% is invested in U.S. government obligations and 92.0% in mortgage-backed securities with a weighted average life of 4.7 years. Total investment securities decreased $71 million during 1997 as a result of shifting funds into higher yielding loan portfolios.

     In August 1997, the Company completed its acquisition of First Citizens Financial Corporation, a $674 million institution with 15 branches in the Montgomery and Frederick Counties of Maryland. The Company will continue to evaluate business combination opportunities. As a result, business combinations may take place in the future involving the payment of consideration by the Company in the form of cash, debt, or equity securities.

     The Company's strategy is to continue to develop its community banking franchise in the Baltimore/Washington, D.C. corridor as well as develop the Northern Virginia market by emphasizing personalized and responsive banking services in the communities in which it operates, as well as continuing to develop its portfolio and indirect consumer lending operations. Management believes that the increasing consolidation in the financial services industry, particularly in its principal market area, provides the Company with significant opportunities as the larger regional institutions focus increasingly on higher dollar credits and less personalized forms of service delivery.

     The Company's principal executive offices are located at 114 East Lexington Street, Baltimore, Maryland 21202, and its telephone number at such address is
(410) 277-7000.

     For additional information regarding the Company and its financial condition and results of operations, see "Selected Consolidated Financial Data and Other Information," and "Capitalization."

     NEITHER THE CAPITAL SECURITIES NOR THE JUNIOR SUBORDINATED DEBENTURES ARE OBLIGATIONS OF OR GUARANTEED BY THE BANK.

                CONSOLIDATED RATIOS OF EARNINGS TO FIXED CHARGES

     The following unaudited table presents the consolidated ratios of earnings to fixed charges of the Company. The consolidated ratio of earnings to fixed charges has been computed by dividing income before income taxes and fixed charges by fixed charges. Fixed charges represent all interest expense (ratios are presented both excluding and including interest on deposits). Interest expense (other than on deposits) includes interest on borrowed funds, federal funds purchased and securities sold under agreements to repurchase, and other funds borrowed.

                                             AS OF AND FOR
                                            THE THREE MONTHS                 YEAR ENDED DECEMBER 31,
                                                 ENDED         ----------------------------------------------------
                                             MARCH 31, 1998      1997       1996       1995       1994       1993
                                            ----------------   --------   --------   --------   --------   --------
Earnings to fixed charges:
  Excluding interest on deposits..........        2.17%         1.76x      1.80x      1.75x      2.11x      2.37x
  Including interest on deposits..........        1.33%         1.25x      1.29x      1.27x      1.30x      1.26x

           SELECTED CONSOLIDATED FINANCIAL DATA AND OTHER INFORMATION

     Presented below is selected consolidated financial information for the Company for the periods specified. The consolidated financial information is not necessarily indicative of the results for any future period and is qualified in its entirety by, and should be read in conjunction with, the detailed information contained in the Company's consolidated financial statements contained elsewhere herein and the other information contained in its reports filed with the Commission under the Exchange Act. See "Available Information."

                                  AS OF AND FOR THE
                                 THREE MONTHS ENDED
                                      MARCH 31,                    AS OF AND FOR THE YEAR ENDED DECEMBER 31,
                               -----------------------   --------------------------------------------------------------
                                  1998         1997         1997         1996         1995         1994         1993
                               ----------   ----------   ----------   ----------   ----------   ----------   ----------
                                                    (DOLLARS IN THOUSANDS, EXCEPT PER SHARE DATA)
Selected balance sheet data:
    Total assets.............  $4,024,894   $3,639,239   $3,926,739   $3,485,618   $3,170,390   $2,842,050   $2,366,199
    Total stockholders'
      equity.................     280,055      241,118      270,182      238,798      223,048      184,358      164,915
    Loans....................   2,788,374    2,309,745    2,701,068    2,247,873    1,752,851    1,707,389    1,524,860
    Deposits.................   2,879,861    2,434,558    2,754,515    2,286,144    2,056,436    1,905,584    1,719,148
Selected results of
  operations:
    Interest income
      (tax-equivalent).......      74,005       66,719   $  280,167   $  248,311   $  224,236   $  172,351   $  156,717
    Interest expense.........      41,956       36,933      156,718      137,354      122,819       82,254       74,981
                               ----------   ----------   ----------   ----------   ----------   ----------   ----------
    Net interest income
      (tax-equivalent).......      32,049       29,786      123,449      110,957      101,417       90,097       81,736
    Provision for loan
      losses.................       2,975          834        9,953       10,011        1,517         (678)       2,845
                               ----------   ----------   ----------   ----------   ----------   ----------   ----------
    Net interest income after
      provision for loan
      losses.................      29,074       28,952      113,496      100,946       99,900       90,775       78,891
    Non-interest income......      11,559       10,267       41,672       44,509       34,573       29,122       28,097
    Net securities gains
      (losses)...............       1,209           71        2,337        5,556       (2,683)         695        2,951
    Merger related
      expenses(1)............          --           --       10,047           --           --           --           --
    Non-interest expense.....      27,621       26,802      107,816      110,323       97,416       95,164       89,843
                               ----------   ----------   ----------   ----------   ----------   ----------   ----------
    Income before taxes and
      cumulative effect of
      change in accounting
      principle..............      14,221       12,488       39,642       40,688       34,374       25,428       20,096
    Income tax expense
      (tax-equivalent).......       4,916        4,559       14,683       14,500       12,242        9,263        6,863
    Cumulative effect of
      change in accounting
      principle(2)...........          --           --           --           --           --           --          777
                               ----------   ----------   ----------   ----------   ----------   ----------   ----------
    Net income...............  $    9,305   $    7,929   $   24,959   $   26,188   $   22,132   $   16,165   $   14,010
                               ==========   ==========   ==========   ==========   ==========   ==========   ==========
Per share amounts:
    Net income before
      cumulative effect of
      change in accounting
      principle..............  $     0.38   $     0.33   $     1.05   $     1.12   $     0.97   $     0.77   $     0.65
    Cumulative effect of
      change in accounting
      principle(2)...........          --           --           --           --           --           --          .04
                               ----------   ----------   ----------   ----------   ----------   ----------   ----------
        Net income --
          basic(1)...........  $     0.38   $     0.33   $     1.05   $     1.12   $     0.97   $     0.77   $     0.69
        Net income --
          diluted(1).........        0.36         0.33         1.01         1.07         0.92         0.73         0.65
                               ==========   ==========   ==========   ==========   ==========   ==========   ==========
        Cash dividends
          paid...............  $    0.125   $    0.105   $     0.42   $     0.33   $     0.25   $     0.17   $     0.12
                               ==========   ==========   ==========   ==========   ==========   ==========   ==========
Tax-equivalent
  adjustment(3)..............  $      309   $      231   $    1,055   $      832   $      754   $      417   $      317
                               ==========   ==========   ==========   ==========   ==========   ==========   ==========
Ratios:
Return on average
  assets(1)..................         .97%         .91%         .68%         .79%         .75%         .66%         .62%
Return on average
  equity(1)..................       14.11        13.21         9.91        11.41        10.88         9.55         9.38
Stockholders' equity to
  assets.....................        6.96         6.63         6.88         6.85         7.04         6.49         6.97
Average equity to average
  assets.....................        6.84         6.88         6.89         6.91         6.85         6.95         6.65
Dividend payout ratio........       32.89        30.88        41.51        31.25        26.80        23.38        18.84

---------------
(1) Exclusive of after tax merger related expenses incurred during 1997, net income would have been $33.6 million. Return on average assets and return on average equity for 1997 would have been .92% and 13.34%, respectively. Basic net income per share and diluted net income per share would have been $1.41 and $1.36, respectively.
(2) In 1993, the cumulative effect of change in accounting principle included a $1,510 ($.08 per share) income tax benefit and a $733 ($.04 per share) cost of purchased mortgage servicing rights.
(3) Tax-advantaged income has been adjusted to a tax-equivalent basis using the combined statutory federal and state income tax rate in effect of 39.55% in 1997-1994 and 38.62% in 1993.

                               PROVIDENT TRUST I

     The Trust is a statutory business Trust created under Delaware law pursuant to the filing of a certificate of Trust with the Delaware Secretary of State. The Issuer Trust is governed by the Trust Agreement among the Company, as Depositor, Bankers Trust (Delaware), as Delaware Trustee, Bankers Trust Company, as Property Trustee, the Administrators named therein, and the holders, from time to time, of undivided beneficial interests in the assets of the Issuer Trust. Two individuals will be selected by the holders of the Common Securities to act as administrators with respect to the Issuer Trust. The Company, as the holder of the Common Securities, selected two individuals who are officers of the Company to serve as the Administrators. See "Description of Capital Securities -- Miscellaneous." The Trust exists for the exclusive purposes of (i) issuing and selling the Trust Securities, (ii) using the proceeds from the sale of the Trust Securities to acquire the Junior Subordinated Debentures and (iii) engaging in only those other activities necessary, convenient or incidental thereto (such as registering the transfer of the Trust Securities). Accordingly, the Junior Subordinated Debentures are the sole assets of the Issuer Trust, and payments under the Junior Subordinated Debentures are the sole source of revenue of the Issuer Trust.

     All the Common Securities are owned by the Company. The Common Securities rank pari passu, and payments will be made thereon pro rata, with the Exchange Capital Securities, except that upon the occurrence and during the continuation of a Debenture Event of Default arising as a result of any failure by the Company to pay any amounts in respect of the Junior Subordinated Debentures when due, the rights of the holders of the Common Securities to payment in respect of Distributions and payments upon liquidation, redemption or otherwise will be subordinated to the rights of the holders of the Capital Securities. See "Description of Capital Securities -- Subordination of Common Securities." The Company acquired Common Securities in an aggregate liquidation amount equal to 3% of the total capital of the Issuer Trust. The Issuer Trust has a term of 31 years, but may dissolve earlier as provided in the Trust Agreement. The address of the Delaware Trustee is Bankers Trust (Delaware), E.A. Delle Donne Corporate Center, Montgomery Building, 1011 Centre Road, Suite 200, Wilmington, Delaware 19805-1266, telephone number (302) 636-3301. The address of the Property Trustee, the Guarantee Trustee and the Debenture Trustee is Bankers Trust Company, Four Albany Street, 4th Floor, New York, New York 10006, telephone number (212) 250-2500.

                                USE OF PROCEEDS

     Neither the Company nor the Trust will receive any cash proceeds from the issuance of the Exchange Capital Securities offered hereby. The Original Capital Securities surrendered in exchange for the Exchange Capital Securities will be retired and cancelled.

     The proceeds to the Trust from the offering of the Original Capital Securities were $40,000,000 (without giving effect to approximately $950,000 of commissions and expenses paid by the Company). All of the proceeds from the sale of Original Capital Securities were invested by the Trust in the Original Junior Subordinated Debentures. The Company invested approximately $40.0 million of the net proceeds to it from its sale of the Original Junior Subordinated Debentures in equity of the Bank. Net proceeds retained by the Company will be used by the Company for general corporate purposes, including the investment of funds in the Company's subsidiaries and potential future acquisitions. There currently are no agreements, arrangements or understandings with respect to any potential acquisitions.

                                 CAPITALIZATION

     The following table sets forth the consolidated capitalization of the Company at March 31, 1998 and as adjusted to give pro forma effect to the Exchange Offer as if it had occurred on March 31, 1998. The issuance of the Exchange Capital Securities in the Exchange Offer will have no effect on the capitalization of the Company. This table is based on, and is qualified in its entirety by, the historical consolidated financial statements of Provident Bankshares Corporation, including the related notes thereto, which are included in documents incorporated by reference herein, and should be read in conjunction therewith. See "Incorporation of Certain Documents by Reference."

                                                                       AT MARCH 31, 1998
                                                              -----------------------------------
                                                                         PRO FORMA     PRO FORMA
                                                               ACTUAL    ADJUSTMENT   AS ADJUSTED
                                                              --------   ----------   -----------
                                                                        (IN THOUSANDS)
Long term debt..............................................  $488,297                 $488,297
Corporation-obligated mandatorily redeemable original
  capital securities of Subsidiary trust holding solely
  Original Junior Subordinated Debentures of the Company....        --    $40,000        40,000
Stockholders' equity:
     Common stock, par value $1.00 per share; 30,000,000
       shares authorized; 23,537,844 shares issued..........    23,538                   23,538
     Capital surplus........................................   135,079                  135,079
     Retained earnings......................................   119,885                  119,885
     Net unrealized holding gain on debt securities.........     4,043                    4,043
     Treasury stock, at cost, 228,066 shares................    (2,490)                  (2,490)
                                                              --------    -------      --------
          Total stockholders' equity........................   280,055                  280,055
                                                              --------    -------      --------
               Total capitalization.........................  $768,352    $40,000      $808,352
                                                              ========    =======      ========

                              ACCOUNTING TREATMENT

     For financial reporting purposes, the Trust will be treated as a subsidiary of the Company and, accordingly, the accounts of the Trust will be included in the consolidated financial statements of the Company. The Capital Securities will be included in the consolidated balance sheets of the Company and appropriate disclosures about the Capital Securities, the Guarantee and the Junior Subordinated Debentures will be included in the notes to the consolidated financial statements of the Company. For financial reporting purposes, distributions on the Capital Securities will be recorded in the consolidated statements of income of the Company.

                               THE EXCHANGE OFFER

PURPOSE AND EFFECT OF THE EXCHANGE OFFER

     In connection with the sale of the Original Capital Securities, the Company and the Trust entered into the Registration Rights Agreement with the Initial Purchaser, pursuant to which the Company and the Trust agreed to file and to use their reasonable best efforts to cause to be declared effective by the Commission a registration statement with respect to the exchange of the Exchange Capital Securities for Original Capital Securities with terms identical in all material respects to the terms of the Original Capital Securities. A copy of the Registration Rights Agreement has been filed as an Exhibit to the Registration Statement of which this Prospectus is a part.

     The Exchange Offer is being made to satisfy the contractual obligations of the Company and the Trust under the Registration Rights Agreement. The form and terms of the Exchange Capital Securities are the same as the form and terms of the Original Capital Securities except that the Exchange Capital Securities

(i) have been registered under the Securities Act and therefore will not be subject to certain restrictions on transfer under federal and state securities laws and (ii) will not provide for any increase in the Distribution Rate thereon. In that regard, the Original Capital Securities provide, among other things, that, if a registration statement relating to the Exchange Offer has not been filed by September 14, 1998, and declared effective by October 14, 1998, the Distribution Rate borne by the Original Capital Securities, commencing on April 17, 1998 will increase by 0.25% per annum until the Exchange Offer is consummated. Upon consummation of the Exchange Offer, holders of Original Capital Securities will not be entitled to any increase in the Distribution Rate thereon or any further registration rights under the Registration Rights Agreement. See "Risk Factors -- Consequences of a Failure to Exchange Original Capital Securities" and "Description of Capital Securities."

     The Exchange Offer is not being made to, nor will the Trust accept tenders for exchange from, holders of Original Capital Securities in any jurisdiction in which the Exchange Offer or the acceptance thereof would not be in compliance with the securities or blue sky laws of such jurisdiction.

     Unless the context requires otherwise, the term "holder" with respect to the Exchange Offer means any person in whose name the Original Capital Securities are registered on the books of the Trust or any other person who has obtained a properly completed bond power from the registered holder, or any participant in the DTC system whose name appears on a security position listing as the holder of such Original Capital Securities and who desires to deliver such Original Capital Securities by book-entry transfer at DTC.

     Pursuant to the Exchange Offer, the Company will exchange as soon as practicable after the date hereof, the Exchange Guarantee for the Original Guarantee and the Exchange Junior Subordinated Debentures, in an amount corresponding to the Original Capital Securities accepted for exchange, for a like aggregate principal amount of the Original Junior Subordinated Debentures. The Exchange Guarantee and the Exchange Junior Subordinated Debentures have been registered under the Securities Act.

TERMS OF THE EXCHANGE OFFER

     The Trust hereby offers, upon the terms and subject to the conditions set forth in this Prospectus and in the accompanying Letter of Transmittal, to exchange up to $40,000,000 aggregate Liquidation Amount of Exchange Capital Securities for a like aggregate Liquidation Amount of Original Capital Securities properly tendered on or prior to the Expiration Date and not properly withdrawn in accordance with the procedures described below. The Trust will issue, promptly after the Expiration Date, an aggregate Liquidation Amount of up to $40,000,000 of Exchange Capital Securities in exchange for a like aggregate Liquidation Amount of outstanding Original Capital Securities tendered and accepted in connection with the Exchange Offer. Holders may tender their Original Capital Securities in whole or in part in a Liquidation Amount of not less than $100,000 (100 Capital Securities) or any integral multiple of $1,000 Liquidation Amount (one Capital Security) in excess thereof, provided that if any Original Capital Securities are tendered in exchange for part, the untendered Liquidation Amount must be $100,000 or any integral multiple of $1,000 in excess thereof.

     The Exchange Offer is not conditioned upon any minimum Liquidation Amount of Original Capital Securities being tendered. As of the date of this Prospectus, $40,000,000 aggregate Liquidation Amount of the Original Capital Securities is outstanding.

     Holders of Original Capital Securities do not have any appraisal or dissenters' rights in connection with the Exchange Offer. Original Capital Securities which are not tendered for or are tendered but not accepted in connection with the Exchange Offer will remain outstanding and be entitled to the benefits of the Trust Agreement, but will not be entitled to any further registration rights under the Registration Rights Agreement. See "Risk Factors -- Consequences of a Failure to Exchange Original Capital Securities" and "Description of Original Securities."

     If any tendered Original Capital Securities are not accepted for exchange because of an invalid tender, the occurrence of certain other events set forth herein or otherwise, certificates for any such unaccepted Original Capital Securities will be returned, without expense, to the tendering holder thereof promptly after the Expiration Date.

     Holders who tender Original Capital Securities in connection with the Exchange Offer will not be required to pay brokerage commissions or fees or, subject to the instructions in the Letter of Transmittal, transfer taxes with respect to the exchange of Original Capital Securities in connection with the Exchange Offer. The Company will pay all charges and expenses, other than certain applicable taxes described below, in connection with the Exchange Offer. See "-- Fees and Expenses."

     NEITHER THE BOARD OF DIRECTORS OF THE COMPANY NOR ANY ISSUER TRUSTEE OF THE TRUST MAKES ANY RECOMMENDATION TO HOLDERS OF ORIGINAL CAPITAL SECURITIES AS TO WHETHER TO TENDER OR REFRAIN FROM TENDERING ALL OR ANY PORTION OF THEIR ORIGINAL CAPITAL SECURITIES PURSUANT TO THE EXCHANGE OFFER. IN ADDITION, NO ONE HAS BEEN AUTHORIZED TO MAKE ANY SUCH RECOMMENDATION. HOLDERS OF ORIGINAL CAPITAL SECURITIES MUST MAKE THEIR OWN DECISION WHETHER TO TENDER PURSUANT TO THE EXCHANGE OFFER AND, IF SO, THE AGGREGATE AMOUNT OF ORIGINAL CAPITAL SECURITIES TO TENDER BASED ON SUCH HOLDERS' OWN FINANCIAL POSITION AND REQUIREMENTS.

EXPIRATION DATE; EXTENSIONS; AMENDMENTS

     The term "Expiration Date" means 5:00 p.m., Eastern Standard Time, on
                    , 1998 unless the Exchange Offer is extended by the Company or the Trust (in which case the term "Expiration Date" shall mean the latest date and time which the Exchange Offer is extended).

     The Company and the Trust expressly reserve the right in their sole and absolute discretion, subject to applicable law, at anytime and from time to time, (i) to delay the acceptance of the Original Capital Securities for exchange, (ii) to terminate the Exchange Offer (whether or not any Original Capital Securities have theretofore been accepted for exchange) if the Company and the Trust determine, in their sole and absolute discretion, that any of the events or conditions referred to under "-- Conditions to the Exchange Offer" have occurred or exist or have not been satisfied, (iii) to extend the Expiration Date of the Exchange Offer and retain all Original Capital Securities tendered pursuant to the Exchange Offer, subject, however, to the right of holders of Original Capital Securities to withdraw their tendered Original Capital Securities as described under "-- Withdrawal Rights," and (iv) to waive any condition or otherwise amend the terms of the Exchange Offer in any respect. If the Exchange Offer is amended in a manner determined by the Company and the Trust to constitute a material change, or if the Company and the Trust waive a material condition of the Exchange Offer, the Company and the Trust will promptly disclose such amendment by means of a Prospectus supplement that will be distributed to the registered holders of the Original Capital Securities, and the Company and the Trust will extend the Exchange Offer to the extent required by Rule 14e-1 under the Exchange Act.

     Any such delay in acceptance, extension, termination or amendment will be followed promptly by oral or written notice thereof to the Exchange Agent and by making a public announcement thereof, and such announcement in the case of an extension will be made no later than 9:00 a.m., Eastern Standard Time, on the next business day after the previously scheduled Expiration Date. Without limiting the manner in which the Company and the Trust may choose to make any public announcement and subject to applicable law, the Company and the Trust shall have no obligation to publish, advertise or otherwise communicate any such public announcement other than by issuing a release to an appropriate new agency.

ACCEPTANCE FOR EXCHANGE AND ISSUANCE OF EXCHANGE CAPITAL SECURITIES

     Upon the terms and subject to the conditions of the Exchange Offer, the Trust will exchange, and will issue to the Exchange Agent, Exchange Capital Securities for Original Capital Securities validly tendered and not withdrawn promptly after the Expiration Date.

     In all cases, delivery of Exchange Capital Securities in exchange for Original Capital Securities tendered and accepted for exchange pursuant to the Exchange Offer will be made only after timely receipt by the Exchange Agent of
(i) Original Capital Securities or a book-entry confirmation of a book-entry transfer of Original Capital Securities into the Exchange Agent's account at DTC, including an Agent's Message if the tendering holder has not delivered a Letter of Transmittal, (ii) the Letter of Transmittal (or facsimile thereof), properly completed and duly executed, with any required signature guarantees, or (in the case of a book-entry transfer) an Agent's Message in lieu of the Letter of Transmittal, and (iii) any other documents required by the Letter of Transmittal.

     The term "book-entry confirmation" means a timely confirmation of a book-entry transfer of Original Capital Securities into the Exchange Agent's account at DTC. The term "Agent's Message" means a message, transmitted by DTC to and received by the Exchange Agent and forming a part of a book-entry confirmation, which states that DTC has received an express acknowledgment from the tendering participant, which acknowledgment states that such participant has received and agrees to be bound by the Letter of Transmittal and that the Trust and the Company may enforce such Letter of Transmittal against such participant.

     Subject to the terms and conditions of the Exchange Offer, the Company and the Trust will be deemed to have accepted for exchange, and thereby exchanged, Original Capital Securities validly tendered and not withdrawn as, if and when the Trust gives oral or written notice to the Exchange Agent of the Company's and the Trust's acceptance of such Original Capital Securities for exchange pursuant to the Exchange Offer. The Exchange Agent will act as agent for the Trust for the purpose of receiving tenders of Original Capital Securities, Letters of Transmittal and related documents and transmitting Exchange Capital Securities to validly tendering holders. Such exchange will be made promptly after the Expiration Date. If for any reason whatsoever, acceptance for exchange or the exchange of any Original Capital Securities tendered pursuant to the Exchange Offer is delayed (whether before or after the Trust's acceptance for exchange of Original Capital Securities) or the Company and the Trust extend the Exchange Offer or are unable to accept for exchange or exchange Original Capital Securities tendered pursuant to the Exchange Offer, then without prejudice to the Company's and the Trust's rights set forth herein, the Exchange Agent may, nevertheless, on behalf of the Company and the Trust subject to Rule 14e-1(c) under the Exchange Act, retain tendered Original Capital Securities and such Original Capital Securities may not be withdrawn except to the extent tendering holders are entitled to withdrawal rights as described under "-- Withdrawal Rights."

     Pursuant to the Letter of Transmittal or Agent's Message in lieu thereof, a holder of Original Capital Securities will warrant and agree in the Letter of Transmittal that it has full power and authority to tender, exchange, sell, assign and transfer Original Capital Securities, that the Trust will acquire good, marketable and unencumbered title to the tendered Original Capital Securities, free and clear of all liens, restrictions, charges and encumbrances, and the Original Capital Securities tendered for exchange are not subject to any adverse claims or proxies. The holder also will warrant and agree that it will, upon request, execute and deliver any additional documents deemed by the Company, the Trust or the Exchange Agent to be necessary or desirable to complete the exchange, sale assignment and transfer of the Original Capital Securities tendered pursuant to the Exchange Offer.

PROCEDURES FOR TENDERING ORIGINAL CAPITAL SECURITIES

     Valid Tender. Except as set forth below, in order for Original Capital Securities to be validly tendered pursuant to the Exchange Offer, a properly completed and duly executed Letter of Transmittal (or facsimile thereof), with any required signature guarantees, or (in the case of a book-entry transfer) an Agent's Message in lieu of a Letter of Transmittal, and any other required documents, must be received by the Exchange Agent at one of its addresses set forth under "-- Exchange Agent," and (i) tendered Original Capital Securities must be received by the Exchange Agent, or (ii) such Original Capital Securities must be tendered pursuant to the procedures for book-entry transfer set forth below and a book-entry confirmation, including an Agent's Message if the tendering holder has not delivered a Letter of Transmittal, must be received by the Exchange Agent, in each case on or prior to the Expiration Date, or (iii) the guaranteed delivery procedures set forth below must be complied with.

     If less than all of the Original Capital Securities are tendered, a tendering holder should fill in the amount of Original Capital Securities being tendered in the appropriate box on the Letter of Transmittal or so indicate in an Agent's Message in lieu of the Letter of Transmittal and the untendered Liquidation Amount must be

$100,000 or any integral multiple of $1,000 in excess thereof. The entire amount of Original Capital Securities delivered to the Exchange Agent will be deemed to have been tendered unless otherwise indicated.

     THE METHOD OF DELIVERY OF CERTIFICATES, THE LETTER OF TRANSMITTAL AND ALL OTHER REQUIRED DOCUMENTS IS AT THE OPTION AND SOLE RISK OF THE TENDERING HOLDER, AND DELIVERY WILL BE DEEMED MADE ONLY WHEN ACTUALLY RECEIVED BY THE EXCHANGE AGENT. IF DELIVERY IS BY MAIL, REGISTERED MAIL, RETURN-RECEIPT REQUESTED, PROPERLY INSURED, OR AN OVERNIGHT DELIVERY SERVICE IS RECOMMENDED. IN ALL CASES, SUFFICIENT TIME SHOULD BE ALLOWED TO ENSURE TIMELY DELIVERY.

     Book-Entry Transfer. The Exchange Agent will establish an account with respect to the Original Capital Securities at DTC for purposes of the Exchange Offer within two business days after the date of this Prospectus. Any financial institution that is a participant in DTC's book-entry transfer facility system may make a book-entry delivery of the Original Capital Securities by causing DTC to transfer such Original Capital Securities into the Exchange Agent's account at DTC in accordance with DTC's procedures for transfers. However, although delivery of Original Capital Securities may be effected through book-entry transfer into the Exchange Agent's account at DTC, the Letter of Transmittal (or facsimile thereof), properly completed and duly executed, with any required signature guarantees, or an Agent's Message in lieu of the Letter of Transmittal, and any other required documents, must in any case be delivered to and received by the Exchange Agent at its address set forth under "-- Exchange Agent" on or prior to the Expiration Date, or the guaranteed delivery procedure set forth below must be complied with.

     DELIVERY OF DOCUMENTS TO DTC IN ACCORDANCE WITH DTC'S PROCEDURES DOES NOT CONSTITUTE DELIVERY TO THE EXCHANGE AGENT.

     Signature Guarantees. Certificates for the Original Capital Securities need not be endorsed and signature guarantees on the Letter of Transmittal are unnecessary unless (i) a certificate for the Original Capital Securities is registered in a name other than that of the person surrendering the certificate or (ii) such holder completes the box entitled "Special Issuance Instructions" or "Special Delivery Instructions" in the Letter of Transmittal. In the case of
(i) or (ii) above, such certificates for Original Capital Securities must be duly endorsed or accompanied by a properly executed bond power, with the endorsement or signature on the bond power and on the Letter of Transmittal guaranteed by a firm or other entity identified in Rule 17Ad-15 under the Exchange Act as an "eligible guarantor institution," including (as such terms are defined therein): (i) a bank; (ii) a broker, dealer, municipal securities broker or dealer or government securities broker or dealer; (iii) a credit union; (iv) a national securities exchange, registered securities association or clearing agency; or (v) a savings association that is a participant in a Securities Transfer Association (an "Eligible Institution"), unless surrendered on behalf of such Eligible Institution. See Instructions to the "Letter of Transmittal."

     Guaranteed Delivery. If a holder desires to tender Original Capital Securities pursuant to the Exchange Offer and the certificates for such Original Capital Securities are not immediately available or time will not permit all required documents to reach the Exchange Agent on or prior to the Expiration Date, or the procedure for book-entry transfer cannot be completed on a timely basis, such Original Capital Securities may nevertheless be tendered, provided that all of the following guaranteed delivery procedures are complied with:

          (i) such tenders are made by or through an Eligible Institution;

          (ii) a properly completed and duly executed Notice of Guaranteed Delivery, substantially in the form accompanying the Letter of Transmittal, is received by the Exchange Agent, as provided below, on or prior to the Expiration Date; and

          (iii) the certificates (or a book-entry confirmation) representing all tendered Original Capital Securities, in proper form for transfer, together with a properly completed and duly executed Letter of Transmittal (or facsimile thereof), or Agent's Message in lieu thereof, with any required signature guarantees and any other documents required by the Letter of Transmittal, are received by the Exchange

     Agent within three New York Stock Exchange trading days after the date of execution of such Notice of Guaranteed Delivery.

     The Notice of Guaranteed Delivery may be delivered by hand, or transmitted by facsimile or mail to the Exchange Agent and must include a guarantee by an Eligible Institution in the form set forth in such notice.

     Notwithstanding any other provision hereof, the delivery of Exchange Capital Securities in exchange for Original Capital Securities tendered and accepted for exchange pursuant to the Exchange Offer will in all cases be made only after timely receipt by the Exchange Agent of Original Capital Securities, or of a book-entry confirmation with respect to such Original Capital Securities, and a properly completed and duly executed Letter of Transmittal (or facsimile thereof), or Agent's Message in lieu thereof, together with any required signature guarantees and any other documents required by the Letter of Transmittal. Accordingly, the delivery of Exchange Capital Securities might not be made to all tendering holders at the same time, and will depend upon when Original Capital Securities, book-entry confirmation with respect to Original Capital Securities and other required documents are received by the Exchange Agent.

     The Company and the Trust's acceptance for exchange of Original Capital Securities tendered pursuant to any of the procedures described above will constitute a binding agreement between the tendering holder, the Company and the Trust upon the terms and subject to the conditions of the Exchange Offer.

     Determination of Validity. All questions as to the form of documents, validity, eligibility (including time of receipt) and acceptance for exchange of any tendered Original Capital Securities will be determined by the Company and the Trust, in their sole discretion, whose determination shall be final and binding of all parties. The Company and the Trust reserve the absolute right, in their sole and absolute discretion, to reject any and all tenders determined by them not to be in proper form or the acceptance of which, or exchange for, may, in the opinion of counsel to the Company and the Trust, be unlawful. The Company and the Trust also reserve the absolute right, subject to applicable law, to waive any of the conditions of the Exchange Offer as set for thereunder
"-- Conditions to the Exchange Offer" or any condition or irregularity in any tender of Original Capital Securities of any particular holder whether or not similar conditions or irregularities are waived in the case of other holders.

     The interpretation by the Company and the Trust of the terms and conditions of the Exchange Offer (including the Letter of Transmittal and the instructions thereto) will be final and binding. No tender of Original Capital Securities will be deemed to have been validly made until all irregularities with respect to such tender have been cured or waived. None of the Company, the Trust, any affiliates or assigns of the Company or the Trust, the Exchange Agent or any other person shall be under any duty to give any notification of any irregularities in tenders or incur any liability for failure to give any such notification.

     If any Letter of Transmittal, endorsement, bond power, power of attorney or any other document required by the Letter of Transmittal is signed by a trustee, executor, administrator, guardian, attorney-in-fact, officer of a corporation or other person acting in a fiduciary or representative capacity, such person should so indicate when signing, and unless waived by the Company and the Trust, proper evidence satisfactory to the Company and the Trust, in their sole discretion, of such person's authority to so act must be submitted.

     A beneficial owner of Original Capital Securities that are held by or registered in the name of a broker, dealer, commercial bank, trust company or other nominee or custodian is urged to contact such entity promptly if such beneficial holder wishes to participate in the Exchange Offer.

RESALES OF EXCHANGE CAPITAL SECURITIES

     The Trust is making the Exchange Offer for the Exchange Capital Securities in reliance on the position of the staff of the Division of Corporation Finance of the Commission as set forth in certain interpretive letters addressed to third parties in other transactions. However, neither the Company nor the Trust sought its own interpretive letter and there can be no assurance that the staff of the Division of Corporation Finance of the Commission would make a similar determination with respect to the Exchange Offer as it has in such interpretive letters to third parties. Based on these interpretations by the staff of the Division of Corporation Finance of the Commission, and subject to the two immediately following sentences, the Company and the

Trust believe that Exchange Capital Securities issued pursuant to this Exchange Offer in exchange for Original Capital Securities may be offered for resale, resold and otherwise transferred by a holder thereof (other than a holder who is a broker-dealer) without further compliance with the registration and prospectus delivery requirements of the Securities Act, provided that such Exchange Capital Securities are acquired in the ordinary course of such holder's business and that such holder is not participating, and has no arrangement or understanding with any person to participate, in a distribution (within the meaning of the Securities Act) of such Exchange Capital Securities. However, any holder of Original Capital Securities who is an Affiliate of the Company or the Trust or who intends to participate in the Exchange Offer for the purpose of distributing Exchange Capital Securities, or any broker-dealer who purchased Original Capital Securities from the Trust to resell pursuant to Rule 144A or any other available exemption under the Securities Act (i) will not be able to rely on the interpretations of the staff of the Division of Corporation Finance of the Commission set forth in the above-mentioned interpretive letters, (ii) will not be permitted or entitled to tender such Original Capital Securities in the Exchange Offer and (ii) must comply with the registration and prospectus delivery requirements of the Securities Act in connection with any sale or other transfer of such Original Capital Securities, unless such sale is made pursuant to an exemption from such requirements. In addition, as described below, Participating Broker-Dealers must deliver a prospectus meeting the requirements of the Securities Act in connection with any resales of Exchange Capital Securities.

     Each holder of Original Capital Securities who wishes to exchange Original Capital Securities for Exchange Capital Securities in the Exchange Offer will be required to represent that (i) it is not an Affiliate of the Company or the Trust, (ii) any Exchange Capital Securities to be received by it are being acquired in the ordinary course of business, (iii) it has no arrangement or understanding with any person to participate in a distribution (within the meaning of the Securities Act) and such Exchange Capital Securities and (iv) if such holder is not a broker-dealer, such holder is not engaged in, and does not intend to engage in, a distribution (within the meaning of the Securities Act) of such Exchange Capital Securities. The Letter of Transmittal contains the foregoing representations. In addition, the Company and the Trust may require such holder, as a condition to such holder's eligibility to participate in the Exchange Offer, to furnish to the Company and the Trust (or an agent thereof) in writing information as to the number of "beneficial owners" (within the meaning of Rule 13d-3 under the Exchange Act) on behalf of whom such holder holds the Capital Securities to be exchange in the Exchange Offer. Each Participating Broker-Dealer will be deemed to have acknowledged by execution of the Letter of Transmittal or delivery of an Agent's Message that it acquired the Original Capital Securities for its own account as the result of market-making activities or their trading activities and must agree that it will deliver a prospectus meeting the requirements of the Securities Act in connection with any resale of such Exchange Capital Securities. The Letter of Transmittal states that by so acknowledging and by delivering a prospectus, a Participating Broker-Dealer will not be deemed to admit that it is an "underwriter" within the meaning of the Securities Act. Based on the position taken by the staff of the Division of Corporation Finance of the Commission in the interpretive letters referred to above, the Company and the Trust believe that Participating Broker-Dealers who acquired Original Capital Securities for their own accounts as a result of market-making activities or other trading activities may fulfill their prospectus delivery requirements with respect to the Exchange Capital Securities received upon exchange of such Original Capital Securities (other than Original Capital Securities which represent an unsold allotment from the original sale of the Original Capital Securities) with a prospectus meeting the requirements of the Securities Act, which may be the prospectus prepared for an exchange offer so long as it contains a description of the plan of distribution with respect to the resale of such Exchange Capital Securities. Accordingly, this Prospectus, as it may be amended or supplemented from time to time, may be used by a Participating Broker-Dealer during the period referred to below in connection with resales of Exchange Capital Securities received in exchange for Original Capital Securities where such Original Capital Securities were acquired by such Participating Broker-Dealer for its own account as a result of market-making or other trading activities. Subject to certain provisions set forth in the Registration Rights Agreement, the Company and the Trust have agreed that this Prospectus, as it may be amended or supplemented from time to time, may be used by a Participating Broker-Dealer in connection with resales of such Exchange Capital Securities for a period ending 90-days after the Expiration Date (subject to extension under certain limited circumstances described below) or, if earlier, when all such Exchange Capital Securities have been disposed of by such Participating Broker-Dealer. See

"Plan of Distribution." However, a Participating Broker-Dealer who intends to use this Prospectus in connection with the resale of Exchange Capital Securities received in exchange for Original Capital Securities pursuant to the Exchange Offer must notify the Company or the Trust, or cause the Company or the Trust to be so notified, on or prior to the Expiration Date, that it is a Participating Broker-Dealer. Such notice may be given in the space provided for that purpose in the Letter of Transmittal or may be delivered to the Exchange Agent at one of the addresses set forth herein under "-- Exchange Agent." Any person, including any Participating Broker-Dealer, who is an Affiliate of the Company or the Trust may not rely on such interpretive letters and must comply with the registration and prospectus delivery requirements of the Securities Act in connection with any resale transaction.

     In that regard, each Participating Broker-Dealer who surrenders Original Capital Securities pursuant to the Exchange Offer will be deemed to have agreed, by execution of the Letter of Transmittal or delivery of an Agent's Message in lieu thereof, that, upon receipt of notice from the Company or the Trust of the occurrence of any event or the discovery of any fact which makes any statement contained or incorporated by reference in this Prospectus untrue in any material respect or which causes this Prospectus to omit to state a material fact necessary in order to make the statements contained or incorporated by reference herein, in light of the circumstances under which they were made, not misleading or of the occurrence of certain other events specified in the Registration Rights Agreement, such Participating Broker-Dealer will suspend the sale of Exchange Capital Securities (or the Exchange Guarantee or the Exchange Junior Subordinated Debentures, as applicable) pursuant to this Prospectus or until the Company or the Trust has amended or supplemented this Prospectus to correct such misstatement or omission and has furnished copies of the amended or supplemented Prospectus to such Participating Broker-Dealer or the Company or the Trust has given notice that the sale of the Exchange Capital Securities (or the Exchange Guarantee or the Exchange Junior Subordinated Debentures, as applicable) may be resumed, as the case may be. If the Company or the Trust gives such notice to suspend the sale of the Exchange Capital Securities (or the Exchange Guarantee or the Exchange Junior Subordinated Debentures, as applicable), it shall extend the 90-day period referred to above during which Participating Broker-Dealers are entitled to use this Prospectus in connection with the resale of Exchange Capital Securities by the number of days during the period from and including the date of the giving of such notice to and including the date when Participating Broker-Dealers shall have received copies of the amended or supplemented Prospectus necessary to permit resales of the Exchange Capital Securities or to and including the date on which the Company or the Trust has given notice that the sale of Exchange Capital Securities (or the Exchange Guarantee or the Exchange Junior Subordinated Debentures, as applicable) may be resumed, as the case may be.

WITHDRAWAL RIGHTS

     Except as otherwise provided herein, tenders of Original Capital Securities may be withdrawn at any time on or prior to the Expiration Date.

     In order for a withdrawal to be effective a written or facsimile transmission of such notice of withdrawal must be timely received by the Exchange Agent at one of its addresses set forth under "-- Exchange Agent" on or prior to the Expiration Date. Any such notice of withdrawal must specify the name of the person who tendered the Original Capital Securities to be withdrawn, the aggregate principal amount of Original Capital Securities to be withdrawn, and (if certificates for such Original Capital Securities have been tendered) the name of the registered holder of the Original Capital Securities as set forth on the Original Capital Securities, if different from that of the person who tendered such Original Capital Securities. If Original Capital Securities have been delivered or otherwise identified to the Exchange Agent, then prior to the physical release of such Original Capital Securities, the tendering holder must submit the certificate numbers shown on the particular Original Capital Securities to be withdrawn and the signature on the notice of withdrawal must be guaranteed by an Eligible Institution, except in the case of Original Capital Securities tendered for the account of an Eligible Institution. If Original Capital Securities have been tendered pursuant to the procedures for book-entry transfer set forth in "-- Procedures for Tendering Original Capital Securities," the notice of withdrawal must specify the name and number of the account at DTC to be credited with the withdrawal of Original Capital Securities, in which case a notice of withdrawal will be effective if delivered to the Exchange Agent by written or facsimile transmission. Withdrawals of tenders of Original Capital Securities may not be rescinded. Original Capital Securities properly withdrawn will not be deemed validly tendered for purposes of the Exchange Offer, but may be retendered at any subsequent time on or prior to the Expiration Date by following any of the procedures described above under "-- Procedures for Tendering Original Capital Securities."

     All questions as to the validity, form and eligibility (including time of receipt) of such withdrawal notices will be determined by the Company and the Trust, in their sole discretion, whose determination shall be final and binding on all parties. None of the Company, the Trust, any affiliates or assigns of the Company or the Trust, the Exchange Agent or any other person shall be under any duty to give any notification of any irregularities in any notice of withdrawal or incur any liability for failure to give any such notification. Any Original Capital Securities which have been tendered but which are withdrawn will be returned to the holder thereof promptly after withdrawal.

DISTRIBUTIONS ON EXCHANGE CAPITAL SECURITIES

     Holders of Original Capital Securities as of October 1, 1998, the record date for the Initial Distribution on October 15, 1998, including such holders who tender their Original Capital Securities pursuant to the Exchange Offer, will be entitled to receive such Distribution. Distributions on the Exchange Capital Securities are payable semi-annually in arrears on April and October 15(th) of each year, commencing October 15, 1998, at the annual rate of 8.29% of the Liquidation Amount to the holders of the Exchange Capital Securities on the relevant record dates. Distributions on the Exchange Capital Securities will accumulate from October 15, 1998, the date of the most recent Distribution on the Original Capital Securities prior to the issuance of the Exchange Capital Securities (or if no such Distribution is made to the Original Capital Securities, then the Exchange Capital Securities would be entitled to accumulated Distributions from April 17, 1998, the date of issuance of the Original Capital Securities).

CONDITIONS TO THE EXCHANGE OFFER

     Notwithstanding any other provisions of the Exchange Offer, or any extension of the Exchange Offer, the Company and the Trust will not be required to accept for exchange, or to exchange, any Original Capital Securities for any Exchange Capital Securities, and, as described below, may terminate the Exchange Offer (whether or not any Original Capital Securities have theretofore been accepted for exchange) or may waive any conditions to or amend the Exchange Offer, if any of the following conditions have occurred or exists or have not been satisfied:

          (a) there shall occur a change in the current interpretation by the staff of the Commission which permits the Exchange Capital Securities issued pursuant to the Exchange Offer in exchange for Original Capital Securities to be offered for resale, resold and otherwise transferred by holders thereof (other than broker-dealers and any such holder which is an Affiliate of the Company or the Trust) without compliance with the registration and prospectus delivery provisions of the Securities Act, provided that such Exchange Capital Securities are acquired in the ordinary course of such holders' business and such holders have no arrangement or understanding with any person to participate in the distribution of such Exchange Capital Securities; or

          (b) any law, statute, rule or regulation shall have been adopted or enacted which, in the judgment of the Company or the Trust, would reasonably be expected to impair its ability to proceed with the Exchange Offer;

          (c) any action or proceeding shall have been instituted or threatened in any court or by or before any governmental agency or body with respect to the Exchange Offer, which in the Company's and the Trust's judgment, would reasonably be expected to impair its ability to proceed with the Exchange Offer;

          (d) a banking moratorium shall have been declared by United States federal or Maryland or New York state authorities which, in the Company's and the Trust's judgment, would reasonably be expected to impair the ability of the Trust or the Company to proceed with the Exchange Offer;

          (e) trading on the New York Stock Exchange or generally in the United States over-the-counter market shall have been suspended by order of the Commission or any other governmental authority which, in the Company's and the Trust's judgment, would reasonably be expected to impair the ability of the Company or the Trust to proceed with the Exchange Offer; or

          (f) a stop order shall have been issued by the Commission or any state securities authority suspending the effectiveness of the Registration Statement or proceedings shall have been initiated or, to the knowledge of the Company or the Trust, threatened for that purpose, or any governmental approval which either the Company or the Trust shall, in its sole discretion, deem necessary for the consummation of the Exchange Offer as contemplated hereby has not been obtained.

     If the Company and the Trust determine in their sole and absolute discretion that any of the foregoing events or conditions has occurred or exists or has not been satisfied, the Company and the Trust may, subject to applicable law, terminate the Exchange Offer (whether or not any Original Capital Securities have theretofore been accepted for exchange) or may waive any such condition or otherwise amend the terms of the Exchange Offer in any respect. If such waiver or amendment constitutes a material change to the Exchange Offer, the Company and the Trust will promptly disclose such waiver or amendment by means of a Prospectus supplement that will be distributed to the registered holders of the Original Capital Securities and will extend the Exchange Offer to the extent required by Rule 14e-1 under the Exchange Act.

EXCHANGE AGENT

     Bankers Trust Company has been appointed as Exchange Agent for the Exchange Offer. Delivery of the Letter of Transmittal and any other required documents, questions, requests for assistance, and requests for additional copies of this Prospectus or of the Letter of Transmittal should be directed to the Exchange Agent as follows:

           By Mail:                           By Hand:                By Overnight Mail or Courier:
  BT Services Tennessee, Inc.           Bankers Trust Company          BT Services Tennessee, Inc.
      Reorganization Unit          Corporate Trust & Agency Group     Corporate Trust & Agency Group
        P.O. Box 292737               Receipt & Delivery Window            Reorganization Unit
Nashville, Tennessee 37229-2737   123 Washington Street, 1st Floor       648 Grassmere Park Road
                                      New York, New York 10006          Nashville, Tennessee 37211

                             For Information Call:
                                 (800) 735-7777
                             Confirm by Telephone:
                                 (615) 835-3572
                            Facsimile Transmission:
                          (Eligible Institutions Only)
                                 (615) 835-3701

     Delivery to other than the above addresses or facsimile number will not constitute a valid delivery.

FEES AND EXPENSES

     The Company has agreed to pay the Exchange Agent reasonable and customary fees for its services and will reimburse it for its reasonable out-of-pocket expenses in connection therewith. The Company will also pay brokerage houses and other custodians, nominees and fiduciaries the reasonable out-of-pocket expenses incurred by them in forwarding copies of this Prospectus and related documents to the beneficial owners of Original Capital Securities, and in handling or tendering for their customers.

     Holders who tender their Original Capital Securities for exchange will not be obligated to pay any transfer taxes in connection therewith. If, however, Exchange Capital Securities are to be delivered to, or are to be issued in the name of, any person other than the registered holder of the Original Capital Securities tendered, or if a transfer tax is imposed for any reason other than the exchange of Original Capital Securities in connection with the Exchange Offer, then the amount of any such transfer taxes (whether imposed on the registered holder or any other persons) will be payable by the tendering holder. If satisfactory evidence of payment of such taxes or exemption therefrom is not submitted with the Letter of Transmittal, the amount of such transfer taxes will be billed directly to such tendering holder.

     Neither the Company nor the Trust will make any payment to brokers, dealers or other nominees soliciting acceptances of the Exchange Offer.

                     DESCRIPTION OF THE EXCHANGE SECURITIES

     The terms of the Original Securities are identical in all material respects to the Exchange Securities, except that (i) the Original Securities have not been registered under the Securities Act, are subject to certain restrictions on transfer and are entitled to certain rights under the applicable Registration Rights Agreement (which rights will terminate upon consummation of the Exchange Offer, except under limited circumstances); (ii) the Exchange Capital Securities will not contain certain restrictions on transfer applicable to Original Capital Securities; (iii) the Exchange Capital Securities will not provide for any increase in the Distribution rate thereon; and (iv) the Exchange Junior Subordinated Debentures will not provide for any increase in the interest rate thereon. The Original Securities provide that, in the event that a registration statement relating to the Exchange Offer has not been filed by September 14, 1998 and been declared effective by October 14, 1998, or, in certain limited circumstances, in the event a shelf registration statement (the "Shelf Registration Statement") with respect to the resale of the Original Capital Securities is not declared effective by the time required by the Registration Rights Agreement, then liquidated damages will accrue at the rate of 0.25% per annum on the principal amount of the Original Junior Subordinated Debentures and Distributions will accrue at the rate of 0.25% per annum on the Liquidation Amount of the Original Capital Securities, for the period from the occurrence of such event until such time as such registration statement has been filed or declared effective, as the case may be. The Exchange Securities are not, and upon consummation of the Exchange Offer the Original Securities will not be, entitled to any such additional interest or Distributions. Accordingly, holders of Original Capital Securities should review the information set forth under "Risk Factors -- Consequences of a Failure to Exchange Original Capital Securities" and "Description of Exchange Securities."

                       DESCRIPTION OF ORIGINAL SECURITIES

     The terms of the Original Securities are identical in all material respects to the Exchange Securities, except that (i) the Original Securities have not been registered under the Securities Act, are subject to restrictions on transfer under federal and state securities laws and are entitled to certain rights under the Registration Rights Agreement (which rights will terminate upon consummation of the Exchange Offer); (ii) the Exchange Capital Securities will not provide for any increase in the Distribution rate thereon; and (iii) the Exchange Junior Subordinated Debentures will not provide for any increase in the interest rate thereon. The Original Securities provide that, in the event that a registration statement relating to the Exchange Offer has not been filed by September 14, 1998 and declared effective by October 14, 1998, or, in certain limited circumstances, in the event the Shelf Registration Statement with respect to the resale of the Original Capital Securities is not declared effective by October 14, 1998, then interest will accrue (in addition to the stated interest rate on the Original Junior Subordinated Debentures and Distributions will accrue (in addition to the stated Distribution rate on the Original Capital Securities) at the rate of 0.25% per annum on the Liquidation Amount of the Original Capital Securities, for the period from the occurrence of such event until such time as such required Exchange Offer is consummated or any required Shelf Registration Statement is effective. The Exchange Securities are not, and upon consummation of the Exchange Offer the Original Securities will not be, entitled to any such additional interest or Distributions. Accordingly, holders of Original Capital Securities should review the information set forth under "Risk Factors -- Consequences of a Failure to Exchange Original Capital Securities" and "Description of Exchange Securities."

                       DESCRIPTION OF CAPITAL SECURITIES

     Pursuant to the terms of the Trust Agreement for the Issuer Trust, the Issuer Trust has issued the Original Capital Securities and the Common Securities and will issue the Exchange Capital Securities. The Original Capital Securities do, and the Exchange Capital Securities shall, represent preferred undivided beneficial interests in the assets of the Issuer Trust and the holders thereof will be entitled to a preference in certain circumstances with respect to Distributions and amounts payable on redemption or liquidation over the Common Securities, as well as other benefits as described in the Trust Agreement. The Trust Agreement has been qualified under the Trust Indenture Act of 1939, as amended (the "Trust Indenture Act"). This summary of certain provisions of the Capital Securities and the Trust Agreement does not purport to be complete and is subject to, and qualified in its entirety by reference to, all the provisions of the Trust Agreement, including the definitions therein of certain terms. Wherever particular defined terms of the Trust Agreement are referred to herein, such defined terms are incorporated herein by reference.

GENERAL

     The Capital Securities (including the Original Capital Securities and the Exchange Capital Securities) are limited to $40,000,000 aggregate Liquidation Amount outstanding. The Capital Securities rank pari passu, and payments will be made thereon pro rata, with the Common Securities except as described under "-- Subordination of Common Securities." The Junior Subordinated Debentures are registered in the name of the Issuer Trust and held by the Property Trustee in Trust for the benefit of the holders of the Capital Securities and Common Securities. The Guarantee is a guarantee on a subordinated basis with respect to the Capital Securities but does not guarantee payment of Distributions or amounts payable on redemption or liquidation of such Capital Securities when the Issuer Trust does not have funds on hand available to make such payments. See "Description of Guarantee."

DISTRIBUTIONS

     The Capital Securities represent preferred undivided beneficial interests in the assets of the Issuer Trust, and Distributions on each Capital Security will be payable at an annual rate equal to 8.29% on the stated Liquidation Amount of $1,000, payable semi-annually in arrears on the 15th day of April and October of each year (each a "Distribution Date"), to the holders of the Capital Securities at the close of business on the April 1st or October 1st (whether or not a Business Day) next preceding the relevant Distribution Date. Distributions on the Capital Securities will be cumulative. Distributions accumulate from April 17, 1998. The first Distribution Date for the Capital Securities will be October 15, 1998. The amount of Distributions payable for any period less than a full Distribution period will be computed on the basis of a 360-day year of twelve 30-day months and the actual days elapsed in a partial month in such period. Distributions payable for each full Distribution period will be computed by dividing the rate per annum by two. If any date on which Distributions are payable on the Capital Securities is not a Business Day, then payment of the Distributions payable on such date will be made on the next succeeding day that is a Business Day (without any additional Distributions or other payment in respect of any such delay), with the same force and effect as if made on the date such payment was originally payable.

     So long as no Debenture Event of Default has occurred and is continuing, the Company has the right under the Junior Subordinated Indenture to defer the payment of interest on the Junior Subordinated Debentures at any time or from time to time for a period not exceeding 10 consecutive semi-annual periods with respect to each Extension Period, provided that no Extension Period may extend beyond the Stated Maturity of the Junior Subordinated Debentures. As a consequence of any such deferral, semi-annual Distributions on the Capital Securities by the Issuer Trust will be deferred during any such Extension Period. Distributions to which holders of the Capital Securities are entitled will accumulate Additional Amounts thereon at a rate equal to 8.29% per annum, compounded semi-annually from the relevant payment date for such Distributions, computed on the basis of a 360-day year of twelve 30-day months and the actual days elapsed in a partial month in such period. Additional Amounts payable for each full Distribution period will be computed by dividing the rate per annum by two. The term "Distributions" as used herein shall include any such Additional Amounts. During any such Extension Period, the Company may not (i) declare or pay any dividends or distributions on, or redeem, purchase, acquire or make a liquidation payment with respect to, any of the Company's capital stock or (ii) make any payment of principal of or interest or premium, if any, on or repay, repurchase or redeem any debt securities of the Company that rank pari passu in all respects with or junior in interest to the Junior Subordinated Debentures (other than (a) repurchases, redemptions or other acquisitions of shares of capital stock of the Company in connection with any employment contract, benefit plan or other similar arrangement with or for the benefit of any one or more employees, officers, directors or consultants, in connection with a dividend reinvestment or shareholder stock purchase plan or in connection with the issuance of capital stock of the Company (or securities convertible into or exercisable for such capital stock) as consideration in an acquisition transaction entered into prior to the applicable Extension Period, (b) as a result of an exchange or conversion of any class or series of the Company's capital stock (or any capital stock of a subsidiary of the Company) for any class or series of the Company's capital stock or of any class or series of the Company's indebtedness for any class or series of the Company's capital stock,
(c) the purchase of fractional interests in shares of the Company's capital stock pursuant to the conversion or exchange provisions of such capital stock or the security being converted or exchanged, (d) any declaration of a dividend in connection with any shareholder's rights plan, or the issuance of rights, stock or other property under any shareholder's rights plan, or the redemption or repurchase of rights pursuant thereto, or (e) any dividend in the form of stock, warrants, options or other rights where the dividend stock or the stock issuable upon exercise of such warrants, options or other rights is the same stock as that on which the dividend is being paid or ranks pari passu with or junior to such stock). Prior to the termination of any such Extension Period, the Company may further defer the payment of interest, provided that no Extension Period may exceed 10 consecutive semi-annual periods or extend beyond the Stated Maturity of the Junior Subordinated Debentures. Upon the termination of any such Extension Period and the payment of all amounts then due, the Company may elect to begin a new Extension Period. No interest shall be due and payable during an Extension Period, except at the end thereof. The Company must give the Issuer Trustees notice of its election of such Extension Period at least one Business Day prior to the earlier of (i) the date the Distributions on the Capital Securities would have been payable but for the election to begin such Extension Period and (ii) the date the Property Trustee is required to give notice to holders of the Capital Securities of the record date or the date such Distributions are payable, but in any event not less than one Business Day prior to such record date. The Property Trustee will give notice of the Company's election to begin a new Extension Period to the holders of the Capital Securities. Subject to the foregoing, there is no limitation on the number of times that the Company may elect to begin an Extension Period. See "Description of Junior Subordinated Debentures -- Option To Extend Interest Payment Period" and "Certain Federal Income Tax Consequences -- Interest Income and Original Issue Discount."

     The Company has no current intention of exercising its right to defer payments of interest by extending the interest payment period on the Junior Subordinated Debentures.

     The revenue of the Issuer Trust available for distribution to holders of the Capital Securities is limited to payments under the Junior Subordinated Debentures in which the Issuer Trust has invested the proceeds from the issuance and sale of the Capital Securities. See "Description of Junior Subordinated Debentures." If the Company does not make payments on the Junior Subordinated Debentures, the Issuer Trust may not have funds available to pay Distributions or other amounts payable on the Capital Securities. The payment of Distributions and other amounts payable on the Capital Securities (if and to the extent the Issuer Trust has funds legally available for and cash sufficient to make such payments) is guaranteed by the Company on a limited basis as set forth herein under "Description of Guarantee."

REDEMPTION

     Upon the repayment or redemption, in whole or in part, of the Junior Subordinated Debentures, whether at maturity or upon earlier redemption as provided in the Junior Subordinated Indenture, the proceeds from such repayment or redemption shall be applied by the Property Trustee to redeem a Like Amount (as defined below) of the Trust Securities, upon not less than 30 nor more than 60 days' notice, at a redemption price (the "Redemption Price") equal to the aggregate Liquidation Amount of such Capital Securities plus accumulated but unpaid Distributions thereon to but excluding the date of redemption (the "Redemption Date") and the related amount of the premium, if any, paid by the Company upon the concurrent redemption of such Junior Subordinated Debentures. See "Description of Junior Subordinated Debentures--Redemption." If less than all the Junior Subordinated Debentures are to be repaid or redeemed on a Redemption Date, then the proceeds from such repayment or redemption shall be allocated to the redemption pro rata of the Capital Securities and the Common Securities. The amount of premium, if any, paid by the Company upon the redemption of all or any part of the Junior Subordinated Debentures to be repaid or redeemed on a Redemption Date shall be allocated to the redemption pro rata of the Capital Securities and the Common Securities.

     The Company has the right to redeem the Junior Subordinated Debentures (i) on or after April 15, 2008, in whole at any time or in part from time to time, or (ii) in whole, but not in part, at any time within 90 days following the occurrence and during the continuation of a Tax Event, Investment Company Event or Capital Treatment Event (each as defined below), in each case subject to possible regulatory approval. See "-- Liquidation Distribution Upon Dissolution." A redemption of the Junior Subordinated Debentures would cause a mandatory redemption of a Like Amount of the Capital Securities and Common Securities at the Redemption Price.

     The Redemption Price, in the case of a redemption under (i) above, shall equal the following prices, expressed in percentages of the Liquidation Amount (as defined below), together with accumulated Distributions to but excluding the date fixed for redemption, if redeemed during the 12-month period beginning April 15:

                            YEAR                              REDEMPTION PRICE
                            ----                              ----------------
2008........................................................     104.1450%
2009........................................................     103.7305%
2010........................................................     103.3160%
2011........................................................     102.9015%
2012........................................................     102.4870%
2013........................................................     102.0725%
2014........................................................     101.6580%
2015........................................................     101.2435%
2016........................................................     100.8290%
2017........................................................     100.4145%

and at 100% on or after April 15, 2018.

     The Redemption Price, in the case of a redemption on or after April 15, 2008 following a Tax Event, Investment Company Event or Capital Treatment Event shall equal the Redemption Price then applicable to a redemption under (i) above. The Redemption Price, in the case of a redemption prior to April 15, 2008 following a Tax Event, Investment Company Event or Capital Treatment Event as described under (ii) above, will equal for each Capital Security the Make-Whole Amount for a corresponding $1,000 principal amount of Junior Subordinated Debentures together with accumulated Distributions to but excluding the date fixed for redemption. The "Make-Whole Amount" will be equal to the greater of
(i) 100% of the principal amount of such Junior Subordinated Debentures and (ii) as determined by a Quotation Agent (as defined below), the sum of the present values of the principal amount and premium payable as part of the Redemption Price with respect to an optional redemption of such Junior Subordinated Debentures on April 15, 2008, together with the present values of scheduled payments of interest (not including the portion of any such payments of interest accrued as of the Redemption Date) from the Redemption Date to April 15, 2008 (the "Remaining Life"), in each case discounted to the Redemption Date on a semi-annual basis (assuming a 360-day year consisting of 30-day months) at the Adjusted Treasury Rate.

     "Adjusted Treasury Rate" means, with respect to any Redemption Date, the Treasury Rate plus (i) 1.875 basis points if such Redemption Date occurs on or before April 15, 1999 or (ii) 1.375 basis points if such Redemption Date occurs after April 15, 1999.

     "Treasury Rate" means (i) the yield, under the heading which represents the average for the week immediately prior to the calculation date, appearing in the most recently published statistical release designated "H.15 (519)" or any successor publication which is published weekly by the Federal Reserve and which establishes yields on actively traded United States Treasury securities adjusted to constant maturity under the caption "Treasury Constant Maturities," for the maturity corresponding to the Remaining Life (if no maturity is within three months before or after the Remaining Life, yields for the two published maturities most closely corresponding to the Remaining Life shall be determined and the Treasury Rate shall be interpolated or extrapolated from such yields on a straight-line basis, rounding to the nearest month) or (ii) if such release (or any successor release) is not published during the week preceding the calculation date or does not contain such yields, the rate per annum equal to the semi-annual equivalent yield to maturity of the Comparable Treasury Issue, calculated using a price for the Comparable Treasury Issue (expressed as a percentage of its principal amount) equal to the Comparable Treasury Price for such Redemption Date. The Treasury Rate shall be calculated on the third Business Day preceding the Redemption Date.

     "Business Day" means a day other than (a) a Saturday or Sunday, (b) a day on which banking institutions in the City of New York, New York or the City of Baltimore, Maryland are authorized or required by law or executive order to remain closed, or (c) a day on which the Property Trustee's Corporate Trust Office or the Corporate Trust Office of the Debenture Trustee is closed for business.

     "Like Amount" means (i) with respect to a redemption of Trust Securities, Trust Securities having a Liquidation Amount (as defined below) equal to that portion of the principal amount of Junior Subordinated Debentures to be contemporaneously redeemed in accordance with the Junior Subordinated Indenture, allocated to the Common Securities and to the Capital Securities based upon the relative Liquidation Amounts of such classes and (ii) with respect to a distribution of Junior Subordinated Debentures to holders of Trust Securities in connection with a dissolution or liquidation of the Issuer Trust, Junior Subordinated Debentures having a principal amount equal to the Liquidation Amount of the Trust Securities of the holder to whom such Junior Subordinated Debentures are distributed.

     "Liquidation Amount" means the stated amount of $1,000 per Trust Security.

     "Tax Event" means the receipt by the Issuer Trust of an opinion of counsel to the Company experienced in such matters to the effect that, as a result of any amendment to, or change (including any announced prospective change) in, the laws (or any regulations thereunder) of the United States or any political subdivision or taxing authority thereof or therein, or as a result of any official or administrative pronouncement or action or judicial decision interpreting or applying such laws or regulations, which amendment or change is effective or which pronouncement, action, or decision is announced on or after the date of issuance of the Capital Securities, there is more than an insubstantial risk that (i) the Issuer Trust is, or will be within 90 days of the delivery of such opinion, subject to United States federal income tax with respect to income received or accrued on the Original Junior Subordinated Debentures or Exchange Junior Subordinated Debentures, (ii) interest payable by the Company on the Original Junior Subordinated Debentures or Exchange Junior Subordinated Debentures is not, or within 90 days of the delivery of such opinion, will not be, deductible by the Company, in whole or in part, for United States federal income tax purposes or (iii) the Issuer Trust is, or will be within 90 days of the delivery of such opinion, subject to more than a de minimis amount of other taxes, duties or other governmental charges.

     "Investment Company Event" means the receipt by the Issuer Trust of an opinion of counsel to the Company experienced in such matters to the effect that, as a result of the occurrence of a change in law or regulation or a written change (including any announced prospective change) in interpretation or application of law or regulation by any legislative body, court, governmental agency or regulatory authority, there is more than an insubstantial risk that the Issuer Trust is or will be considered an "investment company" that is required to be registered under the Investment Company Act, which change or prospective change becomes effective or would become effective, as the case may be, on or after the date of the issuance of the Capital Securities.

     "Capital Treatment Event" means the reasonable determination by the Company that, as a result of the occurrence of any amendment to, or change (including any announced prospective change) in, the laws (or any rules or regulations thereunder) of the United States or any political subdivision thereof or therein, or as a result of any official or administrative pronouncement or action or judicial decision interpreting or applying such laws or regulations, which amendment or change is effective or such pronouncement, action or decision is announced on or after the date of issuance of the Capital Securities, there is more than an insubstantial risk that the Company will not be entitled to treat an amount equal to the Liquidation Amount of the Capital Securities as "Tier 1 capital" (or the then equivalent thereof) for purposes of the risk-based capital adequacy guidelines of the Federal Reserve, as then in effect and applicable to the Company.

     Payment of Additional Sums.  If a Tax Event described in clause (i) or
(iii) of the definition of Tax Event above has occurred and is continuing and the Issuer Trust is the holder of all the Junior Subordinated Debentures, the Company will pay Additional Sums (as defined below), if any, on the Junior Subordinated Debentures.

     "Additional Sums" means the additional amounts as may be necessary in order that the amount of Distributions then due and payable by the Issuer Trust on the outstanding Capital Securities and Common Securities of the Issuer Trust will not be reduced as a result of any additional taxes, duties and other governmental charges to which the Issuer Trust has become subject as a result of a Tax Event.

REDEMPTION PROCEDURES

     Capital Securities redeemed on each Redemption Date shall be redeemed at the Redemption Price with the applicable proceeds from the contemporaneous redemption of the Junior Subordinated Debentures. Redemptions of the Capital Securities shall be made and the Redemption Price shall be payable on each Redemption Date only to the extent that the Issuer Trust has funds on hand available for the payment of such Redemption Price. See also "-- Subordination of Common Securities."

     If the Issuer Trust gives a notice of redemption in respect of any Capital Securities, then, by 12:00 noon, Eastern Standard Time, on the Redemption Date, to the extent funds are available, in the case of Capital Securities held in book-entry form, the Property Trustee will deposit irrevocably with DTC funds sufficient to pay the applicable Redemption Price and will give DTC irrevocable instructions and authority to pay the Redemption Price to the holders of the Capital Securities. With respect to Capital Securities not held in book-entry form, the Property Trustee, to the extent funds are available, will irrevocably deposit with the paying agent for the Capital Securities funds sufficient to pay the applicable Redemption Price and will give such paying agent irrevocable instructions and authority to pay the Redemption Price to the holders thereof upon surrender of their certificates evidencing the Capital Securities. Notwithstanding the foregoing, Distributions payable on or prior to the Redemption Date for any Capital Securities called for redemption shall be payable to the holders of the Capital Securities on the relevant record dates for the related Distribution Dates. If notice of redemption shall have been given and funds deposited as required, then upon the date of such deposit all rights of the holders of such Capital Securities so called for redemption will cease, except the right of the holders of such Capital Securities to receive the Redemption Price, and any Distribution payable in respect of the Capital Securities, but without interest on such Redemption Price, and such Capital Securities will cease to be outstanding. If any date fixed for redemption of Capital Securities is not a Business Day, then payment of the Redemption Price payable on such date will be made on the next succeeding day which is a Business Day (without any interest or other payment in respect of any such delay), except that, if such Business Day falls in the next calendar year, such payment will be made on the immediately preceding Business Day. In the event that payment of the Redemption Price in respect of Capital Securities called for redemption is improperly withheld or refused and not paid either by the Issuer Trust or by the Company pursuant to the Guarantee as described under "Description of Guarantee," Distributions on such Capital Securities will continue to accumulate at the then applicable rate, from the Redemption Date originally established by the Issuer Trust for such Capital Securities to the date such Redemption Price is actually paid, in which case the actual payment date will be the date fixed for redemption for purposes of calculating the Redemption Price.

     Subject to applicable law (including, without limitation, United States federal securities laws), the Company or its affiliates may at any time and from time to time purchase outstanding Capital Securities by tender, in the open market or by private agreement, and may resell such securities.

     If less than all the Capital Securities and Common Securities are to be redeemed on a Redemption Date, then the aggregate Liquidation Amount of such Capital Securities and Common Securities to be redeemed shall be allocated pro rata to the Capital Securities and the Common Securities based upon the relative Liquidation Amounts of such classes subject to the requirement that no holder shall hold capital securities of less than $100,000 after such redemption. The particular Capital Securities to be redeemed shall be selected on a pro rata basis not more than 60 days prior to the Redemption Date by the Property Trustee from the outstanding Capital Securities not previously called for redemption, or if the Capital Securities are then held in the form of a Global Capital Security (as defined below), in accordance with DTC's customary procedures. The Property Trustee shall promptly notify the securities registrar for the Trust Securities in writing of the Capital Securities selected for redemption and, in the case of any Capital Securities selected for partial redemption, the Liquidation Amount thereof to be redeemed. For all purposes of the Trust Agreement, unless the context otherwise requires, all provisions relating to the redemption of Capital Securities shall relate, in the case of any Capital Securities redeemed or to be redeemed only in part, to the portion of the aggregate Liquidation Amount of Capital Securities which has been or is to be redeemed.

     Notice of any redemption will be mailed at least 30 days but not more than 60 days before the Redemption Date to each registered holder of Capital Securities to be redeemed at its address appearing on the securities register for the Trust Securities. Unless the Company defaults in payment of the Redemption Price on the Junior Subordinated Debentures, on and after the Redemption Date interest will cease to accrue on the Junior Subordinated Debentures or portions thereof (and, unless payment of the Redemption Price in respect of the Capital Securities is withheld or refused and not paid either by the Issuer Trust or the Company pursuant to the Guarantee, Distributions will cease to accumulate on the Capital Securities or portions thereof) called for redemption.

SUBORDINATION OF COMMON SECURITIES

     Payment of Distributions on, the Liquidation Distribution in respect of, and the Redemption Price of, the Capital Securities and Common Securities, as applicable, shall be made pro rata based on the Liquidation Amount of such Capital Securities and Common Securities. However, if on any Distribution Date or Redemption Date a Debenture Event of Default has occurred and is continuing as a result of any failure by the Company to pay any amounts in respect of the Junior Subordinated Debentures when due, no payment of any Distribution on, or Liquidation Distribution in respect of, or Redemption Price of, any of the Common Securities, and no other payment on account of the redemption, liquidation or other acquisition of such Common Securities, shall be made unless payment in full in cash of all accumulated and unpaid Distributions on all the outstanding Capital Securities for all Distribution periods terminating on or prior thereto, or in the case of payment of the Redemption Price, the full amount of such Redemption Price on all the outstanding Capital Securities then called for redemption, or in the case of payment of the Liquidation Distribution, the full amount of such Liquidation Distribution on all outstanding Capital Securities, shall have been made or provided for, and all funds immediately available to the Property Trustee shall first be applied to the payment in full in cash of all Distributions on, Liquidation Distribution in respect of or Redemption Price of, the Capital Securities then due and payable.

     In the case of any Event of Default (as defined below) resulting from a Debenture Event of Default, the holders of the Common Securities will be deemed to have waived any right to act with respect to any such Event of Default under the Trust Agreement until the effects of all such Events of Default with respect to such Capital Securities have been cured, waived or otherwise eliminated. See "-- Events of Default; Notice" and "Description of Junior Subordinated Debentures -- Debenture Events of Default." Until all such Events of Default under the Trust Agreement with respect to the Capital Securities have been so cured, waived or otherwise eliminated, the Property Trustee will act solely on behalf of the holders of the Capital Securities and not on behalf of the holders of the Common Securities, and only the holders of the Capital Securities will have the right to direct the Property Trustee to act on their behalf.

LIQUIDATION DISTRIBUTION UPON DISSOLUTION

     The amount payable on the Capital Securities in the event of any liquidation of the Issuer Trust is $1,000 per Capital Security plus accumulated and unpaid Distributions to the date of payment, subject to certain exceptions, which may be in the form of a distribution of such amount in Junior Subordinated Debentures.

     The holders of all the outstanding Common Securities have the right at any time to dissolve the Issuer Trust and, after satisfaction of liabilities to creditors of the Issuer Trust as provided by applicable law, cause the Junior Subordinated Debentures to be distributed to the holders of the Capital Securities and Common Securities in liquidation of the Issuer Trust.

     The Federal Reserve's risk-based capital guidelines currently provide that redemptions of permanent equity or other capital instruments before stated maturity could have a significant impact on a bank holding company's overall capital structure and that any organization considering such a redemption should consult with the Federal Reserve before redeeming any equity or capital instrument prior to maturity if such redemption could have a material effect on the level or composition of the organization's capital base (unless the equity or capital instrument were redeemed with the proceeds of, or replaced by, a like amount of a similar or higher quality capital instrument and the Federal Reserve considers the organization's capital position to be fully adequate after the redemption).

     In the event the Company, while a holder of Common Securities, dissolves the Issuer Trust prior to the Stated Maturity of the Capital Securities and the dissolution of the Issuer Trust is deemed to constitute the redemption of capital instruments by the Federal Reserve under its risk-based capital guidelines or policies, the dissolution of the Issuer Trust by the Company may be subject to the prior approval of the Federal Reserve. Moreover, any changes in applicable law or changes in the Federal Reserve's risk-based capital guidelines or policies could impose a requirement on the Company that it obtain the prior approval of the Federal Reserve to dissolve the Issuer Trust.

     Pursuant to the Trust Agreement, the Issuer Trust will automatically dissolve upon expiration of its term or, if earlier, will dissolve on the first to occur of: (i) certain events of bankruptcy, dissolution or liquidation of the Company or the holder of the Common Securities, (ii) if the holders of Common Securities have given written direction to the Property Trustee to dissolve the Issuer Trust (which direction, subject to the foregoing restrictions, is optional and wholly within the discretion of the holders of Common Securities),
(iii) the repayment of all the Capital Securities in connection with the redemption of all the Trust Securities as described under "-- Redemption" and
(iv) the entry of an order for the dissolution of the Issuer Trust by a court of competent jurisdiction.

     If dissolution of the Issuer Trust occurs as described in clause (i), (ii) or (iv) above, the Issuer Trust will be liquidated by the Property Trustee as expeditiously as the Property Trustee determines to be possible by distributing, after satisfaction of liabilities to creditors of the Issuer Trust as provided by applicable law, to the holders of such Trust Securities a Like Amount of the Junior Subordinated Debentures, unless such distribution is not practical, in which event such holders will be entitled to receive out of the assets of the Issuer Trust available for distribution to holders, after satisfaction of liabilities to creditors of the Issuer Trust as provided by applicable law, an amount equal to, in the case of holders of Capital Securities, the aggregate of the Liquidation Amount plus accumulated and unpaid Distributions thereon to the date of payment (such amount being the "Liquidation Distribution"). If such Liquidation Distribution can be paid only in part because the Issuer Trust has insufficient assets available to pay in full the aggregate Liquidation Distribution, then the amounts payable directly by the Issuer Trust on its Capital Securities shall be paid on a pro rata basis. The holders of the Common Securities will be entitled to receive distributions upon any such liquidation pro rata with the holders of the Capital Securities, except that if a Debenture Event of Default has occurred and is continuing as a result of any failure by the Company to pay any amounts in respect of the Junior Subordinated Debentures when due, the Capital Securities shall have a priority over the Common Securities. See "-- Subordination of Common Securities."

     After the liquidation date is fixed for any distribution of Junior Subordinated Debentures (i) the Capital Securities will no longer be deemed to be outstanding, (ii) DTC or its nominee, as the registered holder of

Capital Securities, will receive a registered global certificate or certificates representing the Junior Subordinated Debentures to be delivered upon such distribution with respect to Capital Securities held by DTC or its nominee and
(iii) any certificates representing the Capital Securities not held by DTC or its nominee will be deemed to represent the Junior Subordinated Debentures having a principal amount equal to the stated Liquidation Amount of the Capital Securities and bearing accrued and unpaid interest in an amount equal to the accumulated and unpaid Distributions on the Capital Securities until such certificates are presented to the security registrar for the Trust Securities for transfer or reissuance.

     If the Company does not redeem the Junior Subordinated Debentures prior to the Stated Maturity and the Issuer Trust is not liquidated and the Junior Subordinated Debentures are not distributed to holders of the Capital Securities, the Capital Securities will remain outstanding until the repayment of the Junior Subordinated Debentures and the distribution of the Liquidation Distribution to the holders of the Capital Securities.

     There can be no assurance as to the market prices for the Capital Securities or the Junior Subordinated Debentures that may be distributed in exchange for Capital Securities if a dissolution and liquidation of the Issuer Trust were to occur. Accordingly, the Capital Securities that an investor may purchase, or the Junior Subordinated Debentures that the investor may receive on dissolution and liquidation of the Issuer Trust, may trade at a discount to the price that the investor paid to purchase the Capital Securities offered hereby.

EVENTS OF DEFAULT; NOTICE

     Any one of the following events constitutes an "Event of Default" under the Trust Agreement (an "Event of Default") with respect to the Capital Securities (whatever the reason for such Event of Default and whether it is voluntary or involuntary or be effected by operation of law or pursuant to any judgment, decree or order of any court or any order, rule or regulation of any administrative or governmental body):

          (i) the occurrence of a Debenture Event of Default (see "Description of Junior Subordinated Debentures -- Debenture Events of Default"); or

          (ii) default by the Issuer Trust in the payment of any Distribution when it becomes due and payable, and continuation of such default for a period of 30 days; or

          (iii) default by the Issuer Trust in the payment of any Redemption Price of any Trust Security when it becomes due and payable; or

          (iv) default in the performance, or breach, in any material respect, of any covenant or warranty of the Issuer Trustees in the Trust Agreement (other than a covenant or warranty a default in the performance of which or the breach of which is dealt with in clause (ii) or (iii) above), and continuation of such default or breach for a period of 60 days after there has been given, by registered or certified mail, to the Issuer Trustees and the Company by the holders of at least 25% in aggregate Liquidation Amount of the outstanding Capital Securities, a written notice specifying such default or breach and requiring it to be remedied and stating that such notice is a "Notice of Default" under the Trust Agreement; or

          (v) the occurrence of certain events of bankruptcy or insolvency with respect to the Property Trustee if a successor Property Trustee has not been appointed within 90 days thereof.

     Within five Business Days after the occurrence of any Event of Default actually known to the Property Trustee, the Property Trustee will transmit notice of such Event of Default to the holders of Trust Securities and the Administrators, unless such Event of Default has been cured or waived. The Company, as Depositor, and the Administrators are required to file annually with the Property Trustee a certificate as to whether or not they are in compliance with all the conditions and covenants applicable to them under the Trust Agreement.

     If a Debenture Event of Default has occurred and is continuing as a result of any failure by the Company to pay any amounts in respect of the Junior Subordinated Debentures when due, the Capital Securities will have a preference over the Common Securities with respect to payments of any amounts in respect of the Capital Securities as described above. See "-- Subordination of Common Securities," "-- Liquidation

Distribution Upon Dissolution" and "Description of Junior Subordinated Debentures -- Debenture Events of Default."

REMOVAL OF ISSUER TRUSTEES; APPOINTMENT OF SUCCESSORS

     The holders of at least a majority in aggregate Liquidation Amount of the outstanding Capital Securities may remove an Issuer Trustee for cause or, if a Debenture Event of Default has occurred and is continuing, with or without cause. If an Issuer Trustee is removed by the holders of the outstanding Capital Securities, the successor may be appointed by the holders of at least 25% in Liquidation Amount of Capital Securities then outstanding. If an Issuer Trustee resigns, such Issuer Trustee will appoint its successor. If an Issuer Trustee fails to appoint a successor, the holders of at least 25% in Liquidation Amount of the outstanding Capital Securities may appoint a successor. If a successor has not been appointed by the holders, any holder of Capital Securities or Common Securities or the other Issuer Trustee may petition a court of competent jurisdiction to appoint a successor. Any Delaware Trustee must meet the applicable requirements of Delaware law. Any Property Trustee must be a national or state-chartered bank and have a combined capital and surplus of at least $50,000,000. No resignation or removal of an Issuer Trustee and no appointment of a successor trustee shall be effective until the acceptance of appointment by the successor trustee in accordance with the provisions of the Trust Agreement.

MERGER OR CONSOLIDATION OF ISSUER TRUSTEES

     Any entity into which the Property Trustee or the Delaware Trustee may be merged or converted or with which it may be consolidated, or any entity resulting from any merger, conversion or consolidation to which such Issuer Trustee is a party, or any entity succeeding to all or substantially all of the corporate Trust business of such Issuer Trustee, will be the successor of such Issuer Trustee under the Trust Agreement, provided such entity is otherwise qualified and eligible.

MERGERS, CONSOLIDATIONS, AMALGAMATIONS OR REPLACEMENTS OF THE ISSUER TRUST

     The Issuer Trust may not merge with or into, consolidate, amalgamate, or be replaced by, or convey, transfer or lease its properties and assets substantially as an entirety to, any entity, except as described below or as otherwise set forth in the Trust Agreement. The Issuer Trust may, at the request of the holders of the Common Securities and with the consent of the holders of at least a majority in aggregate Liquidation Amount of the outstanding Capital Securities, merge with or into, consolidate, amalgamate, or be replaced by or convey, transfer or lease its properties and assets substantially as an entirety to a Trust organized as such under the laws of any State, so long as (i) such successor entity either (a) expressly assumes all the obligations of the Issuer Trust with respect to the Capital Securities or (b) substitutes for the Capital Securities other securities having substantially the same terms as the Capital Securities (the "Successor Securities") so long as the Successor Securities have the same priority as the Capital Securities with respect to distributions and payments upon liquidation, redemption and otherwise, (ii) a trustee of such successor entity, possessing the same powers and duties as the Property Trustee, is appointed to hold the Junior Subordinated Debentures, (iii) such merger, consolidation, amalgamation, replacement, conveyance, transfer or lease does not cause the Capital Securities (including any Successor Securities) to be downgraded by any nationally recognized statistical rating organization, (iv) such merger, consolidation, amalgamation, replacement, conveyance, transfer or lease does not adversely affect the rights, preferences and privileges of the holders of the Capital Securities (including any Successor Securities) in any material respect, (v) such successor entity has a purpose substantially identical to that of the Issuer Trust, (vi) prior to such merger, consolidation, amalgamation, replacement, conveyance, transfer or lease, the Issuer Trust has received an opinion from independent counsel experienced in such matters to the effect that (a) such merger, consolidation, amalgamation, replacement, conveyance, transfer or lease does not adversely affect the rights, preferences and privileges of the holders of the Capital Securities (including any Successor Securities) in any material respect and (b) following such merger, consolidation, amalgamation, replacement, conveyance, transfer or lease, neither the Issuer Trust nor such successor entity will be required to register as an investment company under the Investment Company Act, and (vii) the Company or any permitted successor or assignee owns all the common securities of such successor entity and guarantees the obligations of such successor entity under the Successor Securities at least to the extent provided by the Guarantee. Notwithstanding the foregoing, the Issuer Trust may not, except with the consent of holders of 100% in aggregate Liquidation Amount of the Capital Securities, consolidate, amalgamate, merge with or into, or be replaced by or convey, transfer or lease its properties and assets substantially as an entirety to, any other entity or permit any other entity to consolidate, amalgamate, merge with or into, or replace it if such consolidation, amalgamation, merger, replacement, conveyance, transfer or lease would cause the Issuer Trust or the successor entity to be taxable other than as a grantor Trust for United States federal income tax purposes.

VOTING RIGHTS; AMENDMENT OF TRUST AGREEMENT

     Except as provided below and under "-- Removal of Issuer Trustees; Appointment of Successors" and "Description of Exchange Guarantee -- Amendments and Assignment" and as otherwise required by law and the Trust Agreement, the holders of the Capital Securities will have no voting rights.

     The Trust Agreement may be amended from time to time by the holders of a majority in Liquidation Amount of the Common Securities and the Property Trustee, without the consent of the holders of the Capital Securities, (i) to cure any ambiguity, correct or supplement any provisions in the Trust Agreement that may be inconsistent with any other provision, or to make any other provisions with respect to matters or questions arising under the Trust Agreement, provided that any such amendment does not adversely affect in any material respect the interests of any holder of Trust Securities, or (ii) to modify, eliminate or add to any provisions of the Trust Agreement to such extent as may be necessary to ensure that the Issuer Trust will not be taxable other than as a grantor Trust for United States federal income tax purposes at any time that any Trust Securities are outstanding or to ensure that the Issuer Trust will not be required to register as an "investment company" under the Investment Company Act, and any such amendments of the Trust Agreement will become effective when notice of such amendment is given to the holders of Trust Securities. The Trust Agreement may be amended by the holders of a majority of the Common Securities and the Property Trustee with (i) the consent of holders representing not less than a majority in aggregate Liquidation Amount of the outstanding Capital Securities and (ii) receipt by the Issuer Trustees of an opinion of counsel to the effect that such amendment or the exercise of any power granted to the Issuer Trustees in accordance with such amendment will not affect the Issuer Trust's being taxable as a grantor Trust for United States federal income tax purposes or the Issuer Trust's exemption from status as an "investment company" under the Investment Company Act, except that, without the consent of each holder of Trust Securities affected thereby, the Trust Agreement may not be amended to (x) change the amount or timing of any Distribution on the Trust Securities or otherwise adversely affect the amount of any Distribution required to be made in respect of the Trust Securities as of a specified date or
(y) restrict the right of a holder of Trust Securities to institute suit for the enforcement of any such payment on or after such date.

     So long as any Junior Subordinated Debentures are held by the Issuer Trust, the Property Trustee will not (i) direct the time, method and place of conducting any proceeding for any remedy available to the Debenture Trustee, or execute any Trust or power conferred on the Property Trustee with respect to the Junior Subordinated Debentures, (ii) waive any past default that is waivable under Section 5.13 of the Junior Subordinated Indenture, (iii) exercise any right to rescind or annul a declaration that the Junior Subordinated Debentures shall be due and payable or (iv) consent to any amendment, modification or termination of the Junior Subordinated Indenture or the Junior Subordinated Debentures, where such consent shall be required, without, in each case, obtaining the prior approval of the holders of at least a majority in aggregate Liquidation Amount of the Capital Securities, except that, if a consent under the Junior Subordinated Indenture would require the consent of each holder of Junior Subordinated Debentures affected thereby, no such consent will be given by the Property Trustee without the prior written consent of each holder of the Capital Securities. The Property Trustee may not revoke any action previously authorized or approved by a vote of the holders of the Capital Securities except by subsequent vote of the holders of the Capital Securities. The Property Trustee will notify each holder of Capital Securities of any notice of default with respect to the Junior Subordinated Debentures. In addition to obtaining the foregoing approvals of the holders of the Capital Securities, before taking any of the foregoing actions, the Property Trustee will obtain an opinion of counsel experienced in such matters to the effect that the Issuer Trust will not be taxable other than as a grantor Trust for United States federal income tax purposes on account of such action.

     Any required approval of holders of Capital Securities may be given at a meeting of holders of Capital Securities convened for such purpose or pursuant to written consent. The Property Trustee will cause a notice of any meeting at which holders of Capital Securities are entitled to vote, or of any matter upon which action by written consent of such holders is to be taken, to be given to each registered holder of Capital Securities in the manner set forth in the Trust Agreement.

     No vote or consent of the holders of Capital Securities will be required to redeem and cancel Capital Securities in accordance with the Trust Agreement.

     Notwithstanding that holders of Capital Securities are entitled to vote or consent under any of the circumstances described above, any of the Capital Securities that are owned by the Company, the Issuer Trustees or any affiliate of the Company or any Issuer Trustees, will, for purposes of such vote or consent, be treated as if they were not outstanding.

BOOK-ENTRY, DELIVERY AND FORM

     Exchange Capital Securities initially will be represented by one or more Capital Securities in registered, global form (collectively, the "Global Capital Securities"). The Global Capital Securities will be deposited upon issuance with the Property Trustee as custodian for DTC, in New York, New York, and registered in the name of DTC or its nominee, in each case for credit to an account of a direct or indirect participant in DTC as described below.

     Except as set forth below, the Global Capital Securities may be transferred, in whole and not in part, only to another nominee of DTC or to a successor of DTC or its nominee. Beneficial interests in the Global Capital Securities may not be exchanged for Capital Securities in certificated form except in the limited circumstances described below. See "-- Exchange of Book-Entry Capital Securities for Certificated Capital Securities."

     Depository Procedures. DTC has advised the Trust and the Company that DTC is a limited purpose trust company created to hold securities for its participating organizations (collectively, the "Participants") and to facilitate the clearance and settlement of transactions in those securities between Participants through electronic book-entry changes to accounts of its Participants. The Participants include securities brokers and dealers (including the Initial Purchasers), banks, trust companies, clearing corporations and certain other organizations. Access to DTC's system is also available to other entities such as banks, brokers, dealers and trust companies that clear through or maintain a custodial relationship with a participant, either directly or indirectly (collectively, the "Indirect Participants"). Persons who are not Participants may beneficially own securities held by or on behalf of DTC only through the Participants or the Indirect Participants. The ownership interest and transfer of ownership interest of each actual purchaser of each security held by or on behalf of DTC are recorded on the records of the Participants and Indirect Participants.

     DTC has also advised the Trust and the Company that, pursuant to procedures established by it, (i) upon deposit of the Global Capital Securities, DTC will credit the accounts of Participants designated by the Initial Purchasers with portions of the principal amount of the Global Capital Securities and (ii) ownership of such interests in the Global Capital Securities will be shown on, and the transfer of ownership thereof will be effected only through, records maintained by DTC (with respect to the Participants) or by the Participants and the Indirect Participants (with respect to other owners of beneficial interests in the Global Capital Securities).

     Investors in the Global Capital Securities may hold their interests therein directly through DTC if they are Participants in such system, or indirectly through organizations which are Participants in such system. All interests in a Global Capital Security will be subject to the procedures and requirements of DTC. The laws of some states require that certain persons take physical delivery in certificated form of securities that they own. Consequently, the ability to transfer beneficial interests in a Global Capital Security to such persons will be limited to that extent. Because DTC can act only on behalf of Participants, which in turn act on behalf of

Indirect Participants and certain banks, the ability of a person having beneficial interests in a Global Capital Security to pledge such interests to persons or entities that do not participate in the DTC system, or otherwise take actions in respect of such interests, may be affected by the lack of a physical certificate evidencing such interests. For certain other restrictions on the transferability of the Capital Securities, see "-- Exchange of Book-Entry Capital Securities for Certificated Capital Securities."

     Except as described below, owners of beneficial interests in the Global Capital Securities will not have Capital Securities registered in their name, will not receive physical delivery of Capital Securities in certificated form and will not be considered the registered owners or holders thereof under the Trust Agreement for any purpose.

     Payments in respect of the Global Capital Security registered in the name of DTC or its nominee will be payable by the Property Trustee to DTC or its nominee as the registered holder under the Trust Agreement. Under the terms of the Trust Agreement, the Property Trustee will treat the persons in whose names the Capital Securities, including the Global Capital Securities, are registered as the owners thereof for the purpose of receiving such payments and for any and all other purposes whatsoever. Consequently, neither the Property Trustee nor any agent thereof has or will have any responsibility or liability for (i) any aspect of DTC's records or any Participants's or Indirect Participants' records relating to, or payments made on account of, beneficial ownership interests in the Global Capital Securities, or for maintaining, supervising or reviewing any of DTC's records or any Participants' or Indirect Participants' records relating to the beneficial ownership interests in the Global Capital Securities, or (ii) any other matter relating to the actions and practices of DTC or any of its Participants or Indirect Participants. DTC has advised the Trust and the Company that its current practice, upon receipt of any payment in respect of securities such as the Capital Securities, is to credit the accounts of the relevant Participants with the payment on the payment date, in amounts proportionate to their respective holdings in Liquidation Amount of beneficial interests in the relevant security as shown on the records of DTC, unless DTC has reason to believe it will not receive payment on such payment date. Payments by the Participants and the Indirect Participants to the beneficial owners of Capital Securities will be governed by standing instructions and customary practices and will be the responsibility of the Participants or the Indirect Participants and will not be the responsibility of DTC, the Property Trustee, the Trust or the Company. Neither the Trust nor the Company nor Property Trustee will be liable for any delay by DTC or any of its Participants in identifying the beneficial owners of the Capital Securities, and the Trust or the Company and the Property may conclusively rely on and will be protected in relying instructions from DTC or its nominee for all purposes.

     Secondary market trading activity in interests in the Global Capital Securities will therefore settle in immediately available funds, subject in all cases to the rules and procedures of DTC and its Participants. Transfers between Participants in DTC will be effected in accordance with DTC's procedures, and will be settled in same-day funds.

     DTC has advised the Trust and the Company that it will take any action permitted to be taken by a holder of Exchange Capital Securities only at the direction of one or more Participants to whose account with DTC interests in the Global Capital Securities are credited and only in respect of such portion of the Liquidation Amount of the Capital Securities as to which such Participant or Participants has or have given such direction. However, if there is an Event of Default under the Trust Agreement, DTC reserves the right to exchange the Global Capital Securities for legended Exchange Capital Securities in certificated form and to distribute such Exchange Capital Securities to its Participants.

     The information in this section concerning DTC and their book-entry systems has been obtained from sources that the Trust and the Company believe to be reliable, but neither the Trust nor the Company takes responsibility for the accuracy thereof.

     Although DTC has agreed to the foregoing procedures to facilitate transfers of interest in the Global Capital Securities among Participants in DTC, it is under no obligation to perform or to continue to perform such procedures, and such procedures may be discontinued at any time. Neither the Trust nor the Company nor the Property trustee will have any responsibility for the performance by DTC or its Participants or Indirect Participants of their respective obligations under the rules and procedures governing their operations.

     Exchange of Book-Entry Capital Securities for Certificated Capital Securities. A Global Capital Security is exchangeable for Exchange Capital Securities in registered certificated form if (i) DTC (x) notifies the Trust that it is unwilling or unable to continue as Depositary for the Global Capital Security and the Trust thereupon fails to appoint a successor Depositary within 90 days, or (y) has ceased to be a clearing agency registered under the Exchange Act; (ii) the Trust in its sole discretion elects to cause the issuance of the Capital Securities in certificated form; or (iii) there shall have occurred and be continuing an Event of Default or any event which after notice or lapse of time or both would be an Event of Default under the Trust Agreement. In addition, beneficial interests in a Global Capital Security may be exchanged for certificated Exchange Capital Securities upon request, but only upon at least 20 days prior written notice given to the Property Trustee by or on behalf of DTC in accordance with customary procedures. In all cases, certificated Capital Securities delivered in exchange for any Global Capital Security or beneficial interests therein will be registered in the names, and issued in any approved denominations, requested by or on behalf of the Depositary (in accordance with its customary procedures).

     Exchange of Certified Capital Securities for Book-Entry Capital Securities. Other Capital Securities, which may be issued in certified form, may not be exchanged for beneficial interests in any Global Capital Security unless such exchange occurs in connection with a transfer of such Other Capital Securities and the transferor first delivers to the Property Trustee a written certificate (in the form provided in the Trust Agreement) to the effect that such transfer will comply with the appropriate transfer restrictions applicable to such Capital Securities.

EXPENSES AND TAXES

     In the Trust Agreement, the Company, as borrower, has agreed to pay all debts and other obligations (other than with respect to the Capital Securities) and all costs and expenses of the Issuer Trust (including costs and expenses relating to the organization of the Issuer Trust, the fees and expenses of the Issuer Trustees and the costs and expenses relating to the operation of the Issuer Trust) and to pay any and all taxes and all costs and expenses with respect thereto (other than United States withholding taxes) to which the Issuer Trust might become subject. The foregoing obligations of the Company under the Trust Agreement are for the benefit of, and shall be enforceable by, any person to whom any such debts, obligations, costs, expenses and taxes are owed (a "Creditor") whether or not such Creditor has received notice thereof. Any such Creditor may enforce such obligations of the Company directly against the Company, and the Company has irrevocably waived any right or remedy to require that any such Creditor take any action against the Issuer Trust or any other person before proceeding against the Company. The Company has also agreed in the Trust Agreement to execute such additional agreements as may be necessary or desirable to give full effect to the foregoing.

RESTRICTIONS ON TRANSFER

     The Capital Securities will be issued, and may be transferred only, in blocks having a Liquidation Amount of not less than $100,000 (100 Capital Securities). Any such transfer of Capital Securities in a block having a Liquidation Amount of less than $100,000 shall be deemed to be void and of no legal effect whatsoever. Any such transferee shall be deemed not to be the holder of such Capital Securities for any purpose, including but not limited to the receipt of Distributions on such Capital Securities, and such transferee shall be deemed to have no interest whatsoever in such Capital Securities.

PAYMENT AND PAYING AGENCY

     Payments in respect of the Capital Securities will be made to DTC, which will credit the relevant accounts at DTC on the applicable Distribution Dates or, if the Capital Securities are not held by DTC, such payments will be made by check mailed to the address of the holder entitled thereto as such address appears on the securities register for the Trust Securities. The paying agent (the "Paying Agent") initially will be the Property Trustee and any co-paying agent chosen by the Property Trustee and acceptable to the Administrators. The Paying Agent will be permitted to resign as Paying Agent upon 30 days' written notice to the Property Trustee and the Administrators. If the Property Trustee is no longer the Paying Agent, the Property

Trustee will appoint a successor (which must be a bank or trust company reasonably acceptable to the Administrators) to act as Paying Agent.

REGISTRAR AND TRANSFER AGENT

     The Property Trustee acts as registrar and transfer agent for the Capital Securities.

     Registration of transfers of Exchange Capital Securities will be effected without charge by or on behalf of the Issuer Trust, but upon payment of any tax or other governmental charges that may be imposed in connection with any transfer or exchange. The Issuer Trust will not be required to register or cause to be registered the transfer of the Capital Securities after the Capital Securities have been called for redemption.

INFORMATION CONCERNING THE PROPERTY TRUSTEE

     The Property Trustee, other than during the occurrence and continuance of an Event of Default, undertakes to perform only such duties as are specifically set forth in the Trust Agreement and, after such Event of Default, must exercise the same degree of care and skill as a prudent person would exercise or use in the conduct of his or her own affairs. Subject to this provision, the Property Trustee is under no obligation to exercise any of the powers vested in it by the Trust Agreement at the request of any holder of Capital Securities unless it is offered reasonable indemnity against the costs, expenses and liabilities that might be incurred thereby.

     For information concerning the relationships between Bankers Trust Company, the Property Trustee, and the Company, see "Description of Junior Subordinated Debentures -- Information Concerning the Debenture Trustee."

MISCELLANEOUS

     The Administrators and the Property Trustee are authorized and directed to conduct the affairs of and to operate the Issuer Trust in such a way that the Issuer Trust will not be deemed to be an "investment company" required to be registered under the Investment Company Act or taxable other than as a grantor Trust for United States federal income tax purposes and so that the Junior Subordinated Debentures will be treated as indebtedness of the Company for United States federal income tax purposes. In this connection, the Property Trustee and the holders of Common Securities are authorized to take any action, not inconsistent with applicable law, the certificate of Trust of the Issuer Trust or the Trust Agreement, that the Property Trustee and the holders of Common Securities determine in their discretion to be necessary or desirable for such purposes, as long as such action does not materially adversely affect the interests of the holders of the Capital Securities.

     Holders of the Capital Securities have no preemptive or similar rights.

     The Issuer Trust may not borrow money or issue debt or mortgage or pledge any of its assets.

GOVERNING LAW

     The Trust Agreement will be governed by and construed in accordance with the laws of the State of Delaware.

                 DESCRIPTION OF JUNIOR SUBORDINATED DEBENTURES

     The Original Junior Subordinated Debentures were issued and the Exchange Junior Subordinated Debentures are to be issued under the Junior Subordinated Indenture, under which Bankers Trust Company is acting as Debenture Trustee. This summary of certain terms and provisions of the Junior Subordinated Debentures and the Junior Subordinated Indenture does not purport to be complete and is subject to, and is qualified in its entirety by reference to, all the provisions of the Junior Subordinated Indenture, including the definitions therein of certain terms. Whenever particular defined terms of the Junior Subordinated Indenture

(as amended or supplemented from time to time) are referred to herein, such defined terms are incorporated herein by reference.

GENERAL

     Concurrently with the issuance of the Original Capital Securities, the Issuer Trust invested the proceeds thereof, together with the consideration paid by the Company for the Common Securities, in the Original Junior Subordinated Debentures issued by the Company. Pursuant to the Exchange Offer, the Company will exchange the Exchange Junior Subordinated Debentures, in an amount corresponding to the Original Junior Subordinated Debentures accepted for exchange, for a like aggregate principal amount of Original Junior Subordinated Debentures as soon as practicable after the date hereof. The Junior Subordinated Debentures bear interest, accruing from April 17, 1998, at a rate equal to 8.29% per annum on the principal amount thereof, payable semi-annually in arrears on the 15th day of April and October of each year (each, an "Interest Payment Date"), commencing October 15, 1998, to the person in whose name each Junior Subordinated Debenture is registered at the close of business on the April 1st or October 1st (whether or not a Business Day) next preceding such Interest Payment Date. It is anticipated that, until the liquidation, if any, of the Issuer Trust, each Junior Subordinated Debenture will be registered in the name of the Issuer Trust and held by the Property Trustee in Trust for the benefit of the holders of the Trust Securities. The amount of interest payable for any period less than a full interest period will be computed on the basis of a 360-day year of twelve 30-day months and the actual days elapsed in a partial month in such period. The amount of interest payable for any full interest period will be computed by dividing the rate per annum by two. If any date on which interest is payable on the Junior Subordinated Debentures is not a Business Day, then payment of the interest payable on such date will be made on the next succeeding day that is a Business Day (without any interest or other payment in respect of any such delay), with the same force and effect as if made on the date such payment was originally payable. Accrued interest that is not paid on the applicable Interest Payment Date will bear additional interest on the amount thereof (to the extent permitted by law) at a rate equal to 8.29% per annum, compounded semi-annually and computed on the basis of a 360-day year of twelve 30-day months and the actual days elapsed in a partial month in such period. The amount of additional interest payable for any full interest period will be computed by dividing the rate per annum by two. The term "interest" as used herein includes semi-annual interest payments, interest on semi-annual interest payments not paid on the applicable Interest Payment Date and Additional Sums (as defined below), as applicable.

     The Junior Subordinated Debentures will mature on April 15, 2028.

     The Exchange Junior Subordinated Debentures will rank pari passu with the Original Junior Subordinated Debentures and will be unsecured and will rank junior and be subordinate in right of payment to all Senior Indebtedness of the Company. The Junior Subordinated Debentures will not be subject to a sinking fund and will not be eligible as collateral for any loan made by the Company. The Junior Subordinated Indenture does not limit the incurrence or issuance of other secured or unsecured debt by the Company, including Senior Indebtedness, whether under the Junior Subordinated Indenture or any existing or other indenture or agreement that the Company may enter into in the future or otherwise. See "-- Subordination."

OPTION TO EXTEND INTEREST PAYMENT PERIOD

     So long as no Debenture Event of Default has occurred and is continuing, the Company has the right at any time during the term of the Junior Subordinated Debentures to defer the payment of interest at any time or from time to time for a period not exceeding 10 consecutive semi-annual periods with respect to each Extension Period, provided that no Extension Period may extend beyond the Stated Maturity of the Junior Subordinated Debentures. At the end of such Extension Period, the Company must pay all interest then accrued and unpaid (together with interest thereon at a rate equal to 8.29% per annum, compounded semi-annually and computed on the basis of a 360-day year of twelve 30-day months and the actual days elapsed in a partial month in such period, to the extent permitted by applicable law). The amount of additional interest payable for any full interest period will be computed by dividing the rate per annum by two. During an Extension Period, interest will continue to accrue and holders of Junior Subordinated Debentures (or holders of Capital Securities while outstanding) will be required to accrue interest income for United States federal income tax purposes. See "Certain Federal Income Tax Consequences -- Interest Income and Original Issue Discount."

     During any such Extension Period, the Company may not (i) declare or pay any dividends or distributions on, or redeem, purchase, acquire or make a liquidation payment with respect to, any of the Company's capital stock or (ii) make any payment of principal of or interest or premium, if any, on or repay, repurchase or redeem any debt securities of the Company that rank pari passu in all respects with or junior in interest to the Junior Subordinated Debentures (other than (a) repurchases, redemptions or other acquisitions of shares of capital stock of the Company in connection with any employment contract, benefit plan or other similar arrangement with or for the benefit of any one or more employees, officers, directors or consultants, in connection with a dividend reinvestment or shareholder stock purchase plan or in connection with the issuance of capital stock of the Company (or securities convertible into or exercisable for such capital stock) as consideration in an acquisition transaction entered into prior to the applicable Extension Period, (b) as a result of an exchange or conversion of any class or series of the Company's capital stock (or any capital stock of a subsidiary of the Company) for any class or series of the Company's capital stock or of any class or series of the Company's indebtedness for any class or series of the Company's capital stock,
(c) the purchase of fractional interests in shares of the Company's capital stock pursuant to the conversion or exchange provisions of such capital stock or the security being converted or exchanged, (d) any declaration of a dividend in connection with any shareholder's rights plan, or the issuance of rights, stock or other property under any shareholders rights plan, or the redemption or repurchase of rights pursuant thereto, or (e) any dividend in the form of stock, warrants, options or other rights where the dividend stock or the stock issuable upon exercise of such warrants, options or other rights is the same stock as that on which the dividend is being paid or ranks pari passu with or junior to such stock). Prior to the termination of any such Extension Period, the Company may further defer the payment of interest, provided that no Extension Period may exceed 10 consecutive semi-annual periods or extend beyond the Stated Maturity of the Junior Subordinated Debentures. Upon the termination of any such Extension Period and the payment of all amounts then due, the Company may elect to begin a new Extension Period subject to the above conditions. No interest shall be due and payable during an Extension Period, except at the end thereof. The Company must give the Issuer Trustees notice of its election of such Extension Period at least one Business Day prior to the earlier of (i) the date the Distributions on the Capital Securities would have been payable but for the election to begin such Extension Period and (ii) the date the Property Trustee is required to give notice to holders of the Capital Securities of the record date or the date such Distributions are payable, but in any event not less than one Business Day prior to such record date. The Property Trustee will give notice of the Company's election to begin a new Extension Period to the holders of the Capital Securities. There is no limitation on the number of times that the Company may elect to begin an Extension Period.

REDEMPTION

     The Junior Subordinated Debentures are redeemable prior to maturity at the option of the Company (i) on or after April 15, 2008, in whole at any time or in part from time to time, or (ii) in whole, but not in part, at any time within 90 days following the occurrence and during the continuation of a Tax Event, Investment Company Event or Capital Treatment Event (each as defined under "Description of Capital Securities -- Redemption"), in each case at the redemption price described below. The proceeds of any such redemption will be used by the Issuer Trust to redeem the Capital Securities.

     The Federal Reserve's risk-based capital guidelines, which are subject to change, currently provide that redemptions of permanent equity or other capital instruments before stated maturity could have a significant impact on a bank holding company's overall capital structure and that any organization considering such a redemption should consult with the Federal Reserve before redeeming any equity or capital instrument prior to maturity if such redemption could have a material effect on the level or composition of the organization's capital base (unless the equity or capital instrument were redeemed with the proceeds of, or replaced by, a like amount of a similar or higher quality capital instrument and the Federal Reserve considers the organization's capital position to be fully adequate after the redemption).

     The redemption of the Junior Subordinated Debentures by the Company prior to their Stated Maturity would constitute the redemption of capital instruments under the Federal Reserve's current risk-based capital guidelines and may be subject to the prior approval of the Federal Reserve.

     The Redemption Price for Junior Subordinated Debentures in the case of a redemption under (i) above shall equal the following prices, expressed in percentages of the principal amount, together with accrued interest to but excluding the date fixed for redemption. If redeemed during the 12-month period beginning April 15:

                            YEAR                              REDEMPTION PRICE
                            ----                              ----------------
2008........................................................     104.1450%
2009........................................................     103.7305%
2010........................................................     103.3160%
2011........................................................     102.9015%
2012........................................................     102.4870%
2013........................................................     102.0725%
2014........................................................     101.6580%
2015........................................................     101.2435%
2016........................................................     100.8290%
2017........................................................     100.4145%

and at 100% on or after April 15, 2018.

     The Redemption Price in the case of a redemption on or after April 15, 2008 following a Tax Event, Investment Company Event or Capital Treatment Event shall equal the Redemption Price then applicable to a redemption under (i) above. The Redemption Price for Junior Subordinated Debentures, in the case of a redemption prior to April 15, 2008 following a Tax Event, Investment Company Event or Capital Treatment Event as described under (ii) above, will equal the Make-Whole Amount (as defined under "Description of Capital Securities -- Redemption"), together with accrued interest to but excluding the date fixed for redemption.

ADDITIONAL SUMS

     The Company generally has covenanted in the Junior Subordinated Indenture that, if and for so long as (i) the Issuer Trust is the holder of all Junior Subordinated Debentures and (ii) the Issuer Trust is required to pay any additional taxes, duties or other governmental charges as a result of a Tax Event, the Company will pay as additional sums on the Junior Subordinated Debentures such amounts as may be required so that the Distributions payable by the Issuer Trust will not be reduced as a result of any such additional taxes, duties or other governmental charges. See "Description of Capital
Securities -- Redemption."

REGISTRATION, DENOMINATION AND TRANSFER

     The Junior Subordinated Debentures will initially be registered in the name of the Issuer Trust. If the Junior Subordinated Debentures are distributed to holders of Capital Securities, it is anticipated that the depositary arrangements for the Junior Subordinated Debentures will be substantially identical to those in effect for the Capital Securities. See "Description of Capital Securities -- Book Entry, Delivery and Form."

     Although DTC has agreed to the procedures described above, it is under no obligation to perform or continue to perform such procedures, and such procedures may be discontinued at any time. If DTC is at any time unwilling or unable to continue as depositary and a successor depositary is not appointed by the Company within 90 days of receipt of notice from DTC to such effect, the Company will cause the Junior Subordinated Debentures to be issued in definitive form.

     Payments on Junior Subordinated Debentures represented by a global security will be made to Cede, the nominee for DTC, as the registered holder of the Junior Subordinated Debentures, as described under "Description of the Capital Securities -- Book-Entry, Delivery and Form." If Junior Subordinated Deben-tures are issued in certificated form, principal and interest will be payable, the transfer of the Junior Subordinated Debentures will be registrable, and Junior Subordinated Debentures will be exchangeable for Junior Subordinated Debentures of other authorized denominations of a like aggregate principal amount, at the corporate Trust office of the Debenture Trustee in New York, New York or at the offices of any Paying Agent or transfer agent appointed by the Company, provided that payment of interest may be made at the option of the Company by check mailed to the address of the persons entitled thereto. However, a holder of $1 million or more in aggregate principal amount of Junior Subordinated Debentures may receive payments of interest (other than interest payable at the Stated Maturity) by wire transfer of immediately available funds upon written request to the Debenture Trustee not later than 15 calendar days prior to the date on which the interest is payable.

     The Junior Subordinated Debentures will be issuable only in registered form without coupons in integral multiples of $1,000. The minimum purchase requirement will be $100,000 (100 Junior Subordinated Debentures). Junior Subordinated Debentures will be exchangeable for other Junior Subordinated Debentures of like tenor, of any authorized denominations, and of a like aggregate principal amount.

     Junior Subordinated Debentures may be presented for exchange as provided above, and may be presented for registration of transfer (with the form of transfer endorsed thereon, or a satisfactory written instrument of transfer, duly executed), at the office of the securities registrar appointed under the Junior Subordinated Indenture or at the office of any transfer agent designated by the Company for such purpose without service charge and upon payment of any taxes and other governmental charges as described in the Junior Subordinated Indenture. The Company will appoint the Debenture Trustee as securities registrar under the Junior Subordinated Indenture. The Company may at any time designate additional transfer agents with respect to the Junior Subordinated Debentures.

     In the event of any redemption, neither the Company nor the Debenture Trustee shall be required to (i) issue, register the transfer of or exchange Junior Subordinated Debentures during a period beginning at the opening of business 15 days before the day of selection for redemption of the Junior Subordinated Debentures to be redeemed and ending at the close of business on the day of mailing of the relevant notice of redemption or (ii) to register the transfer or exchange of any Junior Subordinated Debentures so selected for redemption, except, in the case of any Junior Subordinated Debentures being redeemed in part, any portion thereof not to be redeemed.

     Any monies deposited with the Debenture Trustee or any paying agent, or then held by the Company in Trust, for the payment of the principal of (and premium, if any) or interest on any Junior Subordinated Debenture and remaining unclaimed for two years after such principal (and premium, if any) or interest has become due and payable shall, at the request of the Company, be repaid to the Company and the holder of such Junior Subordinated Debenture shall thereafter look, as a general unsecured creditor, only to the Company for payment thereof.

RESTRICTIONS ON CERTAIN PAYMENTS; CERTAIN COVENANTS OF THE COMPANY

     The Company has covenanted that it will not (i) declare or pay any dividends or distributions on, or redeem, purchase, acquire, or make a liquidation payment with respect to, any of the Company's capital stock or (ii) make any payment of principal of or interest or premium, if any, on or repay, repurchase or redeem any debt securities of the Company that rank pari passu in all respects with or junior in interest to the Junior Subordinated Debentures (other than (a) repurchases, redemptions or other acquisitions of shares of capital stock of the Company in connection with any employment contract, benefit plan or other similar arrangement with or for the benefit of any one or more employees, officers, directors or consultants, in connection with a dividend reinvestment or shareholder stock purchase plan or in connection with the issuance of capital stock of the Company (or securities convertible into or exercisable for such capital stock) as consideration in an acquisition transaction entered into prior to the applicable Extension Period or other event referred to below, (b) as a result of an exchange or conversion of any class or series of the Company's capital stock (or any capital stock of a subsidiary of the Company) for any class or series of the Company's capital stock or of any class or series of the Company's indebtedness for any class or series of the Company's capital stock, (c) the purchase of fractional interests in shares of the Company's capital stock pursuant to the conversion or exchange provisions of such capital stock or the security being converted or exchanged, (d) any declaration of a dividend in connection with any shareholder's rights plan, or the issuance of rights, stock or other property under any shareholder's rights plan, or the redemption or repurchase of rights pursuant thereto, or (e) any dividend in the form of stock, warrants, options or other rights where the dividend stock or the stock issuable upon exercise of such warrants, options or other rights is the same stock as that on which the dividend is being paid or ranks pari passu with or junior to such stock), if at such time (x) there has occurred any event (1) of which the Company has actual knowledge that with the giving of notice or the lapse of time, or both, would constitute a Debenture Event of Default and (2) that the Company has not taken reasonable steps to cure, (y) if the Junior Subordinated Debentures are held by the Issuer Trust, the Company is in default with respect to its payment of any obligations under the Guarantee or (z) the Company has given notice of its election of an Extension Period as provided in the Junior Subordinated Indenture and has not rescinded such notice, or such Extension Period, or any extension thereof, is continuing.

     The Company has covenanted in the Junior Subordinated Indenture (i) to continue to hold, directly or indirectly, 100% of the Common Securities, provided that certain successors that are permitted pursuant to the Junior Subordinated Indenture may succeed to the Company's ownership of the Common Securities, (ii) as holder of the Common Securities, not to voluntarily terminate, windup or liquidate the Issuer Trust, other than (a) in connection with a distribution of Junior Subordinated Debentures to the holders of the Capital Securities in liquidation of the Issuer Trust or (b) in connection with certain mergers, consolidations or amalgamations permitted by the Trust Agreement and (iii) to use its reasonable efforts, consistent with the terms and provisions of the Trust Agreement, to cause the Issuer Trust to continue to be taxable as a grantor Trust for United States federal income tax purposes.

MODIFICATION OF JUNIOR SUBORDINATED INDENTURE

     From time to time, the Company and the Debenture Trustee may, without the consent of any of the holders of the outstanding Junior Subordinated Debentures, amend, waive or supplement the provisions of the Junior Subordinated Indenture to generally: (i) evidence succession of another corporation or association to the Company and the assumption by such person of the obligations of the Company under the Junior Subordinated Indenture and the Junior Subordinated Debentures;
(ii) add further covenants, restrictions or conditions for the protection of holders of the Junior Subordinated Debentures; (iii) cure ambiguities or correct the Junior Subordinated Debentures in the case of defects or inconsistencies in the provisions thereof, so long as any such cure or correction does not adversely affect the interest of the holders of the Junior Subordinated Debentures in any material respect; (iv) change the terms of the Junior Subordinated Indentures to facilitate the issuance of the Junior Subordinated Debentures in certificated or other definitive form; (v) evidence or provide for the appointment of a successor Debenture Trustee; (vi) qualify, or maintain the qualification of, the Junior Subordinated Indenture under the Trust Indenture Act; (vii) convey, transfer, assign, mortgage or pledge any property to or with the Debenture Trustee or to surrender any right or power conferred on the Company in the Junior Subordinated Indenture; (viii) establish the form or terms of Junior Subordinated Debentures; or (ix) change or eliminate any provision of the Junior Subordinated Indenture, so long as at the time of such change there are no outstanding Junior Subordinated Debentures entitled to the benefit of such provision or such change does not apply to then outstanding Junior Subordinated Debentures. The Junior Subordinated Indenture contains provisions permitting the Company and the Debenture Trustee, with the consent of the holders of not less than a majority in principal amount of the Junior Subordinated Debentures, to modify the Junior Subordinated Indenture in a manner affecting the rights of the holders of the Junior Subordinated Debentures, except that no such modification may, without the consent of the holder of each outstanding Junior Subordinated Debenture so affected, (i) change the Stated Maturity of the principal of, or any installment of interest on, the Junior Subordinated Debentures, or reduce the principal amount thereof, the rate of interest thereon or any premium payable upon the redemption thereof, or change the place of payment where, or the currency in which, any such amount is payable or impair the right to institute suit for the enforcement of any Junior Subordinated Debenture or (ii) reduce the percentage of principal amount of outstanding Junior Subordinated Debentures, the holders of which are required to consent to any such modification of the Junior Subordinated Indenture. Furthermore, so long as any of the Capital Securities remain outstanding, no such modification may be made that adversely affects the holders of such Capital Securities in any material respect, and no termination of the Junior Subordinated Indenture may occur, and no waiver of any Debenture Event of Default or compliance with any covenant under the Junior Subordinated Indenture may be effective, without the prior consent of the holders of at least a majority of the aggregate Liquidation Amount of the outstanding Capital Securities unless and until the principal of (and premium, if any, on) the Junior Subordinated Debentures and all accrued and unpaid interest thereon have been paid in full and certain other conditions are satisfied.

DEBENTURE EVENTS OF DEFAULT

     The Junior Subordinated Indenture provides that any one or more of the following described events with respect to the Junior Subordinated Debentures that has occurred and is continuing constitutes an "Event of Default" with respect to the Junior Subordinated Debentures:

          (i) failure to pay any interest on the Junior Subordinated Debentures when due and payable, and continuance of such default for a period of 30 days (subject to the deferral of any due date in the case of an Extension Period); or

          (ii) failure to pay any principal of or premium, if any, on the Junior Subordinated Debentures when due whether at maturity, upon redemption, by declaration of acceleration or otherwise; or

          (iii) failure to duly observe or perform in any material respect certain other covenants contained in the Junior Subordinated Indenture for 90 days after written notice to the Company from the Debenture Trustee or the holders of at least 25% in aggregate outstanding principal amount of the outstanding Junior Subordinated Debentures; or

          (iv) certain events in bankruptcy, insolvency or reorganization of the Company.

     For purposes of the Trust Agreement and this Prospectus, each such Event of Default under the Junior Subordinated Debenture is referred to as a "Debenture Event of Default." As described in "Description of Exchange Capital Securities -- Events of Default; Notice," the occurrence of a Debenture Event of Default will also constitute an Event of Default in respect of the Trust Securities.

     The holders of at least a majority in aggregate principal amount of outstanding Junior Subordinated Debentures have the right to direct the time, method and place of conducting any proceeding for any remedy available to the Debenture Trustee. The Debenture Trustee or the holders of not less than 25% in aggregate principal amount of outstanding Junior Subordinated Debentures may declare the principal due and payable upon a Debenture Event of Default, which is continuing and, should the Debenture Trustee or such holders of Junior Subordinated Debentures fail to make such declaration, the holders of at least 25% in aggregate Liquidation Amount of the outstanding Capital Securities shall have such right. The holders of a majority in aggregate principal amount of outstanding Junior Subordinated Debentures may annul such declaration and waive the default if all defaults (other than the non-payment of the principal of Junior Subordinated Debentures which has become due solely by such acceleration) have been cured or waived and a sum sufficient to pay all matured installments of interest and principal due otherwise than by acceleration has been deposited with the Debenture Trustee. Should the holders of Junior Subordinated Debentures fail to annul such declaration and waive such default, the holders of a majority in aggregate Liquidation Amount of the outstanding Capital Securities shall have such right.

     The holders of at least a majority in aggregate principal amount of the outstanding Junior Subordinated Debentures affected thereby, and the holders of a majority in aggregate Liquidation Amount of the Capital Securities issued by the Issuer Trust, may, on behalf of the holders of all the Junior Subordinated Debentures, waive any past default, except a default in the payment of principal (or premium, if any) or interest (unless such default has been cured and a sum sufficient to pay all matured installments of interest and principal due otherwise than by acceleration has been deposited with the Debenture Trustee) or a default in respect of a covenant or provision which under the Junior Subordinated Indenture cannot be modified or amended without the consent of the holder of each outstanding Junior Subordinated Debenture affected thereby. See "-- Modification of Junior Subordinated Indenture." The Company is required to file annually with the

Debenture Trustee a certificate as to whether or not the Company is in compliance with all the conditions and covenants applicable to it under the Junior Subordinated Indenture.

     If a Debenture Event of Default occurs and is continuing, the Property Trustee will have the right to declare the principal of and the interest on the Junior Subordinated Debentures, and any other amounts payable under the Junior Subordinated Indenture, to be forthwith due and payable and to enforce its other rights as a creditor with respect to the Junior Subordinated Debentures.

ENFORCEMENT OF CERTAIN RIGHTS BY HOLDERS OF CAPITAL SECURITIES

     If a Debenture Event of Default has occurred and is continuing and such event is attributable to the failure of the Company to pay any amounts payable in respect of the Junior Subordinated Debentures on the date such amounts are otherwise payable, a registered holder of Capital Securities may institute a legal proceeding directly against the Company for enforcement of payment to such holder of an amount equal to the amount payable in respect of Junior Subordinated Debentures having a principal amount equal to the aggregate Liquidation Amount of the Capital Securities held by such holder (a "Direct Action"). The Company may not amend the Junior Subordinated Indenture to remove the foregoing right to bring a Direct Action without the prior written consent of the holders of all the Capital Securities. The Company will have the right under the Junior Subordinated Indenture to set-off any payment made to such holder of Capital Securities by the Company in connection with a Direct Action.

     With certain exceptions, the holders of the Capital Securities would not be able to exercise directly any remedies available to the holders of the Junior Subordinated Debentures except under the circumstances described in the preceding paragraph. See "Description of Capital Securities -- Events of Default; Notice."

CONSOLIDATION, MERGER, SALE OF ASSETS AND OTHER TRANSACTIONS

     The Junior Subordinated Indenture provides that the Company may not consolidate with or merge into any other Person or convey, transfer or lease its properties and assets substantially as an entirety to any Person, and no Person may consolidate with or merge into the Company or convey, transfer or lease its properties and assets substantially as an entirety to the Company, unless (i) if the Company consolidates with or merges into another Person or conveys, transfers or leases its properties and assets substantially as an entirety to any Person, the successor Person is organized under the laws of the United States or any state thereof or the District of Columbia, and such successor Person expressly assumes the Company's obligations in respect of the Junior Subordinated Debentures; (ii) immediately after giving effect thereto, no Debenture Event of Default, and no event which, after notice or lapse of time or both, would constitute a Debenture Event of Default, has occurred and is continuing; and (iii) certain other conditions as prescribed in the Junior Subordinated Indenture are satisfied.

     The provisions of the Junior Subordinated Indenture do not afford holders of the Junior Subordinated Debentures protection in the event of a highly leveraged or other transaction involving the Company that may adversely affect holders of the Junior Subordinated Debentures.

SATISFACTION AND DISCHARGE

     The Junior Subordinated Indenture provides that when, among other things, all Junior Subordinated Debentures not previously delivered to the Debenture Trustee for cancellation (i) (A) have become due and payable or (B) will become due and payable at the Stated Maturity within one year or (C) are to be called for redemption within one year under arrangements satisfactory to the Debenture Trustee, and (ii) the Company deposits or causes to be deposited with the Debenture Trustee funds, in Trust, for the purpose and in an amount sufficient to pay and discharge the entire indebtedness on the Junior Subordinated Debentures not previously delivered to the Debenture Trustee for cancellation, for the principal (and premium, if any) and interest (including any additional interest) to the date of the deposit or to the Stated Maturity, as the case may be, then the Junior Subordinated Indenture will cease to be of further effect (except as to the Company's obligations to pay all other sums due pursuant to the Junior Subordinated Indenture and to provide the

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

officers' certificates and opinions of counsel described therein), and the Company will be deemed to have satisfied and discharged the Junior Subordinated Indenture.

SUBORDINATION

     The Original Subordinated Debentures are, and the Exchange Subordinated Debentures will be, subordinate and junior in right of payment, to the extent set forth in the Junior Subordinated Indenture, to all Senior Indebtedness (as defined below) of the Company. If the Company defaults in the payment of any principal, premium, if any, or interest, if any, on any Senior Indebtedness when the same becomes due and payable, whether at maturity or at a date fixed for redemption or by declaration of acceleration or otherwise, then, unless and until such default has been cured or waived or has ceased to exist or all Senior Indebtedness has been paid, no direct or indirect payment (in cash, property, securities, by setoff or otherwise) may be made or agreed to be made on the Junior Subordinated Debentures, or in respect of any redemption, repayment, retirement, purchase or other acquisition of any of the Junior Subordinated Debentures.

     As used herein, "Senior Indebtedness" means, whether recourse is to all or a portion of the assets of the Company and whether or not contingent, (i) every obligation of the Company for money borrowed; (ii) every obligation of the Company evidenced by bonds, debentures, notes or other similar instruments, including obligations incurred in connection with the acquisition of property, assets or businesses; (iii) every reimbursement obligation of the Company with respect to letters of credit, bankers' acceptances or similar facilities issued for the account of the Company; (iv) every obligation of the Company issued or assumed as the deferred purchase price of property or services (but excluding trade accounts payable or accrued liabilities arising in the ordinary course of business); (v) every capital lease obligation of the Company; (vi) every obligation of the Company for claims (as defined in Section 101(4) of the United States Bankruptcy Code of 1978, as amended) in respect of derivative products such as interest and foreign exchange rate contracts, commodity contracts and similar arrangements; and (vii) every obligation of the type referred to in clauses (i) through (vi) of another person the payment of which the Company has guaranteed or is responsible or liable, directly or indirectly, as obligor or otherwise. At March 31, 1998, the Company's Senior Indebtedness aggregated approximately $488.3 million. See "Risk Factors -- Status of the Company as a Bank Holding Company." "Senior Indebtedness" shall not include (i) any obligations which, by their terms, are expressly stated to rank pari passu in right of payment with, or to not be superior in right of payment to, the Junior Subordinated Debentures, (ii) any indebtedness of the Company which when incurred and without respect to any election under Section 1111(b) of the United States Bankruptcy Code of 1978, as amended, was without recourse to the Company,
(iii) any indebtedness of the Company to any of its subsidiaries, (iv) indebtedness to any executive officer or director of the Company, or (v) any indebtedness in respect of debt securities issued to any Trust, or a trustee of such Trust, partnership or other entity affiliated with the Company that is a financing entity of the Company in connection with the issuance of such financing entity of securities that are similar to the Capital Securities.

     In the event of (i) certain events of bankruptcy, dissolution or liquidation of the Company or the holder of the Common Securities, (ii) any proceeding for the liquidation, dissolution or other winding up of the Company, voluntary or involuntary, whether or not involving insolvency or bankruptcy proceedings, (iii) any assignment by the Company for the benefit of creditors or
(iv) any other marshaling of the assets of the Company, all Senior Indebtedness (including any interest thereon accruing after the commencement of any such proceedings) shall first be paid in full before any payment or distribution, whether in cash, securities or other property, shall be made on account of the Junior Subordinated Debentures. In such event, any payment or distribution on account of the Junior Subordinated Debentures, whether in cash, securities or other property, that would otherwise (but for the subordination provisions) be payable or deliverable in respect of the Junior Subordinated Debentures will be paid or delivered directly to the holders of Senior Indebtedness in accordance with the priorities then existing among such holders until all Senior Indebtedness (including any interest thereon accruing after the commencement of any such proceedings) has been paid in full.

     In the event of any such proceeding, after payment in full of all sums owing with respect to Senior Indebtedness, the holders of Junior Subordinated Debentures, together with the holders of any obligations of the Company ranking on a parity with the Junior Subordinated Debentures, will be entitled to be paid from
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

the remaining assets of the Company the amounts at the time due and owing on the Junior Subordinated Debentures and such other obligations before any payment or other distribution, whether in cash, property or otherwise, will be made on account of any capital stock or obligations of the Company ranking junior to the Junior Subordinated Debentures and such other obligations. If any payment or distribution on account of the Junior Subordinated Debentures of any character or any security, whether in cash, securities or other property is received by any holder of any Junior Subordinated Debentures in contravention of any of the terms hereof and before all the Senior Indebtedness has been paid in full, such payment or distribution or security will be received in Trust for the benefit of, and must be paid over or delivered and transferred to, the holders of the Senior Indebtedness at the time outstanding in accordance with the priorities then existing among such holders for application to the payment of all Senior Indebtedness remaining unpaid to the extent necessary to pay all such Senior Indebtedness in full. By reason of such subordination, in the event of the insolvency of the Company, holders of Senior Indebtedness may receive more, ratably, and holders of the Junior Subordinated Debentures may receive less, ratably, than the other creditors of the Company. Such subordination will not prevent the occurrence of any Event of Default in respect of the Junior Subordinated Debentures.

     The Junior Subordinated Indenture places no limitation on the amount of additional Senior Indebtedness that may be incurred by the Company. The Company expects from time to time to incur additional indebtedness constituting Senior Indebtedness.

INFORMATION CONCERNING THE DEBENTURE TRUSTEE

     The Debenture Trustee, other than during the occurrence and continuance of a Debenture Event of Default, undertakes to perform only such duties as are specifically set forth in the Junior Subordinated Indenture, is under no obligation to exercise any of the powers vested in it by the Junior Subordinated Indenture and, after such Event of Default, must exercise the same degree of care and skill as a prudent person would exercise in the conduct of his or her own affairs. The Debenture Trustee is not required to expend or risk its own funds or otherwise incur personal financial liability in the performance of its duties if the Debenture Trustee reasonably believes that repayment or adequate indemnity is not reasonably assured to it.

     Bankers Trust Company, the Debenture Trustee, may serve from time to time as trustee under other indentures or Trust agreements with the Company or its subsidiaries relating to other issues of their securities. In addition, the Company and certain of its affiliates may have other banking relationships with Bankers Trust Company and its affiliates.

RESTRICTIONS ON TRANSFER

     The Exchange Junior Subordinated Debentures (and the Exchange Junior Subordinated Debentures were) will be, issued, and may be transferred only, in blocks having an aggregate principal amount of not less than $100,000 (100 Junior Subordinated Debentures). Any such transfer of Junior Subordinated Debentures in a block having an aggregate principal amount of less than $100,000 shall be deemed to be void and of no legal effect whatsoever. Any such transferee shall be deemed not to be the holder of such Junior Subordinated Debentures for any purpose, including but not limited to the receipt of payments on such Junior Subordinated Debentures, and such transferee shall be deemed to have no interest whatsoever in such Junior Subordinated Debentures.

GOVERNING LAW

     The Junior Subordinated Indenture and the Junior Subordinated Debentures will be governed by and construed in accordance with the laws of the State of New York.

                            DESCRIPTION OF GUARANTEE

     The Original Guarantee was executed and delivered by the Company concurrently with the issuance of Original Capital Securities by the Trust for the benefit of the holders from time to time of the Original Capital Securities. The Exchange Guarantee will be executed and delivered by the Company concurrently with the issuance of the Exchange Capital Securities by the Trust for the benefit of the holders from time to time of the Exchange Capital Securities. As soon as practicable after the date hereof, the Exchange Guarantee will be exchanged by the Company for the Original Guarantee for the benefit of the holders from time to time of the Exchange Capital Securities. Bankers Trust Company will act as Guarantee Trustee under the Guarantee. This summary of certain provisions of the Exchange Guarantee and the Original Guarantee does not purport to be complete and is subject to, and qualified in its entirety by reference to, all the provisions of the Guarantee, including the definitions therein of certain terms. A copy of the form of Guarantee is available upon request from the Guarantee Trustee. The Guarantee Trustee will hold the Guarantee for the benefit of the holders of the Capital Securities.

GENERAL

     The Company has irrevocably agreed, with respect to the Original Guarantee, and will irrevocably agree with respect to the Exchange Guarantee, to pay in full on a subordinated basis, to the extent set forth herein, the Guarantee Payments (as defined below) to the holders of the Capital Securities, as and when due, regardless of any defense, right of set-off or counterclaim that the Issuer Trust may have or assert other than the defense of payment. The following payments with respect to the Capital Securities, to the extent not paid by or on behalf of the Issuer Trust (the "Guarantee Payments"), will be subject to the
Guarantee: (i) any accumulated and unpaid Distributions required to be paid on such Capital Securities, to the extent that the Issuer Trust has funds on hand available therefor at such time; (ii) the Redemption Price with respect to any Capital Securities called for redemption, to the extent that the Issuer Trust has funds on hand available therefor at such time; and (iii) upon a voluntary or involuntary dissolution, winding up or liquidation of the Issuer Trust (unless the Junior Subordinated Debentures are distributed to holders of the Capital Securities), the lesser of (a) the aggregate of the Liquidation Amount and all accumulated and unpaid Distributions to the date of payment, to the extent that the Issuer Trust has funds on hand available therefor at such time, and (b) the amount of assets of the Issuer Trust remaining available for distribution to holders of the Capital Securities on liquidation of the Issuer Trust. The Company's obligation to make a Guarantee Payment may be satisfied by direct payment of the required amounts by the Company to the holders of the Capital Securities or by causing the Issuer Trust to pay such amounts to such holders.

     The Original Guarantee, with respect to the Original Capital Securities, and the Exchange Guarantee, with respect to the Exchange Capital Securities, will be an irrevocable guarantee on a subordinated basis of the Issuer Trust's obligations under the Capital Securities, but will apply only to the extent that the Issuer Trust has funds sufficient to make such payments, and is not a guarantee of collection.

     If the Company does not make payments on the Junior Subordinated Debentures held by the Issuer Trust, the Issuer Trust will not be able to pay any amounts payable in respect of the Capital Securities and will not have funds legally available therefor. The Guarantee will rank subordinate and junior in right of payment to all Senior Indebtedness of the Company. See "-- Status of the Exchange Guarantee." The Guarantee does not limit the incurrence or issuance of other secured or unsecured debt of the Company, including Senior Indebtedness, whether under the Junior Subordinated Indenture, any other indenture that the Company may enter into in the future or otherwise.

     The Company has, through the Guarantee, the Trust Agreement, the Junior Subordinated Debentures and the Junior Subordinated Indenture, taken together, fully, irrevocably and unconditionally guaranteed all the Issuer Trust's obligations under the Capital Securities. No single document standing alone or operating in conjunction with fewer than all the other documents constitutes such guarantee. It is only the combined operation of these documents that has the effect of providing a full, irrevocable and unconditional guarantee of the Issuer Trust's obligations in respect of the Capital Securities. See "Relationship Among the Capital Securities, the Junior Subordinated Debentures and the Guarantee."

STATUS OF THE EXCHANGE GUARANTEE

     The Exchange Guarantee will constitute an unsecured obligation of the Company and will rank subordinate and junior in right of payment to all Senior Indebtedness of the Company in the same manner as the Junior Subordinated Debentures.

     The Exchange Guarantee will constitute a guarantee of payment and not of collection (i.e., the guaranteed party may institute a legal proceeding directly against the Guarantor to enforce its rights under the Guarantee without first instituting a legal proceeding against any other person or entity). The Guarantee will be held by the Guarantee Trustee for the benefit of the holders of the Capital Securities. The Guarantee will not be discharged except by payment of the Guarantee Payments in full to the extent not paid by the Issuer Trust or distribution to the holders of the Capital Securities or the Junior Subordinated Debentures.

AMENDMENTS AND ASSIGNMENT

     Except with respect to any changes which do not materially adversely affect the rights of holders of the Capital Securities (in which case no vote will be required), the Guarantee may not be amended without the prior approval of the holders of not less than a majority of the aggregate Liquidation Amount of the Capital Securities. The manner of obtaining any such approval will be as set forth under "Description of the Capital Securities -- Voting Rights; Amendment of the Trust Agreement." All guarantees and agreements contained in the Guarantee shall bind the successors, assigns, receivers, trustees and representatives of the Company and shall inure to the benefit of the holders of the Capital Securities then outstanding.

EVENTS OF DEFAULT

     An event of default under the Guarantee will occur upon the failure of the Company to perform any of its payment or other obligations thereunder, or to perform any non-payment obligation if such non-payment default remains unremedied for 30 days. The holders of not less than a majority in aggregate Liquidation Amount of the Capital Securities have the right to direct the time, method and place of conducting any proceeding for any remedy available to the Guarantee Trustee in respect of the Guarantee or to direct the exercise of any Trust or power conferred upon the Guarantee Trustee under the Guarantee.

     Any registered holder of Capital Securities may institute a legal proceeding directly against the Company to enforce its rights under the Guarantee without first instituting a legal proceeding against the Issuer Trust, the Guarantee Trustee or any other person or entity.

     The Company, as guarantor, is required to file annually with the Guarantee Trustee a certificate as to whether or not the Company is in compliance with all the conditions and covenants applicable to it under the Guarantee.

INFORMATION CONCERNING THE GUARANTEE TRUSTEE

     The Guarantee Trustee, other than during the occurrence and continuance of a default by the Company in performance of the Guarantee, undertakes to perform only such duties as are specifically set forth in the Guarantee and, after the occurrence of an event of default with respect to the Guarantee, must exercise the same degree of care and skill as a prudent person would exercise or use in the conduct of his or her own affairs. Subject to this provision, the Guarantee Trustee is under no obligation to exercise any of the powers vested in it by the Guarantee at the request of any holder of the Capital Securities unless it is offered reasonable indemnity against the costs, expenses and liabilities that might be incurred thereby.

     For information concerning the relationship between Bankers Trust Company, the Guarantee Trustee, and the Company, see "Description of Junior Subordinated Debentures -- Information Concerning the Debenture Trustee."

TERMINATION OF THE EXCHANGE GUARANTEE

     The Guarantee will terminate and be of no further force and effect upon full payment of the Redemption Price of the Capital Securities, upon full payment of the amounts payable with respect to the Capital Securities upon liquidation of the Issuer Trust or upon distribution of Junior Subordinated Debentures to the holders of the Capital Securities. The Guarantee will continue to be effective or will be reinstated, as the case may be, if at any time any holder of the Capital Securities must restore payment of any sums paid under the Capital Securities or the Guarantee.

GOVERNING LAW

     The Guarantee is governed by and construed in accordance with the laws of the State of New York.

             RELATIONSHIP AMONG THE CAPITAL SECURITIES, THE JUNIOR
                   SUBORDINATED DEBENTURES AND THE GUARANTEE

FULL AND UNCONDITIONAL GUARANTEE

     Payments of Distributions and other amounts due on the Capital Securities (to the extent the Issuer Trust has funds available for such payment) are irrevocably guaranteed by the Company as and to the extent set forth under "Description of Guarantee." Taken together, the Company's obligations under the Junior Subordinated Debentures, the Junior Subordinated Indenture, the Trust Agreement and the Guarantee provide, in the aggregate, a full, irrevocable and unconditional guarantee of payments of Distributions and other amounts due on the Capital Securities. No single document standing alone or operating in conjunction with fewer than all the other documents constitutes such guarantee. It is only the combined operation of these documents that has the effect of providing a full, irrevocable and unconditional guarantee of the Issuer Trust's obligations in respect of the Capital Securities. If and to the extent that the Company does not make payments on the Junior Subordinated Debentures, the Issuer Trust will not have sufficient funds to pay Distributions or other amounts due on the Capital Securities. The Guarantee does not cover payment of amounts payable with respect to the Capital Securities when the Issuer Trust does not have sufficient funds to pay such amounts. In such event, the remedy of a holder of the Capital Securities is to institute a legal proceeding directly against the Company for enforcement of payment of the Company's obligations under Junior Subordinated Debentures having a principal amount equal to the Liquidation Amount of the Capital Securities held by such holder.

     The obligations of the Company under the Junior Subordinated Debentures and the Guarantee are subordinate and junior in right of payment to all Senior Indebtedness.

SUFFICIENCY OF PAYMENTS

     As long as payments are made when due on the Junior Subordinated Debentures, such payments will be sufficient to cover Distributions and other payments distributable on the Capital Securities, primarily because: (i) the aggregate principal amount of the Junior Subordinated Debentures will be equal to the sum of the aggregate stated Liquidation Amount of the Capital Securities and Common Securities; (ii) the interest rate and interest and other payment dates on the Junior Subordinated Debentures will match the Distribution rate, Distribution Dates and other payment dates for the Capital Securities; (iii) the Company will pay for all and any costs, expenses and liabilities of the Issuer Trust except the Issuer Trust's obligations to holders of the Trust Securities; and (iv) the Trust Agreement further provides that the Issuer Trust will not engage in any activity that is not consistent with the limited purposes of the Issuer Trust.

     Notwithstanding anything to the contrary in the Junior Subordinated Indenture, the Company has the right to set-off any payment it is otherwise required to make thereunder against and to the extent the Company has theretofore made, or is concurrently on the date of such payment making, a payment under the Guarantee.

ENFORCEMENT RIGHTS OF HOLDERS OF EXCHANGE CAPITAL SECURITIES

     A holder of any Capital Security may institute a legal proceeding directly against the Company to enforce its rights under the Guarantee without first instituting a legal proceeding against the Guarantee Trustee, the Issuer Trust or any other person or entity. See "Description of Guarantee."

     A default or event of default under any Senior Indebtedness of the Company would not constitute a default or Event of Default in respect of the Capital Securities. However, in the event of payment defaults under, or acceleration of, Senior Indebtedness of the Company, the subordination provisions of the Junior Subordinated Indenture provide that no payments may be made in respect of the Junior Subordinated Debentures until such Senior Indebtedness has been paid in full or any payment default thereunder has been cured or waived. See "Description of Junior Subordinated Debentures -- Subordination."

LIMITED PURPOSE OF ISSUER TRUST

     The Capital Securities represent preferred undivided beneficial interests in the assets of the Issuer Trust, and the Issuer Trust exists for the sole purpose of issuing its Capital Securities and Common Securities and investing the proceeds thereof in Junior Subordinated Debentures. A principal difference between the rights of a holder of a Capital Security and a holder of a Junior Subordinated Debenture is that a holder of a Junior Subordinated Debenture is entitled to receive from the Company payments on Junior Subordinated Debentures held, while a holder of Capital Securities is entitled to receive Distributions or other amounts distributable with respect to the Capital Securities from the Issuer Trust (or from the Company under the Guarantee) only if and to the extent the Issuer Trust has funds available for the payment of such Distributions.

RIGHTS UPON DISSOLUTION

     Upon any voluntary or involuntary dissolution of the Issuer Trust, other than any such dissolution involving the distribution of the Junior Subordinated Debentures, after satisfaction of liabilities to creditors of the Issuer Trust as required by applicable law, the holders of the Capital Securities will be entitled to receive, out of assets held by the Issuer Trust, the Liquidation Distribution in cash. See "Description of Capital Securities -- Liquidation Distribution Upon Dissolution." Upon any voluntary or involuntary liquidation or bankruptcy of the Company, the Issuer Trust, as registered holder of the Junior Subordinated Debentures, would be a subordinated creditor of the Company, subordinated and junior in right of payment to all Senior Indebtedness as set forth in the Junior Subordinated Indenture, but entitled to receive payment in full of all amounts payable with respect to the Junior Subordinated Debentures before any shareholders of the Company receive payments or distributions. Since the Company is the guarantor under the Guarantee and has agreed under the Junior Subordinated Indenture to pay for all costs, expenses and liabilities of the Issuer Trust (other than the Issuer Trust's obligations to the holders of the Trust Securities), the positions of a holder of the Capital Securities and a holder of such Junior Subordinated Debentures relative to other creditors and to shareholders of the Company in the event of liquidation or bankruptcy of the Company are expected to be substantially the same.

                    CERTAIN FEDERAL INCOME TAX CONSEQUENCES

GENERAL

     The following is a summary of the principal United States federal income tax consequences of the purchase, ownership and disposition of Capital Securities. The statements of law and legal conclusions set forth in this summary regarding the tax consequences to the beneficial owners of Capital Securities (the "Securityholders") represent the opinion of Muldoon, Murphy & Faucette, Washington, D.C., counsel to the Company. This summary and the tax opinion of counsel only address the tax consequences to a person that acquires Capital Securities on their original issue at their original offering price. This summary does not address all tax consequences that may be applicable to a Securityholder, nor does it address the tax consequences to (i) persons that may be subject to special treatment under United States federal income tax law, such as banks, insurance companies, thrift institutions, regulated investment companies, real estate investment trusts, tax-exempt organizations and dealers in securities or currencies, (ii) persons that will hold Capital Securities as part of a position in a "straddle" or as part of a "hedging", "conversion" or other integrated investment transaction for federal income tax purposes, (iii) except with respect to the discussion under the caption "United States Alien Securityholders", persons whose functional currency is not the United States dollar or (iv) persons that do not hold Capital Securities as capital assets.

     This summary is based upon the Code, Treasury Regulations, Internal Revenue Service (the "IRS") rulings and pronouncements and judicial decisions now in effect, all of which are subject to change at any time. Such changes may be applied retroactively in a manner that could cause the tax consequences to vary substantially from the consequences described below, possibly adversely affecting a beneficial owner of Capital Securities. In addition, the authorities on which this summary is based (including authorities distinguishing debt from equity) are subject to various interpretations, and it is therefore possible that the federal income tax treatment of the Capital Securities may differ from the treatment described below. No ruling has been received from the IRS regarding the tax consequences of the Capital Securities. Counsel's opinion regarding such tax consequences represents only counsel's best legal judgment based on current authorities and is not binding on the IRS or the courts.

     PROSPECTIVE INVESTORS ARE ADVISED TO CONSULT WITH THEIR OWN TAX ADVISORS IN LIGHT OF THEIR OWN PARTICULAR CIRCUMSTANCES AS TO THE FEDERAL TAX CONSEQUENCES OF THE PURCHASE, OWNERSHIP AND DISPOSITION OF CAPITAL SECURITIES, AS WELL AS THE EFFECTS OF ANY STATE, LOCAL OR FOREIGN TAX LAWS.

EXCHANGE OF CAPITAL SECURITIES

     The exchange of Exchange Capital Securities for Original Capital Securities should not be a taxable event to holders for United States federal income tax purposes. The exchange of Exchange Capital Securities for Original Capital Securities pursuant to the Exchange Offer should not be treated as an "exchange" for United States federal income tax purposes because the Original Capital Securities should not be considered to differ materially in kind or extent from the Exchange Capital Securities and because the exchange will occur by operation of the terms of the Original Capital Securities. If, however, the exchange of the Exchange Capital Securities for the Original Capital Securities were treated as an exchange for United States federal income tax purposes, such exchange should constitute a recapitalization for federal income tax purposes. Accordingly, the Exchange Capital Securities should have the same issue price as the Original Capital Securities, and a holder should have the same adjusted tax basis and holding period in the Exchange Capital Securities as the holder had in the Original Capital Securities immediately before the exchange.

CLASSIFICATION OF THE ISSUER TRUST

     In the opinion of Muldoon, Murphy & Faucette, under current law and assuming compliance with the terms of the Trust Agreement, the Issuer Trust will be classified as a grantor Trust and not as an association taxable as a corporation for United States federal income tax purposes. As a result, each Securityholder will be treated as owning an undivided beneficial interest in the Junior Subordinated Debentures. Accordingly, each Securityholder will be required to include in its gross income its pro rata share of the interest, including any original issue discount, and any other income received or accrued with respect to the Junior Subordinated Debentures whether or not cash is actually distributed to the Securityholders. See "Interest Income and Original Issue Discount."

INTEREST INCOME AND ORIGINAL ISSUE DISCOUNT

     Under Treasury Regulations applicable to debt instruments issued after August 12, 1996 (the "Regulations"), a "remote" contingency that stated interest will not be timely paid will be ignored in determining whether a debt instrument is issued with original issue discount ("OID"). The Company believes that the likelihood of its exercising its option to defer payments of interest on the Junior Subordinated Debentures is remote. Based on the foregoing, in the opinion of Muldoon, Murphy & Faucette, the Junior Subordinated

Debentures will not be considered to be issued with OID at the time of their original issuance, and, accordingly, a Securityholder should include in gross income such Securityholder's allocable share of interest on the Junior Subordinated Debentures in accordance with such Securityholder's method of tax accounting.

     Under the Regulations, if the Company should actually exercise its option to defer any payment of interest, the Junior Subordinated Debentures would at that time be treated as issued with OID, and all stated interest on the Junior Subordinated Debentures would thereafter be treated as OID so long as the Junior Subordinated Debentures remained outstanding. In such event, all of a Securityholder's taxable interest income with respect to the Junior Subordinated Debentures would be accounted for as OID on an economic accrual basis regardless of such Securityholder's method of tax accounting, and actual payments of stated interest would not be reported as taxable income. Consequently, a Securityholder would be required to include in gross income OID even though the Company would not make any cash payments during an Extension Period.

     The Regulations have not been addressed in any rulings or other interpretations by the IRS, and it is possible that the IRS could take a position contrary to the interpretation herein.

     Because income on the Capital Securities will constitute interest or OID on indebtedness issued by the Company, corporate holders of the Capital Securities will not be entitled to a dividends-received deduction with respect to any income recognized with respect to the Capital Securities.

DISTRIBUTION OF JUNIOR SUBORDINATED DEBENTURES TO HOLDERS OF CAPITAL SECURITIES

     Except as noted below, under current law, a distribution by the Issuer Trust of the Junior Subordinated Debentures as described under the caption "Description of Exchange Capital Securities -- Liquidation Distribution Upon Dissolution," would be a non-taxable event to Securityholders for United States federal income tax purposes; such a distribution would result in a Securityholder receiving directly its pro rata share of the Junior Subordinated Debentures previously held indirectly through the Issuer Trust, with a holding period and aggregate tax basis equal to the holding period and aggregate tax basis such Securityholder had in its Capital Securities before such distribution; and a Securityholder would account for interest in respect of Junior Subordinated Debentures received from the Issuer Trust in the manner described above under "-- Interest Income and Original Issue Discount." If, however, the Junior Subordinated Debentures were distributed in connection with a Tax Event that would cause the Issuer Trust to be subject to United States federal income tax with respect to income received or accrued on the Junior Subordinated Debentures, the distribution likely would be a taxable event to Securityholders. In that case, Securityholders would recognize gain or loss equal to the difference between their adjusted bases in their Capital Securities and the fair market value of the Junior Subordinated Debentures distributed to the Securityholders, and they would obtain new holding periods and fair market value bases for such Junior Subordinated Debentures.

SALE OR REDEMPTION OF CAPITAL SECURITIES

     Upon a sale (including redemption) of Capital Securities, a Securityholder will recognize gain or loss equal to the difference between its adjusted tax basis in the Capital Securities and the amount realized on the sale of such Capital Securities (excluding any amount attributable to any accrued interest with respect to such Securityholder's pro rata share of the Junior Subordinated Debentures not previously included in income, which will be taxable as ordinary income). Provided that the Company does not exercise its option to defer payment of interest on the Junior Subordinated Debentures, and the Capital Securities are not considered to be issued with OID, a Securityholder's adjusted tax basis in the Capital Securities generally will be its initial purchase price. If the Junior Subordinated Debentures are deemed to be issued with OID as a result of the Company's deferral of any interest payment, a Securityholder's tax basis in the Capital Securities generally will be its initial purchase price, increased by OID previously includable in such Securityholder's gross income to the date of disposition and decreased by distributions or other payments received on the Capital Securities since and including the commencement date of the first Extension Period. Such gain or loss generally will be a capital gain or loss and generally will be a long-term capital gain or loss if the Capital Securities have been held for more than 12 months.

     Should the Company exercise its option to defer any payment of interest on the Junior Subordinated Debentures, the Capital Securities may trade at a price that does not accurately reflect the value of accrued but unpaid interest with respect to the underlying Junior Subordinated Debentures. As a result, and because a Securityholder will be required to include in income accrued but unpaid interest on Junior Subordinated Debentures and to add such amount to its adjusted tax basis, such Securityholder may recognize a capital loss on a sale of Capital Securities during an Extension Period. Subject to certain limited exceptions, capital losses cannot be applied to offset ordinary income for United States federal income tax purposes.

BACKUP WITHHOLDING TAX AND INFORMATION REPORTING

     The amount of interest paid and any OID accrued on the Capital Securities to Securityholders (other than corporations and other exempt Securityholders) will be reported to the IRS. It is expected that such income on the Capital Securities will be reported to Securityholders on Form 1099 and mailed to Securityholders by January 31 following each calendar year. "Backup" withholding at a rate of 31% will apply to payments of interest and payments of disposition (including redemption) proceeds to a non-exempt Securityholder unless the Securityholder furnishes to the payor its taxpayer identification number, certifies that such number is correct, and meets certain other conditions. Any amounts withheld from a Securityholder under the backup withholding rules will be allowable as a refund or a credit against such Securityholder's United States federal income tax liability.

UNITED STATES ALIEN SECURITYHOLDERS

     For purposes of this discussion, a United States Alien Securityholder is any corporation, individual, partnership, estate or Trust that for United States federal income tax purposes is a foreign corporation, non-resident alien individual, foreign partnership, foreign estate or foreign Trust. This discussion assumes that income with respect to the Capital Securities is not effectively connected with a trade or business in the United States in which the United States Alien Securityholder is engaged.

     Under current United States federal income tax law:

          (i) payments by the Issuer Trust or any of its paying agents to any holder of Capital Securities that is a United States Alien Securityholder generally will not be subject to withholding or other Untied States federal income tax, provided that, in the case of payments with respect to interest (including OID), (a) the beneficial owner of the Capital Securities does not actually or constructively own 10% or more of the total combined voting power of all classes of stock of the Company entitled to vote, (b) the beneficial owner of the Capital Securities is not a controlled foreign corporation that is related to the Company through stock ownership, and (c) either (A) the beneficial owner of the Capital Securities certifies to the Issuer Trust or its agent, under penalties of perjury, that it is a United States Alien Securityholder and provides its name and address or (B) a securities clearing organization, bank or other financial institution that holds customers' securities in the ordinary course of its trade or business (a "Financial Institution") and holds the Capital Securities in such capacity certifies to the Issuer Trust or its agent under penalties of perjury that such statement has been received from the beneficial owner by it or by a Financial Institution between it and the beneficial owner and furnishes the Issuer Trust or its agent with a copy thereof; and

          (ii) a United States Alien Securityholder of Capital Securities generally will not be subject to withholding or other United States federal income tax on any gain realized upon the sale or other disposition of Capital Securities.

POSSIBLE TAX LAW CHANGES

     In 1996 and 1997, the Clinton Administration proposed to amend the Code to deny deductions of interest on instruments with features similar to those of the Junior Subordinated Debentures when issued under arrangements similar to the Issuer Trust. That proposal was not passed by Congress. The Clinton Administration did not include this proposal in its fiscal year 1998 budget proposal. However, there can be no assurance that future legislative proposals, future regulations or official administrative pronouncements or future judicial decisions will not affect the ability of the Company to deduct interest on the Junior Subordinated Debentures. Such a change could give rise to a Tax Event, which may permit the Company, upon approval of the Federal Reserve if then required under applicable capital guidelines or policies of the Federal Reserve, to cause a redemption of the Capital Securities, as described more fully under "Description of Capital Securities -- Redemption."

                          CERTAIN ERISA CONSIDERATIONS

     Before authorizing an investment in the Capital Securities, fiduciaries of pension, profit sharing or other employee benefit plans subject to ERISA ("Plans") should consider, among other matters, (a) ERISA's fiduciary standards (including its prudence and diversification requirements), (b) whether such fiduciaries have authority to make such investment in the Capital Securities under the applicable Plan investment policies and governing instruments, and (c) rules under ERISA and the Code that prohibit Plan fiduciaries from causing a Plan to engage in a "prohibited transaction."

     Section 406 of ERISA and Section 4975 of the Code prohibit Plans, as well as individual retirement accounts and Keogh plans subject to Section 4975 of the Code (also "Plans"), from, among other things, engaging in certain transactions involving "plan assets" with persons who are "parties in interest" under ERISA or "disqualified persons" under the Code ("Parties in Interest") with respect to such Plan. A violation of these "prohibited transaction" rules may result in an excise tax or other liabilities under ERISA and/or Section 4975 of the Code for such persons, unless exemptive relief is available under an applicable statutory or administrative exemption. Employee benefit plans that are governmental plans (as defined in Section 3(32) of ERISA), certain church plans (as defined in Section 3(33) of ERISA) and foreign plans (as described in Section 4(b)(4) of ERISA) are not subject to the requirements of ERISA or Section 4975 of the Code.

     The Department of Labor (the "DOL") has issued a regulation (29 C.F.R.
Section 2510.3-101) (the "Plan Assets Regulation") concerning the definition of what constitutes the assets of a Plan. The Plan Assets Regulation provides that, as a general rule, the underlying assets and properties of corporations, partnerships, trusts and certain other entities in which a Plan makes an "equity" investment will be deemed, for purposes of ERISA, to be assets of the investing Plan unless certain exceptions apply.

     Pursuant to an exception contained in the Plan Assets Regulation, the assets of the Issuer Trust would not be deemed to be "plan assets" of investing Plans if, immediately after the most recent acquisition of any equity interest in the Issuer Trust, less than 25% of the value of each class of equity interests in the Issuer Trust were held by Plans, other employee benefit plans not subject to ERISA or Section 4975 of the Code (such as governmental, church and foreign plans), and entities holding assets deemed to be "plan assets" of any Plan (collectively, "Benefit Plan Investors"). No assurance can be given that the value of the Capital Securities held by Benefit Plan Investors will be less than 25% of the total value of such Capital Securities at the completion of the initial offering or thereafter, and no monitoring or other measures will be taken with respect to the satisfaction of the conditions to this exception. All the Common Securities will be purchased and held directly by the Company.

     Under another exception contained in the Plan Assets Regulation, if the Exchange Capital Securities received as a result of an Exchange Offer were to qualify as "publicly offered securities" under the Plan Assets Regulation, the assets of the Issuer Trust would not be deemed to be "plan assets" by reason of a Plan's acquisition or holding of such securities. The Exchange Capital Securities would qualify as "publicly offered securities" if, among other things, they are offered pursuant to an effective registration statement, are owned by 100 or more investors independent of the issuer and each other at the time of the offering, and are subsequently registered under the Exchange Act. It is expected that the 100 investor requirement will not be satisfied and that the Exchange Capital Securities will not be registered under the Exchange Act.

     There can be no assurance that any of the exceptions set forth in the Plan Assets Regulation will apply to the purchase of Capital Securities offered hereby and, as a result, an investing Plan's assets could be considered to include an undivided interest in the Junior Subordinated Debentures held by the Issuer Trust. In the event that assets of the Issuer Trust are considered assets of an investing Plan, the Trustees, the Company and/or other persons, in providing services with respect to the Junior Subordinated Debentures, could be considered fiduciaries to such Plan and subject to the fiduciary responsibility provisions of Title I of ERISA. In addition, certain transactions involving the Issuer Trust and/or the Capital Securities could be deemed to constitute direct or indirect prohibited transactions under ERISA and Section 4975 of the Code with respect to a Plan. For example, if the Company is a Party in Interest with respect to an investing Plan (either directly or by reason of its ownership of the Banks or other subsidiaries), extensions of credit between the Company and the Issuer Trust (as represented by the Junior Subordinated Debentures and the Guarantee) would likely be prohibited by Section 406(a)(1)(B) of ERISA and Section 4975(c)(1)(B) of the Code.

     The DOL has issued five PTCEs that may provide exemptive relief for direct or indirect prohibited transactions resulting from the purchase or holding of the Capital Securities, assuming that assets of the Issuer Trust were deemed to be "plan assets" of Plans investing in the Trust (see above). Those class exemptions are PTCE 96-23 (for certain transactions determined by in-house asset managers), PTCE 91-38 (for certain transactions involving bank collective investment funds), PTCE 95-60 (for certain transactions involving insurance company general accounts), PTCE 90-1 (for certain transactions involving insurance company pooled separate accounts), and PTCE 84-14 (for certain transactions determined by independent qualified asset managers).

     Because of ERISA's prohibitions and those of Section 4975 of the Code, the Capital Securities may not be purchased or held by any Plan, any entity whose underlying assets include "plan assets" by reason of any Plan's investment in the entity (a "Plan Asset Entity") or any other person investing "plan assets" of any Plan, unless such purchase or holding is covered by the exemptive relief provided by PTCE 96-23, 95-60, 91-38, 90-1 or 84-14 or another applicable exemption. If a purchaser or holder of the Capital Securities that is a Plan or a Plan Asset Entity elects to rely on an exemption other than PTCE 96-23, 95-60, 91-38, 90-1 or 84-14, the Company and the Issuer Trust may require a satisfactory opinion of counsel or other evidence with respect to the availability of such exemption for such purchase and holding. Any purchaser or holder of the Capital Securities that is a Plan or a Plan Asset Entity or is purchasing such securities on behalf of or with "plan assets" will be deemed to have represented by its purchase and holding thereof that (a) the purchase and holding of the Capital Securities is covered by the exemptive relief provided by PTCE 96-23, 95-60, 91-38, 90-1 or 84-14 or another applicable exemption, (b) the Company and the Administrators are not "fiduciaries," within the meaning of
Section 3(21) of ERISA and the regulations thereunder, with respect to such person's interest in the Capital Securities or the Junior Subordinated Debentures, and (c) in purchasing the Capital Securities, such person approves the purchase of the Junior Subordinated Debentures and the appointment of the Issuer Trustees.

     Any plans or other entities whose assets include Plan assets subject to ERISA or Section 4975 of the Code proposing to acquire Capital Securities should consult with their own counsel.

     Governmental Plans and certain church plans are not subject to ERISA, and are also not subject to the prohibited transaction provisions of Section 4975 of the Code. However, state laws or regulations governing the investment and management of the assets of such plans may contain fiduciary and prohibited transaction provisions similar to those under ERISA and the Code discussed above. Accordingly, fiduciaries of governmental and church plans, in consultation with the advisers, should consider the impact of their respective state laws on investments in the Capital Securities and the considerations discussed above to the extent applicable.

                   SUPERVISION, REGULATION AND OTHER MATTERS

     The following information is not intended to be an exhaustive description of the statutes and regulations applicable to the Company. The discussion is qualified in its entirety by reference to all particular statutory or regulatory provisions. Additional information regarding supervision and regulation is included in the documents incorporated herein by reference. See "Available Information."

     The business of the Company is influenced by prevailing economic conditions and governmental policies, both foreign and domestic. The actions and policy directives of the Federal Reserve determine to a significant degree the cost and the availability of funds obtained from money market sources for lending and investing. The Federal Reserve's policies and regulations also influence, directly and indirectly, the rates of interest paid by commercial banks on their time and savings deposits. The nature and impact on the Company of future changes in economic conditions and monetary and fiscal policies, both foreign and domestic, are not predictable.

     The Company is subject to supervision and examination by federal bank regulatory authorities. As a bank holding company regulated under the Bank Holding Company Act of 1956 (the "BHC Act"), the Company's primary bank regulatory authority is the Federal Reserve. Bank holding companies are expected to serve as a source of strength to their subsidiary banks under the Federal Reserve's regulations and policies. As a Maryland-chartered bank that is not a member of the Federal Reserve System, the Bank's primary federal regulator is the Federal Deposit Insurance Corporation (the "FDIC").

     The federal bank regulatory authorities have each adopted risk-based capital guidelines to which the Company and the Bank are subject. These guidelines are based on an international agreement developed by the Basle Committee on Banking Regulations and Supervisory Practices, which consists of representatives of central banks and supervisory authorities in 12 countries including the United States of America. The guidelines establish a systematic analytical framework that makes regulatory capital requirements more sensitive to differences in risk profiles among banking organizations, takes off-balance sheet exposures into explicit account in assessing capital adequacy and minimizes disincentives to holding liquid, low-risk assets. Risk-based assets are determined by allocating assets and specified off-balance sheet commitments and exposures into four weighted categories, with higher levels of capital being required for the categories perceived as representing greater risk.

     The Bank is required to maintain a minimum total risk-based ratio of 8%, of which half (4%) must be Tier 1 capital. In addition, the federal bank regulators established leverage ratio (Tier 1 capital to total adjusted average assets) guidelines providing for a minimum leverage ratio of 3% for banks meeting certain specified criteria, including excellent asset quality, high liquidity, low interest rate exposure and the highest regulatory rating. Institutions not meeting these criteria are expected to maintain a ratio which exceeds the 3% minimum by at least 100 to 200 basis points. The federal bank regulatory authorities may, however, set higher capital requirements when a bank's particular circumstances warrant.

     From time to time, the federal bank regulatory authorities, including the Federal Reserve, propose amendments to and issue interpretations of their risk-based capital guidelines and reporting instructions, which can affect reported capital ratios and net risk-adjusted assets. Effective June 26, 1996, the Federal Reserve, the Office of the Comptroller of the Currency and the FDIC issued a joint policy statement that provides guidance on sound practices for interest rate risk management and describes critical factors affecting the agencies' evaluation of a bank's interest rate risk when making a determination of capital adequacy.

     The federal banking agencies possess broad powers to take corrective action as deemed appropriate for an insured depository institution and its holding companies. The extent of these powers depends upon whether the institution in question is considered "well capitalized," "adequately capitalized," "undercapitalized," "significantly undercapitalized" or "critically undercapitalized." Generally, as an institution is deemed to be less well capitalized, the scope and severity of the agencies' powers increase. The agencies' corrective powers can include, among other things, requiring an insured financial institution to adopt a capital restoration plan which cannot be approved unless guaranteed by the institution's parent holding company; placing limits on asset growth and restrictions on activities; placing restrictions on transactions with affiliates; restricting the interest rates the institution may pay on deposits; prohibiting the institution from accepting deposits from correspondent banks; prohibiting the payment of principal or interest on subordinated debt; prohibiting the holding company from making capital distributions without prior regulatory approval; and, ultimately, appointing a receiver for the institution. Business activities may also be influenced by an institution's capital classification. For instance, only a "well capitalized" depository institution may accept brokered deposits without prior regulatory approval and only an "adequately capitalized" depository institution may accept brokered deposits with prior regulatory approval. At March 31, 1998, the Bank exceeded the required capital ratios for classification as a "well capitalized" bank.

     The deposits of the Bank are insured by the FDIC and are subject to FDIC insurance assessments. The amount of FDIC assessments paid by individual insured depository institutions is based on their relative risk as measured by regulatory capital ratios and certain other factors. Currently, the Bank is not assessed any premiums for deposits insured by either the Bank Insurance Fund ("BIF") or the Savings Association Insurance Fund ("SAIF"). A portion of the net proceeds from the Company's sale of the Junior Subordinated Debentures to the Issuer Trust likely will be used by the Company to make a capital contribution to the Bank. See "Use of Proceeds." The Bank, however, continues to pay premiums based on deposit levels to service debt on Financing Corporation bonds.

     If any insured depository institution becomes insolvent and the FDIC is appointed its conservator or receiver, the FDIC may disaffirm or repudiate any contract or lease to which such institution is a party, the performance of which is determined to be burdensome and the disaffirmance or repudiation of which is determined to promote the orderly administration of the institution's affairs. If Federal law were construed to permit the FDIC to apply these provisions to debt obligations of an insured depository institution, the result could be that such obligations would be prepaid without premium. Federal law also accords the claims of a receiver of an insured depository institution for administrative expenses and the claims of holders of deposit liabilities of such an institution priority over the claims of general unsecured creditors of such an institution in the event of a liquidation or other resolution of such institution.

     The BHC Act currently permits adequately capitalized and adequately managed bank holding companies from any state to acquire banks and bank holding companies located in any other state, subject to certain conditions. Therefore, the Company has the ability, subject to certain restrictions, including state opt-out provisions, to acquire by acquisition or merger branches outside of its home state. Competition may increase as banks branch across state lines and enter new markets.

                              PLAN OF DISTRIBUTION

     Each broker-dealer that receives Exchange Capital Securities for its own account pursuant to the Exchange Offer must acknowledge that it will deliver a prospectus in connection with any resale of such Exchange Capital Securities. This Prospectus, as it may be amended or supplemented from time to time, may be used by Participating Broker-Dealers during the period referred to below in connection with resales of Exchange Capital Securities received in exchange for Original Capital Securities if such Original Capital Securities were acquired by such Participating Broker-Dealers for their own accounts as a result of market-making activities or other trading activities. The Company and the Trust have agreed that this Prospectus, as it may be amended or supplemented from time to time, may be used by a Participating Broker-Dealer in connection with resales of such Exchange Capital Securities for a period ending 90 days after the Expiration Date (subject to extension under certain limited circumstances described herein) or, if earlier, when all such Exchange Capital Securities have been disposed of by such Participating Broker-Dealer. However, a Participating Broker-Dealer who intends to use this Prospectus in connection with the resale of Exchange Capital Securities received in exchange for Original Capital Securities pursuant to the Exchange Offer must notify the Company or the Trust, or cause the Company or the Trust to be notified, on or prior to the Expiration Date, that it is a Participating Broker-Dealer. Such notice may be given in the space provided for that purpose in the Letter of Transmittal or may be delivered to the Exchange Agent at one of the addresses set forth herein under "The Exchange Offer--Exchange Agent." See "The Exchange Offer--Resales of Exchange Capital Securities."

     The Company or the Trust will not receive any cash proceeds from the issuance of the Exchange Capital Securities offered hereby. Exchange Capital Securities received by broker-dealers for their own accounts in connection with the Exchange Offer may be sold from time to time in one or more transactions in the over-the-counter market, in negotiated transactions, through the writing of options on the Exchange Capital Securities or a combination of such methods of resale, at market prices prevailing at the time of resale, at prices related to such prevailing market prices or at negotiated prices. Any such resale may be made directly to purchasers or to or through brokers or dealers who may receive compensation in the form of commissions or concessions from any such broker-dealer and/or the purchasers of any such Exchange Capital Securities.

     Any broker-dealer that resells Exchange Capital Securities that were received by it for its own account pursuant to the Exchange Offer and any broker or dealer that participates in a distribution of such Exchange Capital Securities may be deemed to be an "underwriter" within the meaning of the Securities Act, and any profit on any such resale of Exchange Capital Securities and any commissions or concessions received by any such persons may be deemed to be underwriting compensation under the Securities Act. The Letter of Transmittal states that by acknowledging that it will deliver and by delivering a prospectus, a broker-dealer will not be deemed to admit that it is an "underwriter" within the meaning of the Securities Act.

     For a period of 90 days after the Expiration Date, the Trust and the Company will promptly send additional copies of this Prospectus and any amendment or supplement to this Prospectus to any broker-dealer that requests such documents in the Letter of Transmittal. The Trust and the Company have agreed to pay all expenses incident to the Exchange Offer (including the expenses of one counsel for the holders of the Capital Securities) other than commissions or concessions of any brokers or dealers and will indemnify the holders of the Capital Securities (including any broker-dealers) against certain liabilities, including liabilities under the Securities Act.

                             VALIDITY OF SECURITIES

     Certain matters of Delaware law relating to the validity of the Exchange Capital Securities, the enforceability of the Trust Agreement and the creation of the Issuer Trust will be passed upon by Richards, Layton & Finger, P.A., special Delaware counsel to the Company and the Issuer Trust. The validity of the Exchange Guarantee and the Junior Subordinated Debentures will be passed upon for the Company by Muldoon, Murphy & Faucette, Washington, D.C., counsel to the Company. Muldoon, Murphy & Faucette will rely as to certain matters of Delaware law on the opinion of Richards, Layton & Finger, P.A.

                            INDEPENDENT ACCOUNTANTS

     The consolidated balance sheets of Provident Bankshares Corporation and subsidiaries as of December 31, 1997 and 1996, and the related consolidated statements of income, cash flows and changes in shareholders' equity for each of the three years in the period ended December 31, 1997, incorporated by reference from the Company's Annual Report on Form 10-K for the fiscal year ended December 31, 1997 (which report is incorporated by reference), have been audited by PricewaterhouseCoopers, LLP, independent accountants, as indicated in their report thereon, which report is based in part on the report of Arthur Andersen, LLP (independent accountants of First Citizens Financial Corporation) for the years ended December 31, 1996 and 1995 (which report also is incorporated herein by reference).

                                    PART II

                   INFORMATION NOT REQUIRED IN THE PROSPECTUS

ITEM 20. INDEMNIFICATION OF DIRECTORS AND OFFICERS.

     In accordance with General Laws of the State of Maryland, Article Eleventh of the Company's Amended Articles of Incorporation provides as follows:

          Article Eleventh. Indemnification of Officers, Directors, Employees and Agents.

     ELEVENTH: The Company shall indemnify (A) its directors and officers, whether serving the Company or at its request any other entity, to the fullest extent required or permitted by the general laws of the State of Maryland now or hereafter in force, including the advance of expenses under the procedures required, and (B) other employees and agents to such extent as shall be authorized by the Board of Directors or the Company's Bylaws and be permitted by law. The foregoing rights of indemnification shall not be exclusive of any rights to which those seeking indemnification may be entitled. The Board of Directors may take such action as is necessary to carry out these indemnification provisions and is expressly empowered to adopt, approve and amend from time to time such Bylaws, resolutions or contracts implementing such provisions or such further indemnification arrangements as may be permitted by law. No amendment of the charter of the Company shall limit or eliminate the right to indemnification provided hereunder with respect to acts or omissions occurring prior to such amendment or repeal.

     The Company carries a liability insurance policy for its officers and directors.

     Under the Amended and Restated Trust Agreement, the Company has agreed to indemnify each of the Trust Administrators of the Trust, and to hold each Administrator harmless against any loss, damage, claim, liability or expense incurred without negligence or bad faith on its part, arising out of, or in connection with, the acceptance or administration of the Amended and Restated Trust Agreement, including the costs and expenses of defending itself against any claim or liability in connection with the exercise or performance of any of its powers or duties under the Trust.

ITEM 21. EXHIBITS AND FINANCIAL STATEMENT SCHEDULES

EXHIBIT NO.                           DESCRIPTION
-----------                           -----------
    4.1       Indenture of the Company relating to the Junior Subordinated
              Debentures
    4.2       Form of Certificate of Exchange Junior Subordinated
              Debenture
    4.3       Certificate of Trust of Provident Trust I
    4.4       Amended and Restated Trust Agreement
    4.5       Form of Exchange Capital Security Certificate for Provident
              Trust I
    4.6       Form of Exchange Guarantee Agreement of the Company relating to the Exchange Capital Securities
    4.7       Registration Rights Agreement
    5.1       Opinion and consent of Muldoon, Murphy & Faucette as to
              validity of the Exchange Junior Subordinated Debentures and the Exchange Guarantee to be issued by the Company
    5.2       Opinion and consent of Richards, Layton & Finger, P.A. as to the validity of the Exchange Capital Securities to be issued by Provident Trust I
    8         Opinion of Muldoon, Murphy & Faucette as to certain federal income tax matters
   12.1       Computation of ratio of earnings to fixed charges (excluding interest on deposits)
   12.2       Computation of ratio of earnings to fixed charges (including interest on deposits)
   23.1       Consent of PricewaterhouseCoopers, LLP
   23.2       Consent of Arthur Andersen, LLP
   23.3       Consent of Muldoon, Murphy & Faucette (included in Exhibit
              5.1)
   23.4       Consent of Richards, Layton & Finger, P.A. (included in
              Exhibit 5.2)

EXHIBIT NO.                           DESCRIPTION
-----------                           -----------
   24         Power of Attorney of certain officers and directors of the
              Company (located on the signature page hereto)
   25         Form T-1 Statement of Eligibility of Bankers Trust Company
              to act as trustee under the Indenture, to act as trustee
              under the Certificate of Trust of Provident Trust I, and the
              Exchange Guarantee for the benefit of the holders of
              Exchange Capital Securities of Provident Trust I
   99.1       Form of Letter of Transmittal
   99.2       Form of Notice of Guaranteed Delivery

---------------

ITEM 22. UNDERTAKINGS

     Each of the undersigned Registrants hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, as amended, each filing of a Registrant's annual report pursuant to section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in this Registration Statement shall be deemed to be a new registration statement relating to the securities offered herein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     Each of the undersigned Registrants hereby also undertakes:

        (1) to file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement;

            (i) to include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

            (ii) to reflect in the prospectus any facts or events arising after the effective date of this Registration Statement (or the most recent post-effective amendment thereto) which, individually or in the aggregate, represent a fundamental change in the information set forth in this Registration Statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20 percent change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective Registration Statement; and

            (iii) to include any material information with respect to the plan of distribution not previously disclosed in this Registration Statement or any material change to such information in this Registration Statement; provided, however, that paragraphs (1) (i) and (1) (ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by a Registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in this Registration Statement.

        (2) that, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

        (3) to remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

        (4) to deliver or cause to be delivered with the prospectus, to each person to whom the prospectus is sent or given, the latest annual report to security holders that is incorporated by reference in the prospectus and furnished pursuant to and meeting the requirements of Rule 14a-3 or Rule 14c-3 under the Securities Act of 1934, where interim financial information to be presented by Article 3 of

     Regulation S-X are not set forth in the prospectus, to deliver, or cause to be delivered to each person to whom the prospectus is sent or given, the latest quarterly report that is specifically incorporated by reference in the prospectus to provide such interim financial information.

     Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of each undersigned Registrant pursuant to the provisions, or otherwise, each Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by each undersigned Registrant of expenses incurred or paid by a director, officer of controlling person of each Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, each Registrant will, unless in the opinion of its counsel the matter has been settled by the controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

     Each of the undersigned Registrants hereby undertakes to respond to requests for information that is incorporated by reference into the Prospectus pursuant to Item 4, 10(b), 11 or 13 of this Form within one business day of receipt of such request, and to send the incorporated documents by first class mail or other equally prompt means. This includes information contained in documents filed subsequent to the effective date of the registration statement through the date of responding to the request.

     Each of the undersigned Registrants hereby undertakes to supply by means of a post-effective amendment all information concerning a transaction, and the company being acquired or involved therein, that was not the subject of and included in the registration statement when it became effective.

                                   SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, Provident Bankshares Corporation certifies that it has reasonable grounds that it meets all of the requirements for filing on Form S-4 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Baltimore, State of Maryland on the 13th day of July, 1998.

                                       PROVIDENT BANKSHARES CORPORATION

                                       By: /s/ Peter M. Martin
                                           ------------------------------------
                                           Peter M. Martin
                                           President and Chief Executive Officer

     Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated. Each of the directors and/or officers of Provident Bankshares Corporation whose signature appears below hereby appoints Peter M. Martin, James R. Wallis and Robert L. Davis, and each of them as his or her attorney-in-fact to sign in his or her name and behalf, in any and all capacities stated below and to file with the Securities and Exchange Commission any and all amendments, including post-effective amendments, to this Registration Statement on Form S-4, making such changes in the Registration Statement as appropriate, and generally to do all such things in their behalf in their capacities as directors and/or officers to enable Provident Bankshares Corporation to comply with the provisions of the Securities Act of 1933, and all requirements of the Securities and Exchange Commission.


/s/ Peter M. Martin                                    Date: July 13, 1998
-----------------------------------------------------
Peter M. Martin Chairman of the Board, President and
Chief Executive Officer (principal executive officer)

/s/ James R. Wallis                                    Date: July 13, 1998
-----------------------------------------------------
James R. Wallis
Executive Vice President and Chief Financial Officer
(principal financial and accounting officer)

/s/ Carl W. Stearn                                     Date: July 13, 1998
-----------------------------------------------------
Carl W. Stearn
Director

/s/ Robert B. Barnhill, Jr.                            Date: July 13, 1998
-----------------------------------------------------
Robert B. Barnhill, Jr.
Director

/s/ Melvin A. Bilal                                    Date: July 13, 1998
-----------------------------------------------------
Melvin A. Bilal
Director

/s/ Ward B. Coe, III                                   Date: July 13, 1998
-----------------------------------------------------
Ward B. Coe, III, Esquire
Director

/s/ M. Jenkins Cromwell, Jr.                           Date: July 13, 1998
-----------------------------------------------------
M. Jenkins Cromwell, Jr.
Director

/s/ Frederick W. Meier, Jr.                            Date: July 13, 1998
-----------------------------------------------------
Frederick W. Meier, Jr.
Director

/s/ Rosemarie Nassif                                   Date: July 13, 1998
-----------------------------------------------------
Sister Rosemarie Nassif
Director

/s/ Enos K. Fry                                        Date: July 13, 1998
-----------------------------------------------------
Enos K. Fry
Director

/s/ Herbert W. Jorgensen                               Date: July 13, 1998
-----------------------------------------------------
Herbert W. Jorgensen
Director

/s/ Charles W. Cole, Jr.                               Date: July 13, 1998
-----------------------------------------------------
Charles W. Cole, Jr.
Director

/s/ Barbara B. Lucas                                   Date: July 13, 1998
-----------------------------------------------------
Barbara B. Lucas
Director

/s/ Francis G. Riggs                                   Date: July 13, 1998
-----------------------------------------------------
Francis G. Riggs
Director

/s/ Calvin W. Burnett                                  Date: July 13, 1998
-----------------------------------------------------
Dr. Calvin W. Burnett
Director

/s/ Pierce B. Dunn                                     Date: July 13, 1998
-----------------------------------------------------
Pierce B. Dunn
Director

/s/ Mark K. Joseph                                     Date: July 13, 1998
-----------------------------------------------------
Mark K. Joseph
Director

/s/ Sheila K. Riggs                                    Date: July 13, 1998
-----------------------------------------------------
Sheila K. Riggs
Director

/s/ Thomas S. Bozzuto                                  Date: July 13, 1998
-----------------------------------------------------
Thomas S. Bozzuto
Director

     Pursuant to the requirements of the Securities Act of 1933, Provident Trust I certifies that it has reasonable grounds to believe that it meets all the requirements for filing on Form S-4 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Baltimore, State of Maryland, on the 13th day of July, 1998.

                                        PROVIDENT TRUST I

                                        By: /s/ Robert L. Davis

                                            ------------------------------------
                                            Robert L. Davis
                                            Administrator

                                        By: /s/ James R. Wallis

                                            ------------------------------------
                                            James R. Wallis
                                            Administrator

                                 EXHIBIT INDEX

EXHIBIT NO.                           DESCRIPTION
-----------                           -----------
    4.1       Indenture of the Company relating to the Junior Subordinated
              Debentures
    4.2       Form of Certificate of Exchange Junior Subordinated
              Debenture
    4.3       Certificate of Trust of Provident Trust I
    4.4       Amended and Restated Trust Agreement
    4.5       Form of Exchange Capital Security Certificate for
              ProvidentTrust I
    4.6       Form of Exchange Guarantee of the Company relating to the
              Exchange Capital Securities
    4.7       Registration Rights Agreement
    5.1       Opinion and consent of Muldoon, Murphy & Faucette as to
              validity of the Exchange Junior Subordinated Debentures and the Exchange Guarantee to be issued by the Company
    5.2       Opinion and consent of Richards, Layton & Finger, P.A. as to the validity of the Exchange Capital Securities to be issued by Provident Trust I
    8         Opinion of Muldoon, Murphy & Faucette as to certain federal income tax matters
   12.1       Computation of ratio of earnings to fixed charges (excluding interest on deposits)
   12.2       Computation of ratio of earnings to fixed charges (including interest on deposits)
   23.1       Consent of PricewaterhouseCoopers, LLP
   23.2       Consent of Arthur Andersen, LLP
   23.3       Consent of Muldoon, Murphy & Faucette (included in Exhibit
              5.1)
   23.4       Consent of Richards, Layton & Finger, P.A. (included in
              Exhibit 5.2)
   24         Power of Attorney of certain officers and directors of the
              Company (located on the signature page hereto)
   25         Form T-1 Statement of Eligibility of Bankers Trust Company
              to act as trustee under the Indenture, to act as trustee
              under the Certificate of Trust of Provident Trust I, and the
              Exchange Guarantee for the benefit of the holders of
              Exchange Capital Securities of Provident Trust I
   99.1       Form of Letter of Transmittal
   99.2       Form of Notice of Guaranteed Delivery